EX-17(c)

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      SELIGMAN
      GLOBAL FUND SERIES, INC.
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      EMERGING MARKETS FUND

      GLOBAL GROWTH FUND

      GLOBAL SMALLER COMPANIES FUND

      GLOBAL TECHNOLOGY FUND

      INTERNATIONAL GROWTH FUND

                                             ANNUAL REPORT
                                             OCTOBER 31, 2008

                                             INVESTING AROUND
                                             THE WORLD FOR
                                             CAPITAL APPRECIATION

                                                        [JWS LOGO]

                                                   J.& W. SELIGMAN & CO.
                                                       INCORPORATED

                                                      ESTABLISHED 1864

                                             100 PARK AVENUE, NEW YORK, NY 10017

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[SELIGMAN INVESTMENTS LOGO]

EXPERIENCE

Seligman has been in business for more than 140 years, at times playing a central role in the financial development of the country and its markets. Over that time, the firm has managed clients' wealth through dramatic market changes and has remained a consistent, reliable presence on Wall Street. Today, Seligman is drawing on its long history and long-term perspective as we focus on the future and on developing investment solutions that help clients arrive at their goals.

INSIGHT

Asset management is driven by insight -- into the direction of the economy, how companies will perform, how markets will behave, and how investors will respond. Portfolio managers at the firm have been in the investment business, on average, for more than 20 years. Over that time, they have refined their ability to assess a company's prospects, management, and products, while also weighing the impact of economic and market cycles, new trends, and developing technologies.

SOLUTIONS

Seligman's commitment to the development of innovative investment products -- including the nation's first growth mutual fund, pioneering single-state municipal funds, and one of the country's premier technology funds -- defines our past and informs our future. Our ongoing research into the nature of investment risk -- begun in the early 1990s -- has resulted in the Seligman Time Horizon Matrix(R) asset allocation strategy that redefines the relationship between risk and reward over time. The strategy offers investors a variety of investment solutions for goals ranging from college savings to retirement planning. Whether you select Seligman for one investment product, or as a comprehensive asset manager, we believe we can help you reach your goals.

TABLE OF CONTENTS

To The Shareholders                                                         1

Benchmarks                                                                  2

Investment Reports                                                          3

Performance and Portfolio Overview                                          8

Understanding and Comparing Your Fund's Expenses                           20

Portfolios of Investments                                                  22

Statements of Assets and Liabilities                                       32

Statements of Operations                                                   33

Statements of Changes in Net Assets                                        34

Notes to Financial Statements                                              36

Financial Highlights                                                       48

Report of Independent Registered Public Accounting Firm                    63

Matters Relating to the Directors' Consideration of the Approval of
   the Investment Management Services Agreement and Subadvisory
   Agreement                                                               64

Proxy Results                                                              69

Directors and Officers                                                     70

Additional Fund Information                                                73

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To The Shareholders

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., completed its acquisition of Seligman Global Fund Series' investment manager, J. & W. Seligman & Co. Incorporated.

At a Special Meeting of Shareholders, held on November 3, 2008, shareholders voted to approve a new investment management services agreement between the Series and RiverSource Investments. Shareholders also voted to approve a sub-advisory agreement between RiverSource Investments and Wellington Management Company, LLP, the portfolio managers of Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Smaller Companies Fund, and Seligman International Growth Fund. Shareholders also elected 10 new directors to the Series' Board. Details of the proxy vote can be found on page 69 of this report.

As a result of the Special Meeting, and in conjunction with the completion of the acquisition, RiverSource Investments became the investment manager of Seligman Global Fund Series. Additionally, Stephen R. Lewis and Patrick T. Bannigan assumed responsibility as each Fund's Chairman and President, respectively. There will be no change with respect to each Fund's Portfolio Manager and investment team.

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MANAGER
UNTIL NOVEMBER 6, 2008
J. & W. Seligman & Co. Incorporated
100 Park Avenue
New York, NY 10017

FROM NOVEMBER 7, 2008
RiverSource Investments, LLC
200 Ameriprise Financial Center
Minneapolis, MN 54474

SHAREHOLDER SERVICE AGENT
Seligman Data Corp.
100 Park Avenue
New York, NY 10017

MAIL INQUIRIES TO:
P.O. Box 9759
Providence, RI 02940-9759

GENERAL DISTRIBUTOR
Seligman Advisors, Inc.
100 Park Avenue
New York, NY 10017

SUBADVISER
Subadviser to Seligman Emerging
Markets Fund, Seligman Global
Growth Fund, Seligman Global
Smaller Companies Fund, and
Seligman International Growth Fund:

Wellington Management Company, LLP
75 State Street
Boston, MA 02109

INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP

IMPORTANT TELEPHONE NUMBERS
(800) 221-2450     Shareholder Services
(800) 445-1777     Retirement Plan Services
(212) 682-7600     Outside the United States
(800) 622-4597     24-Hour Automated
                   Telephone Access Service

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Benchmarks

Averages

LIPPER EMERGING MARKETS FUNDS AVERAGE -- This average comprises mutual funds which seek long-term capital appreciation by investing at least 65% of total assets in emerging market equity securities, where "emerging market" is defined by a country's GNP per capita or other economic measures.

LIPPER GLOBAL FUNDS AVERAGE -- This average comprises mutual funds which invest at least 25% of their portfolios in equity securities traded outside the US, and may own US securities as well.

LIPPER GLOBAL LARGE-CAP GROWTH FUNDS AVERAGE -- This average comprises mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies both inside and outside of the US with market capitalizations (on a three-year weighted basis) greater than the 500th-largest company in the S&P/Citigroup World Broad Market Index (BMI). Large-cap growth funds typically have an above-average price-to-cash flow ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P/Citigroup World BMI.

LIPPER GLOBAL SCIENCE & TECHNOLOGY FUNDS AVERAGE -- This average comprises mutual funds which invest primarily in the equity securities of domestic and foreign companies engaged in science and technology.

LIPPER GLOBAL SMALL/MID-CAP FUNDS AVERAGE -- This average comprises mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies both inside and outside of the US with market capitalizations (on a three-year weighted basis) less than the 500th-largest company in the S&P/Citigroup World BMI. Small/mid-cap core funds typically have an average price-to-cash flow ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P/Citigroup World BMI.

LIPPER INTERNATIONAL FUNDS AVERAGE -- This average comprises mutual funds which invest their assets in equity securities whose primary trading markets are outside the US.

LIPPER INTERNATIONAL MULTI-CAP GROWTH FUNDS AVERAGE -- This average comprises mutual funds that, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-cap funds typically have 25% to 75% of their assets invested in companies strictly outside of the US with market capitalizations (on a three-year weighted basis) greater than the 250th-largest company in the S&P/Citigroup World ex-U.S. BMI. Multi-cap growth funds typically have an above-average price-to-cash flow ratio, price-to-book ratio, and three-year sales-per-share growth value compared to the S&P/Citigroup World ex-U.S. BMI.

Indices

MORGAN STANLEY CAPITAL INTERNATIONAL EAFE (EUROPE, AUSTRALASIA, FAR EAST) INDEX ("MSCI EAFE INDEX") -- This is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the US and Canada.

MORGAN STANLEY CAPITAL INTERNATIONAL EAFE (EUROPE, AUSTRALASIA, FAR EAST) GROWTH INDEX ("MSCI EAFE GROWTH INDEX") -- This is a free float-adjusted market capitalization-weighted index that measures stock market performance of the developed markets in Europe, Australasia, and the Far East with a greater-than-average growth orientation.

MORGAN STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS INDEX ("MSCI EM INDEX") -- This is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets.

MORGAN STANLEY CAPITAL INTERNATIONAL WORLD GROWTH INDEX ("MSCI WORLD GROWTH INDEX") -- This is a free float-adjusted market capitalization-weighted equity index representing "growth" (high price-to-book value) securities in the world's developed stock markets.

MORGAN STANLEY CAPITAL INTERNATIONAL WORLD INDEX ("MSCI WORLD INDEX") -- This is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance.

MORGAN STANLEY CAPITAL INTERNATIONAL WORLD IT INDEX ("MSCI WORLD IT INDEX") -- This is a free float-adjusted market capitalization index designed to measure information technology stock performance in the global developed equity markets.

S&P/CITIGROUP BROAD MARKET LESS THAN US $2 BILLION INDEX -- This index represents the entire universe of institutionally investable securities with a total available market capitalization of at least the local equivalent of US $100 million and not more than US $2 billion.

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Adapted from materials from Lipper Analytical Services Inc., Morgan Stanley
Capital International, and Standard & Poor's.

The averages and indices are unmanaged benchmarks that assume reinvestment of distributions. The performance of the averages excludes the effect of fees, taxes, and sales charges, and the performance of the indices also excludes the effect of expenses. Investors cannot invest directly in an unmanaged average or index.

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Investment Report
Seligman Emerging Markets Fund

HOW DID SELIGMAN EMERGING MARKETS FUND PERFORM DURING THE FISCAL YEAR ENDED OCTOBER 31, 2008?

For the fiscal year ended October 31, 2008, Seligman Emerging Markets Fund posted a total return of -54.6%, based on the net asset value of Class A shares. The Fund's benchmark, the MSCI Emerging Markets (EM) Index returned -56.2% and the Fund's peer group, as measured by the Lipper Emerging Markets Funds Average, returned -33.6% for the same period.

WHAT MARKET CONDITIONS AND EVENTS MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

The global financial crisis, seizure in the credit markets, and economic downturn in the developed markets have spilled over into emerging markets. Economic growth rates are decelerating, and companies' abilities to access the capital markets have been extremely limited. While emerging market countries overall are better positioned than in past crises, they cannot escape the global market and growth downturn.

Emerging markets suffered double-digit declines during the period, with most falling in excess of 45%. China and Russia fell the most, plunging 65% and 63%, respectively. Performance was just as weak at the sector level, as all ten sectors in the Fund's benchmark posted double-digit declines, with all but health care falling in excess of 40%. (All returns are in US dollar terms.)

WHAT INVESTMENT STRATEGIES OR TECHNIQUES MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

The Fund's performance, relative to the benchmark, benefited primarily from a sector overweight to health care, a geographical overweight to Egypt and Brazil, and stock selection in materials and industrials. At the security level, the top contributors to relative performance during the year were Sociedad Quimica y Minera (Chile), Petroleo Brasileiros (Brazil), and Evraz Group (Russia). Sociedad Quimica y Minera, an integrated producer and distributor of specialty fertilizers, iodine, and lithium,

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      Fund Objective

      Seligman Emerging Markets Fund seeks long-term capital appreciation by investing primarily in equity securities of emerging markets around the world.

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      Seligman Emerging Markets Fund is managed by Vera M. Trojan of Wellington
      Management Company, LLP. She is supported by a team of investment professionals responsible for research and trading consistent with the Fund's investment objectives.

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enjoyed strong gains during the first half of the year as global demand for fertilizers increased and drove prices to record high levels. Shares of Brazil-based oil and gas exploration and production company Petrol Brasileiros rallied early in the year on higher oil prices and discoveries in offshore fields, but declined in the third quarter as oil prices fell. Evraz, a leading producer of steel in Russia, benefited early in the year from its dominant positions in the fast-growing construction and railroad markets, but sold off during the third quarter on concerns that the government might try to reduce domestic steel prices.

Stock selection in health care and information technology, and in India and Brazil, and an underweight to Taiwan detracted from relative performance during the period. At the security level, our investment strategy in Yangzijiang Shipbuilding (China), Samsung Electronics (South Korea), and Impala Platinum (South Africa) detracted from relative performance. Shares of Yangzijiang Shipbuilding, one of China's leading producers of shipping vessels, fell sharply early in the year as faster than expected steel price increases and concerns of slowing order flow weighed on the share price. An underweight position in Samsung Electronics detracted from relative performance as shares of the consumer electronics manufacturer fell less than the benchmark during the period. Shares of Impala Platinum, one of the largest platinum producers in the world, declined sharply in the third quarter along with most commodity producers on fears of slowing global demand.

We are using this period of turmoil to buy very high quality stocks at distressed valuations. The Fund's portfolio remains underweight in financials, relative to the benchmark, as this sector is at the heart of the global financial crisis, and we believe will shrink, relative to its former size. Furthermore, we are limiting exposure to currencies of countries with weak national balance sheets either due to a large current account deficit or a large stock of short-term external debt. As a result, we have hedged part or all of our South Korean Won, South African Rand, Turkish Lira, and Hungarian Forint exposure. We also moved from overweight to underweight Russia during the third quarter, but still suffered losses as political risk increased significantly. We have sold most of our Russian holdings, but maintain positions in government-linked resource companies. In addition, we have moved to a modest underweight in the materials and energy sectors, and added to holdings in consumer discretionary, health care, consumer staples, and utility stocks.

Recent coordinated moves by global central banks are, in our view, positive steps toward addressing financial market dislocations. Our objective is to position the portfolio into those stocks and countries that will have strong businesses when operating conditions improve.

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THE VIEWS AND OPINIONS EXPRESSED ARE THOSE OF THE PORTFOLIO MANAGER(S), ARE
PROVIDED FOR GENERAL INFORMATION ONLY, AND DO NOT CONSTITUTE SPECIFIC TAX, LEGAL, OR INVESTMENT ADVICE TO, OR RECOMMENDATIONS FOR, ANY PERSON. THERE CAN BE NO GUARANTEE AS TO THE ACCURACY OF MARKET FORECASTS. OPINIONS, ESTIMATES, AND FORECASTS MAY BE CHANGED WITHOUT NOTICE.

                                                                               3

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Investment Report
Seligman Global Growth Fund

HOW DID SELIGMAN GLOBAL GROWTH FUND PERFORM DURING THE FISCAL YEAR ENDED OCTOBER 31, 2008?

For the fiscal year ended October 31, 2008, Seligman Global Growth Fund posted a total return of -53.0%, based on the net asset value of Class A shares. The MSCI World Index and the MSCI World Growth Index returned -41.5% and -40.7%, respectively. The Lipper Global Funds Average and the Lipper Global Large-Cap Growth Funds Average returned -42.6% and -28.3%, respectively for the same period.

WHAT MARKET CONDITIONS AND EVENTS MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Worldwide recession fears and a global financial market shock of historic proportions resulted in a challenging twelve-month period for global equities. Credit markets continued to deteriorate and market volatility reached record levels. Global equity markets declined sharply amid increasing signs that deteriorating housing, employment, and credit markets in the US are driving slower global economic growth. Within the benchmark MSCI World Growth Index, all sectors posted double-digit negative returns, with the financials and materials sectors down the most and the defensive health care and consumer staples sectors down the least.

WHAT INVESTMENT STRATEGIES OR TECHNIQUES MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

The Fund's performance, relative to the MSCI World Growth Index, was driven primarily by stock selection as investments in Lehman Brothers (financials), Electronic Arts (information technology), and Las Vegas Sands (consumer discretionary) detracted. Shares of investment bank Lehman Brothers fell as capital markets seized up and the company was forced to seek

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      Fund Objective

      Seligman Global Growth Fund seeks long-term capital appreciation by investing primarily in the stocks of companies that have the potential to benefit from global economic or social trends.

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      Seligman Global Growth Fund is managed by Matthew Hudson of Wellington
      Management Company, LLP. He is supported by a team of investment professionals responsible for research and trading consistent with the Fund's investment objectives.

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bankruptcy protection. Although the portfolio's position in Lehman was sold prior to the company's bankruptcy due to concerns over the firm's liquidity and solvency, the position was still a negative contributor. Shares of Electronic Arts, an interactive entertainment software company, drifted lower during the period as the company reported disappointing bottom-line results due to high development costs and acquisition-related charges. Las Vegas Sands, a casino operator, suffered due to the weakening US consumer and increased competition and regulation in Macau, China.

The leading contributors to relative performance during the year were St. Jude Medical (Health Care), Monsanto (Materials), and Teva Pharmacetical (Health
Care). Shares of St. Jude Medical, a manufacturer of medical devices for heart-related and neurological conditions, were relatively strong after the company announced better-than-expected earnings and raised its full year earnings guidance. Strong results were attributed to a rebound in sales of its implantable cardioverter defibrillators (ICDs). Monsanto, a global seed producer and crop chemical company, was also relatively strong as the company benefited from strong demand for its seed and crop protection products and raised full year earnings guidance. Israel-based drug manufacturer Teva was a relative contributor as the company reported better-than-expected second quarter earnings driven by strong sales of its multiple-sclerosis drug, Copaxone.

As usual, the Fund is positioned for growth. As a result of bottom up fundamental research, the Fund's largest overweight sector allocations at the end of the reporting period were health care, telecommunication services, and information technology and the largest underweights were consumer discretionary, consumer staples, and utilities. The Fund has limited exposure, relative to the MSCI World Growth Index, to consumer-related sectors, as we believe that global consumer spending may continue to slow due to a difficult economy. Our focus remains on stock selection that results from intense bottom-up research, diligently meeting with the management of leading global companies, and leveraging the strong research capabilities of our firm. We have strong conviction in the Fund's portfolio holdings and process and are optimistic about the Fund's positioning.

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THE VIEWS AND OPINIONS EXPRESSED ARE THOSE OF THE PORTFOLIO MANAGER(S), ARE
PROVIDED FOR GENERAL INFORMATION ONLY, AND DO NOT CONSTITUTE SPECIFIC TAX, LEGAL, OR INVESTMENT ADVICE TO, OR RECOMMENDATIONS FOR, ANY PERSON. THERE CAN BE NO GUARANTEE AS TO THE ACCURACY OF MARKET FORECASTS. OPINIONS, ESTIMATES, AND FORECASTS MAY BE CHANGED WITHOUT NOTICE.

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Investment Report
Seligman Global Smaller Companies Fund

HOW DID SELIGMAN GLOBAL SMALLER COMPANIES FUND PERFORM DURING THE FISCAL YEAR ENDED OCTOBER 31, 2008?

For the fiscal year ended October 31, 2008, Seligman Global Smaller Companies Fund posted a total return of -52.5%, based on the net asset value of Class A shares. The Fund's benchmark, the S&P/Citigroup Broad Market Less Than US$2 Billion Index returned -47.2%. The Lipper Global Small/Mid-Cap Funds Average returned -29.1% for the same period.

WHAT MARKET CONDITIONS AND EVENTS MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Emerging markets declined the most, with particular weakness in the emerging markets of Europe and Asia. All ten sectors within the Fund's benchmark declined during the period, led by materials, telecommunication services, and consumer discretionary. Consumer staples and utilities posted more modest declines relative to the other sectors.

WHAT INVESTMENT STRATEGIES OR TECHNIQUES MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Stock selection was the major driver of underperformance during the fiscal year. Stock selection was weakest in the industrials and utilities sectors and strongest in the information technology and health care sectors. Weak relative performers included Infinity Bio-Energy (Brazil), Force Protection (United States), and Dufry Group (Switzerland). Shares of Infinity Bio Energy, a producer of ethanol-based alternative fuels, declined as the market prices of ethanol moved lower, and as capital constraints weighed on the company. Shares of Force Protection, a US maker of blast-protected vehicles, declined on reduced expectations for future personnel combat vehicles. Shares of Dufry Group, a global operator of duty-free

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      Fund Objective

      Seligman Global Smaller Companies Fund seeks long-term capital appreciation by investing in smaller-company stocks in the US and around the world.

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      Seligman Global Smaller Companies Fund is co-managed by Jamie A. Rome and
      Simon H. Thomas, of Wellington Management Company, LLP. They are supported by a team of investment professionals responsible for research and trading consistent with the Fund's investment objectives.

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stores, fell on concerns that a global economic slowdown would change the trajectory of earnings growth.

Strong relative performers included Point (Japan), Unicharm Petcare (Japan), and BPZ Resources (United States). Point, a Japan-based clothing store chain operator, benefited from robust summer sales and posted higher profits due to successful store openings and strong inventory turnover. Shares of Unicharm Petcare, a pet care product manufacturer, rose as the company gained domestic market share from global competitors. Shares of BPZ Resources, a Houston-based company with oil assets in Peru, appreciated after the company announced better-than-expected proven reserves and production levels grew materially.

Overweights to the health care and energy sectors and underweights to the consumer discretionary and materials sectors contributed positively to the Fund's relative performance. These allocation effects were counterbalanced by an underweight to the outperforming financials sector.

At the end of the fiscal year, the Fund was overweight health care and energy, relative to the benchmark, and underweight in consumer discretionary and financials. However, our research across all sectors has produced compelling, individual stock ideas. While we largely maintain our neutral geographic positioning, we are underweight North America and overweight Latin America and Europe as a result of bottom-up stock selection.

Seligman Global Smaller Companies Fund's investment approach is bottom-up focused, looking for growth and special situations, and utilizes intensive fundamental research with a global perspective. Typically, the greatest value added comes at the stock and industry level.

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THE VIEWS AND OPINIONS EXPRESSED ARE THOSE OF THE PORTFOLIO MANAGER(S), ARE
PROVIDED FOR GENERAL INFORMATION ONLY, AND DO NOT CONSTITUTE SPECIFIC TAX, LEGAL, OR INVESTMENT ADVICE TO, OR RECOMMENDATIONS FOR, ANY PERSON. THERE CAN BE NO GUARANTEE AS TO THE ACCURACY OF MARKET FORECASTS. OPINIONS, ESTIMATES, AND FORECASTS MAY BE CHANGED WITHOUT NOTICE.

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Investment Report
Seligman Global Technology Fund

HOW DID SELIGMAN GLOBAL TECHNOLOGY FUND PERFORM DURING THE FISCAL YEAR ENDED OCTOBER 31, 2008?

For the fiscal year ended October 31, 2008, Seligman Global Technology Fund posted a total return of -40.6%, based on the net asset value of Class A shares. The Fund's benchmarks, the MSCI World Index and the MSCI World IT Index returned -41.5% and -43.3%, respectively. The Fund's peer groups, as measured by the Lipper Global Funds Average and the Lipper Global Science & Technology Funds Average, returned -42.6% and -43.1%, respectively, for the same period.

WHAT MARKET CONDITIONS AND EVENTS MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Technology markets suffered overall declines during the fiscal year ended October 31, 2008, ending the period as many other markets did: in negative territory. Instability was a central theme, with stocks pulling back and rebounding, only to retreat once again. With increasing concern of a global economic crisis looming, consumer spending continued to decline.

WHAT INVESTMENT STRATEGIES OR TECHNIQUES MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Stock selection was the primary driver of the Fund's relative outperformance during the fiscal year. Stock selection was the strongest in the communications equipment industry as the Fund did not own several names that were especially detrimental to the benchmark's performance. Stock selection was weakest in the computers and peripherals industry. The strongest relative performers included Utimasco Safeware (Germany), Asiainfo Holdings (China), and Ariba (US). Utimaco Safeware, a leading global provider of data security solutions, benefitted from strong revenue growth during the

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      Fund Objective

      Seligman Global Technology Fund seeks long-term capital appreciation by investing in securities of companies around the world that operate in the technology and technology-related industries.

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      Seligman Global Technology Fund is managed by the Seligman Technology
      Group, led by Paul Wick. The Fund's portfolio manager, Richard Parower, is assisted by the Group's team of investment professionals located in New York, NY and Palo Alto, CA, responsible for research and trading consistent with the Fund's investment objectives.

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period and was acquired by UK-based anti-virus provider Sophos during the period. Asiainfo Holdings provides telecom software solutions and IT security products and services to telecommunications services providers in China. Strong revenue growth exceeded expectations and the company announced several significant contracts with China's major telecom carriers during the period. Ariba, a provider of spend management solutions, also surpassed expectations during the period, and it was reflected in the company's stock price.

Weak relative performers included Autodesk (US), Amdocs (US), and Marvell Technology Group (US). Autodesk, a design software and service company, suffered during the period as industry fundamentals declined on slowing end-user demand. Amdocs, which provides billing and customer relationship management software to the telecommunications industry, saw a decline in profits during the period and missed analyst expectations. The company, which earned substantial revenue from outside the US, cited the unprecedented extreme volatility in exchange rates and the rapid strengthening of the US dollar against other currencies as a reason for this decline. Marvell Technology, a semiconductor company, scaled back expectations during the period and saw its stock decline during the period after issuing a cautious outlook despite increased income and strong chip demand.

The Fund's largest industry allocation, which was a considerable overweight relative to the benchmark during the fiscal year, was to the software industry. The industry was among the better performers in the benchmark and had a positive impact on the Fund's absolute and relative investment results. The area that had the largest overall positive impact on the Fund's investment results during the period was the communications equipment industry. The Fund maintained a weighting that was nearly half that of the benchmark, which aided relative performance, as the industry posted the worst performance among all of the benchmark's industries. Other notable industries in which the Fund's allocation was rewarded, relative to the benchmark, were IT services, diversified telecommunications services, and semiconductors. Areas in which industry allocation detracted from relative investment results included internet software and services, computers and peripherals, and healthcare equipment and supplies.

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THE VIEWS AND OPINIONS EXPRESSED ARE THOSE OF THE PORTFOLIO MANAGER(S), ARE
PROVIDED FOR GENERAL INFORMATION ONLY, AND DO NOT CONSTITUTE SPECIFIC TAX, LEGAL, OR INVESTMENT ADVICE TO, OR RECOMMENDATIONS FOR, ANY PERSON. THERE CAN BE NO GUARANTEE AS TO THE ACCURACY OF MARKET FORECASTS. OPINIONS, ESTIMATES, AND FORECASTS MAY BE CHANGED WITHOUT NOTICE.

Investment Report
Seligman International Growth Fund

HOW DID SELIGMAN INTERNATIONAL GROWTH FUND PERFORM DURING THE FISCAL YEAR ENDED OCTOBER 31, 2008?

For the fiscal year ended October 31, 2008, Seligman International Growth Fund posted a total return of -58.1%, based on the net asset value of Class A shares. The MSCI EAFE Index and the MSCI EAFE Growth Index returned -46.3% and -44.6%, respectively. The Lipper International Funds Average and the Lipper International Multi-Cap Growth Funds Average, returned -48.0% and -31.5%, respectively, for the same period.

WHAT MARKET CONDITIONS AND EVENTS MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Global equity markets declined sharply in the latter half of the period amid increasing signs that deteriorating housing, employment, and credit markets in the US were driving slower global economic growth. Shares tumbled in September after a proposed financial market bailout plan was rejected by the US House of Representatives.

Within the benchmark MSCI EAFE Growth Index, all sectors posted negative double-digit returns for the twelve-month period. Health care and consumer staples fell the least, while financials and materials declined the most.

WHAT INVESTMENT STRATEGIES OR TECHNIQUES MATERIALLY AFFECTED THE FUND'S PERFORMANCE DURING THE PERIOD?

Security selection was the main driver of the Fund's underperformance, relative to the MSCI EAFE Growth Index, during the period and it was particularly weak in consumer discretionary, financials, and consumer staples. The leading detractors to relative performance during the period were Arcandor (consumer discretionary), Volkswagen (consumer discretionary), and Elan (health care). Shares of Arcandor, Germany's largest

--------------------------------------------------------------------------------

      Fund Objective

      Seligman International Growth Fund seeks long-term capital appreciation by investing primarily in the stocks of medium-sized and larger-sized companies outside the US.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Seligman International Growth Fund is managed by Andrew S. Offit of Wellington Management Company, LLP. He is supported by a team of investment professionals responsible for research and trading consistent with the Fund's investment objectives.

--------------------------------------------------------------------------------

department store chain, declined amid poor domestic consumer sentiment. Automobile manufacturer Volkswagen detracted from the Fund's investment results, as we eliminated the portfolio's position in this strong performer early in the period. Shares of neuroscience-based biotechnology firm Elan declined on disappointing developments concerning the firm's experimental Alzheimer's disease drug, Bapineuzumab, and multiple-sclerosis drug, Tysabri.

Relative contributors to Fund performance included K&S (materials), Teva Pharmaceutical (health care) and Autonomy (information technology). Shares of K&S, a Germany-based chemical company and European leader in potash products, rose after the company announced greater-than-expected revenue and earnings due to increases in the average selling price for potash. We locked in profits and eliminated the position toward the end of the period. Israel-based drug manufacturer Teva was a relative contributor as the company reported better-than-expected second quarter earnings driven by strong sales of its multiple-sclerosis drug, Copaxone. Autonomy was another strong contributor to relative Fund performance after the company pre-announced better-than-expected second quarter earnings due to strong growth in its enterprise search segment. The firm helps companies to retrieve, contextualize, and process the vast quantities of unstructured electronic data they generate and store.

Finding growth has been very difficult in the current environment. As a result, we have been finding growth stocks in both traditional growth industries as well as less economically sensitive industries. Our key sector over/under weights are as follows: overweight health care, telecommunication services, and information technology and underweight utilities, consumer discretionary, and industrials.

We are currently witnessing some of the most challenging markets in decades. That said, we are encouraged by the coordinated global government action to stem the current global credit crisis. As credit begins to return to normal conditions, we expect the disconnect between price and fundamentals to narrow, benefiting active management (particularly those that remain true to their growth process). As market health is restored, we would expect this to be a very favorable period for the Fund, both in absolute and relative terms.

Our focus remains on stock selection that results from intense bottom-up research, diligently meeting with the management of leading global companies, and leveraging the strong research capabilities of our firm. We have strong conviction in our holdings and process and are optimistic about the Fund's positioning.

----------
THE VIEWS AND OPINIONS EXPRESSED ARE THOSE OF THE PORTFOLIO MANAGER(S), ARE PROVIDED FOR GENERAL INFORMATION ONLY, AND DO NOT CONSTITUTE SPECIFIC TAX, LEGAL, OR INVESTMENT ADVICE TO, OR RECOMMENDATIONS FOR, ANY PERSON. THERE CAN BE NO GUARANTEE AS TO THE ACCURACY OF MARKET FORECASTS. OPINIONS, ESTIMATES, AND FORECASTS MAY BE CHANGED WITHOUT NOTICE.

Performance and Portfolio Overview

This section of the report is intended to help you understand the performance of each Fund of Seligman Global Fund Series and to provide a summary of each Fund's portfolio characteristics.

PERFORMANCE DATA QUOTED IN THIS REPORT REPRESENTS PAST PERFORMANCE AND DOES NOT INDICATE OR GUARANTEE FUTURE INVESTMENT RESULTS. THE RATES OF RETURN WILL VARY AND THE PRINCIPAL VALUE OF AN INVESTMENT WILL FLUCTUATE. SHARES, IF REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. CURRENT PERFORMANCE MAY BE LOWER OR HIGHER THAN THE PERFORMANCE DATA QUOTED. TOTAL RETURNS OF EACH OF THE FUNDS (EXCEPT FOR CLASS I SHARES) AS OF THE MOST RECENT MONTH-END WILL BE MADE AVAILABLE AT WWW.SELIGMAN.COM(1) BY THE SEVENTH BUSINESS DAY FOLLOWING THAT MONTH-END. Calculations assume reinvestment of distributions. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares. J. & W. Seligman & Co. Incorporated (the "Manager") has contractually undertaken to waive its management fee and/or to reimburse expenses to the extent a Fund's "other expenses" (other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.85% per annum of average daily net assets of Seligman Emerging Markets Fund, Seligman Global Growth Fund, and Seligman International Growth Fund. These undertakings will remain in effect at least until February 28, 2009. Other fee waiver/expense reimbursement arrangements were in effect prior to these current arrangements. In addition, returns for the periods that include the year ended October 31, 2004 include the effect of payments from the Manager to Seligman Global Growth Fund, Seligman Global Smaller Companies Fund, and Seligman Global Technology Fund. Absent such reimbursements and payments, returns would have been lower.

RETURNS FOR CLASS A SHARES ARE CALCULATED WITH AND WITHOUT THE EFFECT OF THE INITIAL 5.75% MAXIMUM SALES CHARGE THAT BECAME EFFECTIVE ON JANUARY 7, 2008. RETURNS FOR CLASS B SHARES ARE CALCULATED WITH AND WITHOUT THE EFFECT OF THE MAXIMUM 5% CONTINGENT DEFERRED SALES CHARGE ("CDSC"), CHARGED ON REDEMPTIONS MADE WITHIN ONE YEAR OF THE DATE OF PURCHASE, DECLINING TO 1% IN THE SIXTH YEAR AND 0% THEREAFTER. THE TEN-YEAR RETURNS FOR CLASS B SHARES REFLECT AUTOMATIC CONVERSION TO CLASS A SHARES APPROXIMATELY EIGHT YEARS AFTER THEIR DATE OF PURCHASE. RETURNS FOR CLASS C AND CLASS R SHARES ARE CALCULATED WITH AND WITHOUT THE EFFECT OF THE 1% CDSC, CHARGED ON REDEMPTIONS MADE WITHIN ONE YEAR OF THE DATE OF PURCHASE. RETURNS FOR CLASS C SHARES WOULD HAVE BEEN LOWER FOR PERIODS PRIOR TO JUNE 4, 2007 IF THE 1% INITIAL SALES CHARGE THEN IN EFFECT WAS INCURRED. ON MAY 16, 2008, CLASS D SHARES OF THE FUNDS WERE CONVERTED TO CLASS C SHARES AT THEIR RESPECTIVE NET ASSET VALUES. EFFECTIVE AT THE CLOSE OF BUSINESS ON MAY 16, 2008, CLASS D SHARES ARE NO LONGER OFFERED BY THE FUNDS. CLASS I SHARES HAVE NO SALES CHARGES, AND RETURNS ARE CALCULATED ACCORDINGLY.

The chart for each Fund compares a $10,000 hypothetical investment made in Class A shares, with and without the initial 5.75% maximum sales charge, Class B shares, without the 5% CDSC and converted to Class A shares to a $10,000 investment made in each Fund's respective benchmarks for the 10-year period ended October 31, 2008. The performance of Class C, Class I, and Class R shares, which commenced on later dates, and of Class A and Class B shares for other periods, with and without applicable sales charges and CDSCs, is not shown in the following charts but is included in the total returns table. The performance of Class C, Class I, and Class R shares will differ from the performance shown for Class A and Class B shares, based on the differences in sales charges and fees paid by shareholders.

Prior to March 31, 2000, Seligman employed subadvisors that were responsible for providing all or a portion of the portfolio management services with respect to the investments of Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Technology Fund, and Seligman International Growth Fund, and prior to January 1, 2003 with respect to the investments of Seligman Global Smaller Companies Fund. For the periods following, until September 15, 2003, the assets of these Funds were managed exclusively by J. & W. Seligman & Co. Incorporated. Since September 15, 2003, Wellington Management Company, LLP has acted as sub-advisor to provide portfolio management services for Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Smaller Companies Fund, and Seligman International Growth Fund. See Note 3 of the Financial Statements on page 38 of this report for more information.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman Emerging Markets Fund

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

                         Class A With               Class A Without             Class B
   Date                  Sales Charge                 Sales Charge            Without CDSC            MSCI EM INDEX
10/31/1998                $ 9,418.18                   $10,000.00              $10,000.00               $10,000.00
 1/31/1999                $ 9,654.55                   $10,251.00              $10,216.10               $10,502.50
 4/30/1999                $11,981.80                   $12,722.00              $12,652.30               $13,487.20
 7/31/1999                $12,436.40                   $13,204.60              $13,123.80               $14,524.90
10/31/1999                $12,163.60                   $12,915.10              $12,809.40               $14,462.50
 1/31/2000                $15,800.00                   $16,776.10              $16,601.20               $17,869.40
 4/29/2000                $14,290.90                   $15,173.80              $14,990.20               $16,469.20
 7/30/2000                $12,654.50                   $13,436.30              $13,261.30               $15,503.80
10/30/2000                $10,127.30                   $10,752.90              $10,609.00               $13,188.70
 1/29/2001                $10,563.60                   $11,216.20              $11,041.30               $14,023.50
 4/30/2001                $ 8,836.36                   $ 9,382.24              $ 9,214.15               $12,231.80
 7/31/2001                $ 8,290.91                   $ 8,803.09              $ 8,624.76               $11,357.70
10/31/2001                $ 7,472.73                   $ 7,934.36              $ 7,760.32               $10,094.90
 1/31/2002                $ 9,163.64                   $ 9,729.73              $ 9,489.20               $12,441.60
 4/30/2002                $10,363.60                   $11,003.90              $10,707.30               $13,493.70
 7/31/2002                $ 8,672.73                   $ 9,208.49              $ 8,958.74               $11,348.30
10/31/2002                $ 7,890.91                   $ 8,378.38              $ 8,113.95               $10,947.00
 1/31/2003                $ 8,218.18                   $ 8,725.87              $ 8,428.29               $11,262.50
 4/30/2003                $ 8,327.27                   $ 8,841.70              $ 8,546.17               $11,596.20
 7/31/2003                $10,509.10                   $11,158.30              $10,746.60               $13,959.60
10/31/2003                $11,763.60                   $12,490.30              $12,003.90               $16,282.70
 1/31/2004                $13,363.60                   $14,189.20              $13,614.90               $18,305.50
 4/30/2004                $13,254.50                   $14,073.40              $13,477.40               $17,810.30
 7/31/2004                $12,454.50                   $13,223.90              $12,632.60               $17,229.10
10/31/2004                $13,945.50                   $14,807.00              $14,125.70               $19,441.90
 1/31/2005                $15,981.80                   $16,969.10              $16,149.30               $22,336.90
 4/30/2005                $15,672.70                   $16,640.90              $15,795.70               $22,093.40
 7/31/2005                $18,054.60                   $19,169.90              $18,172.90               $25,334.50
10/31/2005                $18,527.30                   $19,671.80              $18,605.10               $26,119.80
 1/31/2006                $23,610.00                   $25,068.50              $23,661.70               $33,321.10
 4/30/2006                $24,857.80                   $26,393.40              $24,890.30               $35,983.40
 7/31/2006                $22,420.70                   $23,805.80              $22,390.70               $32,633.40
10/31/2006                $24,604.30                   $26,124.30              $24,548.30               $35,368.10
 1/31/2007                $27,308.10                   $28,995.10              $27,245.90               $39,304.50
 4/30/2007                $29,009.40                   $30,801.50              $28,943.30               $42,535.40
 7/31/2007                $33,807.90                   $35,896.40              $33,731.00               $49,256.00
10/31/2007                $41,485.60                   $44,048.40              $41,391.20               $59,530.80
 1/31/2008                $34,543.10                   $36,677.10              $34,464.50               $48,600.90
 4/30/2008                $37,319.80                   $39,625.30              $37,234.80               $53,470.70
 7/31/2008                $32,861.80                   $34,891.90              $32,787.00               $47,241.40
10/31/2008                $18,850.90                   $20,015.50              $18,808.00               $26,063.10

Investment Results

TOTAL RETURNS
For Periods Ended October 31, 2008
--------------------------------------------------------------------------------

                                                                AVERAGE ANNUAL
                                          -----------------------------------------------------------
                                                                    CLASS C     CLASS I     CLASS R
                                                                     SINCE       SINCE       SINCE
                                  SIX      ONE     FIVE     TEN    INCEPTION   INCEPTION   INCEPTION
CLASS A                         MONTHS*    YEAR    YEARS   YEARS    5/27/99     11/30/01    4/30/03
-----------------------------------------------------------------------------------------------------
With Sales Charge               (52.38)%  (57.17)%  8.61%   6.55%     n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
Without Sales Charge            (49.49)   (54.56)   9.89    7.19      n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
CLASS B
-----------------------------------------------------------------------------------------------------
With CDSC+                      (52.17)   (56.74)   8.79     n/a      n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
Without CDSC                    (49.65)   (54.84)   9.07    6.52++    n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
CLASS C
-----------------------------------------------------------------------------------------------------
With 1% CDSC                    (50.19)   (55.30)    n/a     n/a      n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
Without CDSC                    (49.69)   (54.92)   9.07     n/a     4.67%         n/a         n/a
-----------------------------------------------------------------------------------------------------
CLASS I                         (49.30)   (54.25)  10.71     n/a      n/a        13.73%        n/a
-----------------------------------------------------------------------------------------------------
CLASS R
-----------------------------------------------------------------------------------------------------
With 1% CDSC                    (50.02)   (54.86)    n/a     n/a      n/a          n/a         n/a
-----------------------------------------------------------------------------------------------------
Without CDSC                    (49.52)   (54.47)   9.81     n/a      n/a          n/a       15.91%
-----------------------------------------------------------------------------------------------------
BENCHMARKS**
-----------------------------------------------------------------------------------------------------
MSCI EM Index                   (51.25)   (56.22)   9.86   10.05     7.31#       13.05       15.84
-----------------------------------------------------------------------------------------------------
Lipper Emerging Markets Funds
   Average                      (27.92)   (33.56)  17.96   14.78     7.63        12.18       14.57
-----------------------------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE

                                CLASS A   CLASS B   CLASS C   CLASS I   CLASS R
--------------------------------------------------------------------------------
10/31/08                        $  7.40   $  6.50   $  6.52   $  7.99   $  7.36
--------------------------------------------------------------------------------
4/30/08                           14.65     12.91     12.96     15.76     14.58
--------------------------------------------------------------------------------
10/31/07                          19.02     17.13     17.20     20.20     18.90
--------------------------------------------------------------------------------

An investment in the Fund is subject to certain risks, including the possible loss of principal. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. Emerging markets funds' net asset values may fluctuate more than other equity funds or other global equity funds. Emerging markets countries may have relatively unstable governments, less diversified economies, and securities markets that trade a smaller number of securities, some physically.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman Emerging Markets Fund

Country Allocation
October 31, 2008
--------------------------------------------------------------------------------

                                                                        MSCI EM
                                                                 FUND    INDEX
--------------------------------------------------------------------------------
EUROPE (ECONOMIC AND MONETARY UNION (EMU))                        0.4%     0.3%
--------------------------------------------------------------------------------
Luxembourg                                                         --      0.3
--------------------------------------------------------------------------------
Switzerland                                                       0.4       --
--------------------------------------------------------------------------------
ASIA (DEVELOPED)                                                   --      6.1
--------------------------------------------------------------------------------
Hong Kong                                                          --      6.1
--------------------------------------------------------------------------------
ASIA (EMERGING)                                                  44.5     47.5
--------------------------------------------------------------------------------
China                                                            20.3      9.4
--------------------------------------------------------------------------------
India                                                             8.9      6.6
--------------------------------------------------------------------------------
Indonesia                                                          --      1.4
--------------------------------------------------------------------------------
Malaysia                                                          2.2      2.9
--------------------------------------------------------------------------------
Pakistan                                                           --      0.2
--------------------------------------------------------------------------------
Papua New Guinea                                                  0.4       --
--------------------------------------------------------------------------------
Philippines                                                       0.8      0.5
--------------------------------------------------------------------------------
South Korea                                                       2.2     13.5
--------------------------------------------------------------------------------
Taiwan                                                            8.5     11.7
--------------------------------------------------------------------------------
Thailand                                                          1.2      1.3
--------------------------------------------------------------------------------
LATIN AMERICA (EMERGING)                                         29.8     22.1
--------------------------------------------------------------------------------
Argentina                                                          --      0.1
--------------------------------------------------------------------------------
Brazil                                                           17.4     14.2
--------------------------------------------------------------------------------
Chile                                                             2.8      1.4
--------------------------------------------------------------------------------
Colombia                                                           --      0.6
--------------------------------------------------------------------------------
Mexico                                                            8.3      5.2
--------------------------------------------------------------------------------
Peru                                                              1.3      0.6
--------------------------------------------------------------------------------
EUROPE, MIDDLE EAST AND AFRICA (EMERGING)                        23.3     24.0
--------------------------------------------------------------------------------
Czech Republic                                                     --      0.9
--------------------------------------------------------------------------------
Egypt                                                             1.8      0.7
--------------------------------------------------------------------------------
Hungary                                                           0.7      0.6
--------------------------------------------------------------------------------
Israel                                                            4.9      3.3
--------------------------------------------------------------------------------
Jordan                                                            1.0      0.1
--------------------------------------------------------------------------------
Morocco                                                            --      0.5
--------------------------------------------------------------------------------
Poland                                                             --      1.7
--------------------------------------------------------------------------------
Qatar                                                             0.5       --
--------------------------------------------------------------------------------
Russia                                                            4.9      7.4
--------------------------------------------------------------------------------
South Africa                                                      7.6      7.2
--------------------------------------------------------------------------------
Turkey                                                            1.9      1.6
--------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES                                     2.0       --
--------------------------------------------------------------------------------
TOTAL                                                           100.0%   100.0%
================================================================================

Largest Industries
October 31, 2008
--------------------------------------------------------------------------------

PERCENT OF
NET ASSETS

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

OIL, GAS AND CONSUMABLE FUELS                                       $ 7,230,235
WIRELESS TELECOMMUNICATION SERVICES                                 $ 6,099,231
PHARMACEUTICALS                                                     $ 5,674,231
METALS AND MINING                                                   $ 5,157,154
DIVERSIFIED FINANCIAL SERVICES                                      $ 3,509,333

Largest Portfolio Holdingso
October 31, 2008
--------------------------------------------------------------------------------

                                                                    PERCENT OF
SECURITY                                              VALUE         NET ASSETS
--------------------------------------------------------------------------------
Petroleo Brasileiro "Petrobras" (ADR) (Brazil)     $  2,828,828        4.4
--------------------------------------------------------------------------------
OAO Gazprom (ADR) (Russia)                            2,152,943        3.3
--------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Israel)         2,071,104        3.2
--------------------------------------------------------------------------------
America Movil (Class L) (ADR) (Mexico)                1,896,622        2.9
--------------------------------------------------------------------------------
CNOOC (ADR) (China)                                   1,690,983        2.6
--------------------------------------------------------------------------------
Companhia Vale do Rio Doce "CVRD" (ADR) (Brazil)      1,629,714        2.5
--------------------------------------------------------------------------------
LG Electronics (South Korea)                          1,430,742        2.2
--------------------------------------------------------------------------------
Reliance Industries (India)                           1,423,750        2.2
--------------------------------------------------------------------------------
China Life Insurance (Class H) (China)                1,360,306        2.1
--------------------------------------------------------------------------------
Wal-Mart de Mexico (Series V) (Mexico)                1,324,080        2.0
--------------------------------------------------------------------------------

Largest Portfolio Changes
May 1 to October 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES
--------------------------------------------------------------------------------

COMMON STOCKS
--------------------------------------------------------------------------------
CNOOC (ADR)* (China)
--------------------------------------------------------------------------------
Compania de Minas Buenaventura (Class B) (ADR)* (Peru)
--------------------------------------------------------------------------------
Reliance Industries (India)
--------------------------------------------------------------------------------
Taiwan Semiconductor Manufacturing* (Taiwan)
--------------------------------------------------------------------------------
Companhia Energetica de Minas Gerais "CEMIG" (ADR)* (Brazil)
--------------------------------------------------------------------------------
Orascom Development Holding* (Switzerland)
--------------------------------------------------------------------------------
Enersis (ADR)* (Chile)
--------------------------------------------------------------------------------
Hong Kong Exchange and Clearing* (China)
--------------------------------------------------------------------------------
African Bank Investments* (South Africa)
--------------------------------------------------------------------------------

PREFERRED STOCK
--------------------------------------------------------------------------------
Companhia de Bebidas das Americas "AmBev"* (Brazil)
--------------------------------------------------------------------------------

LARGEST SALES
--------------------------------------------------------------------------------

COMMON STOCKS
--------------------------------------------------------------------------------
Evraz Group (GDR)** (Russia)
--------------------------------------------------------------------------------
Petroleo Brasileiro "Petrobras" (ADR) (Brazil)
--------------------------------------------------------------------------------
Israel Chemicals (Israel)
--------------------------------------------------------------------------------
Murray & Roberts Holdings** (South Africa)
--------------------------------------------------------------------------------
OAO Rosneft Oil (GDR)** (Russia)
--------------------------------------------------------------------------------
LUKOIL (ADR)** (Russia)
--------------------------------------------------------------------------------
PetroChina** (China)
--------------------------------------------------------------------------------
China Mobile (ADR)** (China)
--------------------------------------------------------------------------------
EFG Hermes Holding** (Egypt)
--------------------------------------------------------------------------------

PREFERRED STOCK
--------------------------------------------------------------------------------
Votorantim Celulose e Papel** (Brazil)
--------------------------------------------------------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

----------

       *     Position added during the period.

      **     Position eliminated during the period.

See additional footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Growth Fund

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

             Class A With   Class A Without     Class B       MSCI WORLD    MSCI WORLD
    Date     Sales Charge     Sales Charge    Without CDSC   GROWTH INDEX     INDEX
10/31/1998    $ 9,422.14      $10,000.00       $10,000.00     $10,000.00    $10,000.00
 1/31/1999    $10,940.30      $11,611.20       $11,574.50     $11,827.90    $11,360.50
 4/30/1999    $11,439.80      $12,141.40       $12,095.80     $11,760.20    $11,977.80
 7/31/1999    $11,958.90      $12,692.30       $12,617.00     $11,917.00    $12,047.10
10/31/1999    $12,595.50      $13,368.00       $13,266.00     $12,877.60    $12,533.20
 1/31/2000    $14,700.20      $15,601.80       $15,442.80     $14,243.40    $13,135.90
 4/30/2000    $14,796.40      $15,703.90       $15,524.40     $14,571.10    $13,491.20
 7/31/2000    $15,256.10      $16,191.80       $15,978.60     $13,815.40    $13,214.90
10/31/2000    $14,400.80      $15,284.00       $15,058.50     $12,492.60    $12,707.50
 1/31/2001    $12,945.60      $13,739.60       $13,508.20     $11,655.40    $12,368.00
 4/30/2001    $11,320.80      $12,015.10       $11,794.30     $10,106.80    $11,367.40
 7/31/2001    $10,409.30      $11,047.80       $10,835.60     $ 9,421.06    $10,732.80
10/31/2001    $ 9,231.77      $ 9,797.96       $ 9,584.26     $ 8,454.91    $ 9,500.06
 1/31/2002    $ 9,391.17      $ 9,967.13       $ 9,744.98     $ 8,847.32    $ 9,822.27
 4/30/2002    $ 8,753.58      $ 9,290.44       $ 9,058.30     $ 8,708.55    $ 9,829.67
 7/31/2002    $ 7,199.45      $ 7,641.00       $ 7,436.57     $ 7,592.86    $ 8,477.58
10/31/2002    $ 6,880.66      $ 7,302.65       $ 7,100.54     $ 7,374.75    $ 8,122.38
 1/31/2003    $ 6,694.69      $ 7,105.28       $ 6,881.39     $ 7,088.15    $ 7,902.65
 4/30/2003    $ 7,106.47      $ 7,542.31       $ 7,305.08     $ 7,586.73    $ 8,437.79
 7/31/2003    $ 7,757.34      $ 8,233.10       $ 7,962.54     $ 8,172.42    $ 9,268.04
10/31/2003    $ 8,248.82      $ 8,754.72       $ 8,444.67     $ 8,886.95    $10,098.00
 1/31/2004    $ 9,218.49      $ 9,783.86       $ 9,408.94     $ 9,642.99    $11,077.40
 4/30/2004    $ 9,338.03      $ 9,910.74       $ 9,525.82     $ 9,477.07    $10,973.40
 7/31/2004    $ 8,992.67      $ 9,544.20       $ 9,145.96     $ 9,243.40    $10,946.80
10/31/2004    $ 9,709.96      $10,305.50       $ 9,861.86     $ 9,634.79    $11,488.00
 1/31/2005    $10,028.80      $10,643.80       $10,168.70     $10,225.40    $12,281.80
 4/30/2005    $ 9,298.18      $ 9,868.45       $ 9,408.94     $10,070.00    $12,173.70
 7/31/2005    $ 9,909.21      $10,516.90       $10,008.00     $10,819.20    $12,951.60
10/31/2005    $ 9,816.23      $10,418.30       $ 9,891.08     $10,925.20    $13,075.90
 1/31/2006    $11,343.80      $12,039.50       $11,410.50     $12,063.60    $14,441.10
 4/30/2006    $11,609.50      $12,321.50       $11,658.90     $12,531.70    $15,205.00
 7/31/2006    $10,719.50      $11,376.90       $10,753.10     $11,942.70    $14,796.00
10/31/2006    $11,410.20      $12,110.00       $11,418.70     $12,814.50    $15,941.20
 1/31/2007    $12,167.30      $12,913.60       $12,176.40     $13,527.00    $16,876.90
 4/30/2007    $12,433.00      $13,195.50       $12,442.20     $14,315.60    $17,876.10
 7/31/2007    $13,017.50      $13,815.80       $13,027.10     $14,508.90    $17,858.20
10/31/2007    $15,421.70      $16,367.50       $15,433.20     $15,945.30    $19,285.00
 1/31/2008    $13,030.70      $13,829.90       $13,040.40     $14,020.70    $16,880.20
 4/30/2008    $13,402.70      $14,224.70       $13,412.60     $14,775.00    $17,525.00
 7/31/2008    $11,888.40      $12,617.50       $11,897.20     $13,841.20    $16,003.80
10/31/2008    $ 7,252.58      $ 7,697.39       $ 7,257.98     $ 9,463.23    $11,281.10

Investment Results

TOTAL RETURNS
For Periods Ended October 31, 2008
--------------------------------------------------------------------------------

                                                               AVERAGE ANNUAL
                                        ------------------------------------------------------------------
                                                                   CLASS C     CLASS I
                                                                    SINCE       SINCE        CLASS R
                                SIX      ONE     FIVE     TEN     INCEPTION   INCEPTION   SINCE INCEPTION
CLASS A                       MONTHS*    YEAR    YEARS   YEARS     5/27/99     11/30/01      4/30/03
----------------------------------------------------------------------------------------------------------
With Sales Charge             (49.02)%  (55.68)% (3.69)% (3.16)%     n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
Without Sales Charge          (45.89)   (52.97)  (2.54)  (2.58)      n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
CLASS B
----------------------------------------------------------------------------------------------------------
With CDSC+                    (48.73)   (55.62)  (3.64)    n/a       n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
Without CDSC                  (46.04)   (53.29)  (3.25)  (3.15)++    n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
CLASS C
----------------------------------------------------------------------------------------------------------
With 1% CDSC                  (46.63)   (53.76)    n/a     n/a       n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
Without CDSC                  (46.09)   (53.29)  (3.28)    n/a     (5.07)%       n/a            n/a
----------------------------------------------------------------------------------------------------------
CLASS I                       (45.66)   (52.62)  (1.95)    n/a       n/a       (3.83)%          n/a
----------------------------------------------------------------------------------------------------------
CLASS R
----------------------------------------------------------------------------------------------------------
With 1% CDSC                  (46.49)   (53.51)    n/a     n/a       n/a         n/a            n/a
----------------------------------------------------------------------------------------------------------
Without CDSC                  (45.95)   (53.04)  (2.76)    n/a       n/a         n/a           0.17%
----------------------------------------------------------------------------------------------------------
BENCHMARKS**
----------------------------------------------------------------------------------------------------------
MSCI World Index              (35.63)   (41.51)   2.24    1.21     (0.24)#      1.66           5.41
----------------------------------------------------------------------------------------------------------
MSCI World Growth Index       (35.95)   (40.65)   1.27   (0.55)    (1.91)#      0.57           4.10
----------------------------------------------------------------------------------------------------------
Lipper Global Funds Average   (36.29)   (42.57)   1.56    2.25      0.81        1.42           5.08
----------------------------------------------------------------------------------------------------------
Lipper Global Large-Cap
   Growth Funds Average       (19.10)   (28.28)   6.38    4.81      0.29        0.22           3.88
----------------------------------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE

                                CLASS A   CLASS B   CLASS C   CLASS I   CLASS R
--------------------------------------------------------------------------------
10/31/08                        $  5.46   $  4.90   $  4.90   $  5.70   $  5.40
--------------------------------------------------------------------------------
4/30/08                           10.09      9.08      9.09     10.49      9.99
--------------------------------------------------------------------------------
10/31/07                          11.61     10.49     10.49     12.03     11.50
--------------------------------------------------------------------------------

An investment in the Fund is subject to certain risks, including the possible loss of principal. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Growth Fund

Country Allocation
October 31, 2008
--------------------------------------------------------------------------------

                                                                     MSCI WORLD
                                                             FUND      INDEX
--------------------------------------------------------------------------------
NORTH AMERICA (DEVELOPED)                                     61.9%     55.2%
--------------------------------------------------------------------------------
Canada                                                         3.5       4.1
--------------------------------------------------------------------------------
United States                                                 58.4      51.1
--------------------------------------------------------------------------------
EUROPE (TOTAL)                                                25.2      30.0
--------------------------------------------------------------------------------
EUROPE (EMU)                                                   9.9      14.8
--------------------------------------------------------------------------------
Austria                                                         --       0.2
--------------------------------------------------------------------------------
Belgium                                                         --       0.3
--------------------------------------------------------------------------------
Finland                                                         --       0.6
--------------------------------------------------------------------------------
France                                                         3.7       4.6
--------------------------------------------------------------------------------
Germany                                                        2.8       3.9
--------------------------------------------------------------------------------
Greece                                                         0.6       0.2
--------------------------------------------------------------------------------
Ireland                                                         --       0.2
--------------------------------------------------------------------------------
Italy                                                           --       1.6
--------------------------------------------------------------------------------
Luxembourg                                                     1.2       0.2
--------------------------------------------------------------------------------
Netherlands                                                     --       1.1
--------------------------------------------------------------------------------
Portugal                                                        --       0.1
--------------------------------------------------------------------------------
Spain                                                          1.6       1.8
--------------------------------------------------------------------------------
EUROPE (OTHER)                                                15.3      15.2
--------------------------------------------------------------------------------
Denmark                                                        2.2       0.4
--------------------------------------------------------------------------------
Norway                                                         1.3       0.3
--------------------------------------------------------------------------------
Sweden                                                          --       0.9
--------------------------------------------------------------------------------
Switzerland                                                    7.1       3.8
--------------------------------------------------------------------------------
United Kingdom                                                 4.7       9.8
--------------------------------------------------------------------------------
JAPAN                                                          3.4      10.5
--------------------------------------------------------------------------------
ASIA (DEVELOPED)                                               1.9       4.0
--------------------------------------------------------------------------------
Australia                                                      1.9       2.6
--------------------------------------------------------------------------------
Hong Kong                                                       --       0.9
--------------------------------------------------------------------------------
Singapore                                                       --       0.5
--------------------------------------------------------------------------------
ASIA (EMERGING)                                                1.7        --
--------------------------------------------------------------------------------
China                                                          0.6        --
--------------------------------------------------------------------------------
Taiwan                                                         1.1        --
--------------------------------------------------------------------------------
EUROPE, MIDDLE EAST AND AFRICA (EMERGING)                      2.5        --
--------------------------------------------------------------------------------
Israel                                                         2.5        --
--------------------------------------------------------------------------------
OTHER                                                           --       0.3
--------------------------------------------------------------------------------
Bermuda                                                         --       0.3
--------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES                                  3.4        --
--------------------------------------------------------------------------------
TOTAL                                                        100.0%    100.0%
================================================================================

Largest Industries
October 31, 2008
--------------------------------------------------------------------------------

PERCENT OF
NET ASSETS

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

PHARMACEUTICALS                                                     $ 2,152,871
SOFTWARE                                                            $ 1,802,133
WIRELESS TELECOMMUNICATION SERVICES                                 $ 1,315,775
BIOTECHNOLOGY                                                       $ 1,313,609
CHEMICALS                                                           $   997,808

Largest Portfolio Holdingso
October 31, 2008
--------------------------------------------------------------------------------

                                                                     PERCENT OF
SECURITY                                                   VALUE     NET ASSETS
--------------------------------------------------------------------------------
Electronic Arts (United States)                         $  683,400      3.5
--------------------------------------------------------------------------------
Oracle (United States)                                     645,637      3.3
--------------------------------------------------------------------------------
MetroPCS Communications (United States)                    630,666      3.3
--------------------------------------------------------------------------------
Nestle (Switzerland)                                       536,825      2.8
--------------------------------------------------------------------------------
Roche Holding (Switzerland)                                512,770      2.7
--------------------------------------------------------------------------------
BHP Billiton (United Kingdom)                              502,782      2.6
--------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Israel)              475,968      2.5
--------------------------------------------------------------------------------
Nintendo (Japan)                                           473,096      2.5
--------------------------------------------------------------------------------
American Tower (Class A) (United States)                   449,109      2.3
--------------------------------------------------------------------------------
JPMorgan Chase (United States)                             420,750      2.2
--------------------------------------------------------------------------------

Largest Portfolio Changes
May 1 to October 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES
--------------------------------------------------------------------------------
Roche Holding* (Switzerland)
--------------------------------------------------------------------------------
Wyeth* (United States)
--------------------------------------------------------------------------------
Carlsberg (Class B)* (United States)
--------------------------------------------------------------------------------
XTO Energy* (United States)
--------------------------------------------------------------------------------
JPMorgan Chase* (United States)
--------------------------------------------------------------------------------
Groupe Danone* (France)
--------------------------------------------------------------------------------
Cisco Systems* (United States)
--------------------------------------------------------------------------------
Lockheed Martin* (United States)
--------------------------------------------------------------------------------
Hess (United States)
--------------------------------------------------------------------------------
Visa (Class A)* (United States)
--------------------------------------------------------------------------------

LARGEST SALES
--------------------------------------------------------------------------------
QUALCOMM** (United States)
--------------------------------------------------------------------------------
Microsoft** (United States)
--------------------------------------------------------------------------------
Corning** (United States)
--------------------------------------------------------------------------------
Man Group** (United Kingdom)
--------------------------------------------------------------------------------
Nokia (ADR)** (Finland)
--------------------------------------------------------------------------------
ASML Holding** (Netherlands)
--------------------------------------------------------------------------------
Iberdrola Renovables** (Spain)
--------------------------------------------------------------------------------
LG Electronics** (South Korea)
--------------------------------------------------------------------------------
ABB** (Switzerland)
--------------------------------------------------------------------------------
Unilever** (Netherlands)
--------------------------------------------------------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

----------
 *     Position added during the period.

**    Position eliminated during the period.

See additional footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Smaller Companies Fund

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

                                                             S&P/CITIGROUP BROAD
             Class A With   Class A Without     Class B       MARKET LESS THAN
   Date      Sales Charge     Sales Charge    Without CDSC   US $2 BILLON INDEX
10/31/1998    $ 9,425.52      $10,000.00       $10,000.00        $10,000.00
 1/31/1999    $10,066.80      $10,680.40       $10,661.20        $10,833.50
 4/30/1999    $ 9,712.76      $10,304.80       $10,267.50        $11,500.10
 7/31/1999    $10,460.90      $11,098.50       $11,032.70        $12,174.00
10/31/1999    $10,514.40      $11,155.20       $11,069.80        $12,043.30
 1/31/2000    $12,859.10      $13,642.80       $13,514.10        $13,095.20
 4/30/2000    $12,758.90      $13,536.50       $13,380.40        $13,370.40
 7/31/2000    $12,144.30      $12,884.50       $12,719.20        $13,514.40
10/31/2000    $11,609.90      $12,317.50       $12,132.20        $13,094.60
 1/31/2001    $11,040.70      $11,713.60       $11,519.30        $13,337.80
 4/30/2001    $ 9,818.02      $10,416.40       $10,224.80        $12,867.20
 7/31/2001    $ 9,246.95      $ 9,810.54       $ 9,602.15        $12,649.40
10/31/2001    $ 8,148.74      $ 8,645.39       $ 8,446.94        $11,403.30
 1/31/2002    $ 8,390.35      $ 8,901.73       $ 8,684.54        $12,268.30
 4/30/2002    $ 8,910.17      $ 9,453.23       $ 9,208.89        $13,268.20
 7/31/2002    $ 7,350.71      $ 7,798.72       $ 7,578.49        $11,520.70
10/31/2002    $ 6,567.31      $ 6,967.58       $ 6,759.19        $10,738.00
 1/31/2003    $ 6,369.64      $ 6,757.86       $ 6,537.98        $10,862.60
 4/30/2003    $ 6,545.35      $ 6,944.28       $ 6,710.03        $11,653.80
 7/31/2003    $ 7,775.35      $ 8,249.24       $ 7,955.36        $13,731.50
10/31/2003    $ 8,624.63      $ 9,150.29       $ 8,807.43        $15,886.80
 1/31/2004    $ 9,459.27      $10,035.80       $ 9,651.31        $17,556.90
 4/30/2004    $ 9,686.24      $10,276.60       $ 9,856.13        $17,690.50
 7/31/2004    $ 9,371.42      $ 9,942.59       $ 9,520.22        $17,616.10
10/31/2004    $10,008.40      $10,618.40       $10,142.90        $18,835.00
 1/31/2005    $11,121.20      $11,799.10       $11,248.90        $20,963.30
 4/30/2005    $10,755.20      $11,410.70       $10,855.70        $20,380.60
 7/31/2005    $12,322.00      $13,073.00       $12,412.30        $22,718.20
10/31/2005    $12,175.50      $12,917.60       $12,232.10        $22,927.20
 1/31/2006    $14,108.50      $14,968.40       $14,156.40        $26,710.20
 4/30/2006    $15,130.20      $16,052.40       $15,150.00        $28,425.00
 7/31/2006    $13,788.70      $14,629.20       $13,778.30        $25,923.60
10/31/2006    $14,646.60      $15,539.30       $14,609.30        $27,932.70
 1/31/2007    $15,546.60      $16,494.20       $15,507.00        $29,860.00
 4/30/2007    $16,551.10      $17,559.80       $16,508.90        $31,968.20
 7/31/2007    $16,622.20      $17,635.30       $16,579.80        $32,163.20
10/31/2007    $17,368.80      $18,427.40       $17,324.60        $33,565.50
 1/31/2008    $14,394.10      $15,271.40       $14,357.40        $27,939.90
 4/30/2008    $15,079.00      $15,998.10       $15,040.60        $28,646.80
 7/31/2008    $13,799.10      $14,640.20       $13,763.90        $26,973.80
10/31/2008    $ 8,255.45      $ 8,758.62       $ 8,234.41        $17,727.20

Investment Results

TOTAL RETURNS
For Periods Ended October 31, 2008
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                         AVERAGE ANNUAL
                                      ------------------------------------------------------------------------------
                                                                     CLASS C           CLASS I           CLASS R
                              SIX      ONE     FIVE     TEN     SINCE INCEPTION   SINCE INCEPTION   SINCE INCEPTION
CLASS A                     MONTHS*    YEAR    YEARS   YEARS         5/27/99         11/30/01           4/30/03
--------------------------------------------------------------------------------------------------------------------
With Sales Charge           (48.41)%  (55.20)% (2.04)% (1.90)%        n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
Without Sales Charge        (45.25)   (52.47)  (0.87)  (1.32)         n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
CLASS B
--------------------------------------------------------------------------------------------------------------------
With CDSC+                  (48.12)   (54.87)  (1.90)    n/a          n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
Without CDSC                (45.42)   (52.82)  (1.62)  (1.92)++       n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
CLASS C
--------------------------------------------------------------------------------------------------------------------
With 1% CDSC                (45.98)   (53.22)    n/a     n/a          n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
Without CDSC                (45.44)   (52.80)  (1.60)    n/a        (2.46)%             n/a               n/a
--------------------------------------------------------------------------------------------------------------------
CLASS I                     (45.09)   (52.20)  (0.29)    n/a          n/a              0.10%              n/a
--------------------------------------------------------------------------------------------------------------------
CLASS R
--------------------------------------------------------------------------------------------------------------------
With 1% CDSC                (45.86)   (53.04)    n/a     n/a          n/a               n/a               n/a
--------------------------------------------------------------------------------------------------------------------
Without CDSC                (45.32)   (52.62)  (1.11)    n/a          n/a               n/a              4.08%
--------------------------------------------------------------------------------------------------------------------
BENCHMARKS**
--------------------------------------------------------------------------------------------------------------------
S&P/Citigroup Broad
   Market Less Than US
   $2 Billion Index         (38.12)   (47.19)   2.21    5.89         4.78              5.70              7.91
--------------------------------------------------------------------------------------------------------------------
Lipper Global Small/Mid-
   Cap Funds Average        (18.21)   (29.11)   8.04    8.42         3.58              2.75              6.66
--------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE

                              CLASS A   CLASS B   CLASS C   CLASS I   CLASS R
------------------------------------------------------------------------------
10/31/08                      $  8.25   $  6.92   $  6.95   $  8.68   $  8.13
------------------------------------------------------------------------------
4/30/08                         15.19     12.80     12.86     15.93     14.99
------------------------------------------------------------------------------
10/31/07                        19.54     16.85     16.91     20.34     19.34
------------------------------------------------------------------------------

An investment in the Fund is subject to certain risks, including the possible loss of principal. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. The stocks of smaller companies may be subject to above-average risk.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Smaller Companies Fund

Country Allocation
October 31, 2008
--------------------------------------------------------------------------------

                                                                 S&P/CITIGROUP
                                                                 BROAD MARKET
                                                                 LESS THAN US
                                                       FUND    $2 BILLION INDEX
--------------------------------------------------------------------------------
NORTH AMERICA (DEVELOPED)                               44.6%        52.1%
--------------------------------------------------------------------------------
Canada                                                   2.9          5.0
--------------------------------------------------------------------------------
United States                                           41.7         47.1
--------------------------------------------------------------------------------
EUROPE (TOTAL)                                          21.5         18.9
--------------------------------------------------------------------------------
EUROPE (EMU)                                            10.0          8.9
--------------------------------------------------------------------------------
Austria                                                   --          0.4
--------------------------------------------------------------------------------
Belgium                                                   --          0.6
--------------------------------------------------------------------------------
Finland                                                  0.1          0.7
--------------------------------------------------------------------------------
France                                                   5.3          1.3
--------------------------------------------------------------------------------
Germany                                                  1.3          1.6
--------------------------------------------------------------------------------
Greece                                                   0.4          0.5
--------------------------------------------------------------------------------
Ireland                                                   --          0.4
--------------------------------------------------------------------------------
Italy                                                    1.6          1.2
--------------------------------------------------------------------------------
Netherlands                                              1.0          1.1
--------------------------------------------------------------------------------
Portugal                                                  --          0.2
--------------------------------------------------------------------------------
Spain                                                    0.3          0.9
--------------------------------------------------------------------------------
EUROPE (OTHER)                                          11.5         10.0
--------------------------------------------------------------------------------
Denmark                                                   --          0.5
--------------------------------------------------------------------------------
Iceland                                                   --          0.1
--------------------------------------------------------------------------------
Liechtenstein                                            0.3           --
--------------------------------------------------------------------------------
Norway                                                   2.4          0.8
--------------------------------------------------------------------------------
Sweden                                                   0.4          1.2
--------------------------------------------------------------------------------
Switzerland                                              1.9          1.5
--------------------------------------------------------------------------------
United Kingdom                                           6.5          5.9
--------------------------------------------------------------------------------
JAPAN                                                   18.0         19.2
--------------------------------------------------------------------------------
ASIA (DEVELOPED)                                         4.4          6.2
--------------------------------------------------------------------------------
Australia                                                2.1          3.5
--------------------------------------------------------------------------------
Hong Kong                                                1.3          1.2
--------------------------------------------------------------------------------
New Zealand                                               --          0.5
--------------------------------------------------------------------------------
Singapore                                                1.0          1.0
--------------------------------------------------------------------------------
ASIA (EMERGING)                                          2.7          2.6
--------------------------------------------------------------------------------
China                                                    0.8          0.1
--------------------------------------------------------------------------------
Malaysia                                                 0.7           --
--------------------------------------------------------------------------------
Papua New Guinea                                         0.3           --
--------------------------------------------------------------------------------
Philippines                                              0.4           --
--------------------------------------------------------------------------------
South Korea                                              0.5          2.5
--------------------------------------------------------------------------------
LATIN AMERICA (EMERGING)                                 3.3           --
--------------------------------------------------------------------------------
Brazil                                                   2.7           --
--------------------------------------------------------------------------------
Mexico                                                   0.3           --
--------------------------------------------------------------------------------
Panama                                                   0.3           --
--------------------------------------------------------------------------------
EUROPE, MIDDLE EAST AND AFRICA (EMERGING)                0.3           --
--------------------------------------------------------------------------------
Jordan                                                   0.3           --
--------------------------------------------------------------------------------
OTHER                                                     --          1.0
--------------------------------------------------------------------------------
Bermuda                                                   --          0.9
--------------------------------------------------------------------------------
British Virgin Islands                                    --          0.1
--------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES                            5.2           --
--------------------------------------------------------------------------------
TOTAL                                                  100.0%       100.0%
================================================================================

Largest Industries
October 31, 2008
--------------------------------------------------------------------------------

PERCENT OF
NET ASSETS

            [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

SPECIALTY RETAIL                                                    $ 6,053,247
OIL, GAS AND CONSUMABLE FUELS                                       $ 5,942,165
COMMERCIAL SERVICES AND SUPPLIES                                    $ 5,030,065
HEALTH CARE EQUIPMENT AND SUPPLIES                                  $ 4,446,491
FOOD PRODUCTS                                                       $ 4,432,784

Largest Portfolio Holdingso
October 31, 2008
--------------------------------------------------------------------------------

                                                                     PERCENT OF
SECURITY                                                 VALUE       NET ASSETS
--------------------------------------------------------------------------------
Shinko Plantech (Japan)                              $  1,362,016        1.3
--------------------------------------------------------------------------------
OBIC Business Consultants (Japan)                       1,334,851        1.3
--------------------------------------------------------------------------------
DiaSorin (Italy)                                        1,033,764        1.0
--------------------------------------------------------------------------------
Korgsberg Gruppen (Norway)                              1,004,634        1.0
--------------------------------------------------------------------------------
Unicharm Petcare (Japan)                                  951,420        0.9
--------------------------------------------------------------------------------
Platinum Underwriters Holdings
   (United States)                                        856,345        0.8
--------------------------------------------------------------------------------
Shandong Weigao Group Medical
   Polymer (Class H) (China)                              849,956        0.8
--------------------------------------------------------------------------------
Huabao International Holdings
   (Hong Kong)                                            827,122        0.8
--------------------------------------------------------------------------------
Sysmex (Japan)                                            823,473        0.8
--------------------------------------------------------------------------------
EPS (Japan)                                               820,789        0.8
--------------------------------------------------------------------------------

Largest Portfolio Changes
May 1 to October 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES
--------------------------------------------------------------------------------
Sechilienne-Sidec* (France)
--------------------------------------------------------------------------------
Knot* (United States)
--------------------------------------------------------------------------------
Shutterfly* (United States)
--------------------------------------------------------------------------------
OM Group* (United States)
--------------------------------------------------------------------------------
Hampson Industries* (United Kingdom)
--------------------------------------------------------------------------------
Shinko Plantech (Japan)
--------------------------------------------------------------------------------
ElringKlinger* (Germany)
--------------------------------------------------------------------------------
Asics (Japan)
--------------------------------------------------------------------------------
Moshi Moshi Hotline* (Japan)
--------------------------------------------------------------------------------
Eurofins Scientific* (France)
--------------------------------------------------------------------------------

LARGEST SALES
--------------------------------------------------------------------------------
Lupatech** (Brazil)
--------------------------------------------------------------------------------
Synenco Energy** (Canada)
--------------------------------------------------------------------------------
Esmark** (United States)
--------------------------------------------------------------------------------
Superior Well Services** (United States)
--------------------------------------------------------------------------------
Microsemi** (United States)
--------------------------------------------------------------------------------
Detica Group** (United Kingdom)
--------------------------------------------------------------------------------
NCI Building Systems** (United States)
--------------------------------------------------------------------------------
Munters** (Sweden)
--------------------------------------------------------------------------------
Approach Resources** (United States)
--------------------------------------------------------------------------------
Etablissements Maurel et Prom** (France)
--------------------------------------------------------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

----------
 *    Position added during the period.

**    Position eliminated during the period.

See additional footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Technology Fund

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

                          Class A With         Class A Without           Class B
                          Sales Charge          Sales Charge          Without CDSC         MSCI World Index      MSCI World IT Index
    10/31/1998             $9,425.98              $  10,000             $  10,000              $  10,000              $  10,000
     1/31/1999             $12,602.3              $13,369.8             $13,351.6              $11,360.5              $  14,672
     4/30/1999             $12,701.7              $13,475.2             $13,436.1              $11,977.8              $14,953.7
     7/31/1999             $15,483.5              $16,426.4             $  16,343              $12,047.1              $16,852.8
    10/31/1999             $17,852.6              $18,939.8             $18,810.5              $12,533.2              $  18,260
     1/31/2000             $  24,786              $26,295.4             $26,058.9              $13,135.9              $23,849.4
     4/30/2000             $  28,340              $30,065.8             $29,728.4              $13,491.2              $25,933.9
     7/31/2000             $24,643.5              $26,144.2             $25,807.4              $13,214.9              $24,004.4
    10/31/2000             $21,458.2              $  22,765             $22,426.7              $12,707.5              $19,784.4
     1/31/2001             $20,368.7              $21,609.2             $21,244.9              $  12,368              $16,913.7
     4/30/2001             $17,263.4              $18,314.7             $17,975.5              $11,367.4              $12,788.5
     7/31/2001             $14,821.3              $15,723.9             $15,407.6              $10,732.8              $  11,039
    10/31/2001             $11,884.4              $12,608.1             $12,328.4              $9,500.06              $9,250.67
     1/31/2002             $13,631.8              $14,461.9             $14,111.7              $9,822.27              $10,445.9
     4/30/2002             $12,558.1              $13,322.8             $12,958.5              $9,829.67              $8,709.76
     7/31/2002             $9,284.35              $9,849.75             $9,570.29              $8,477.58              $6,655.13
    10/31/2002             $8,821.18              $9,358.38             $9,082.86              $8,122.38              $6,504.72
     1/31/2003             $ 9,147.5              $9,704.57             $9,391.96              $7,902.65              $6,385.68
     4/30/2003             $ 9,505.4              $10,084.3             $9,736.73              $8,437.79              $6,986.58
     7/31/2003             $10,673.8              $11,323.9             $10,925.6              $9,268.04              $8,081.37
    10/31/2003             $12,431.8              $13,188.8             $12,685.1              $  10,098              $9,330.75
     1/31/2004             $  13,337              $14,149.2             $13,588.6              $11,077.4              $10,117.3
     4/30/2004             $  12,337              $13,088.3             $12,542.4              $10,973.4              $91,23.81
     7/31/2004             $11,547.5              $12,250.8             $11,722.1              $10,946.8              $ 8,857.4
    10/31/2004             $  12,116              $12,853.8             $12,280.9              $  11,488              $9,138.18
     1/31/2005             $12,642.3              $13,412.2             $12,780.2              $12,281.8              $ 9,351.1
     4/30/2005             $11,810.7              $  12,530             $11,912.3              $12,173.7              $8,844.27
     7/31/2005             $13,463.4              $14,283.3             $13,564.8              $12,951.6              $9,728.69
    10/31/2005             $13,484.4              $14,305.6             $  13,553              $13,075.9              $9,679.08
     1/31/2006             $15,684.4              $16,639.6             $15,728.6              $14,441.1              $10,758.3
     4/30/2006             $16,358.1              $17,354.3             $16,382.4              $  15,205              $  10,853
     7/31/2006             $14,526.5              $15,411.2             $14,515.9              $  14,796              $9,604.88
    10/31/2006             $16,231.8              $17,220.3             $16,199.9              $15,941.2              $10,998.5
     1/31/2007             $17,126.6              $18,169.6             $17,092.9              $16,876.9              $11,460.5
     4/30/2007             $18,021.3              $19,118.8             $17,985.9              $17,876.1              $11,871.9
     7/31/2007             $18,652.9              $19,788.8             $18,616.3              $17,858.2              $12,420.4
    10/31/2007             $20,863.5              $  22,134             $20,822.5              $  19,285              $13,974.2
     1/31/2008             $17,326.6              $18,381.7             $17,292.6              $16,880.2              $11,539.9
     4/30/2008             $17,989.7              $19,085.3             $17,954.4              $  17,525              $11,991.1
     7/31/2008             $17,473.9              $18,538.1             $17,439.6              $16,003.8              $11,331.6
    10/31/2008             $12,389.7              $13,144.2             $12,365.3              $11,281.1              $7,924.18

Investment Results

TOTAL RETURNS
For Periods Ended October 31, 2008
--------------------------------------------------------------------------------

                                                                           AVERAGE ANNUAL
                                                     -------------------------------------------------------------
                                                                                   CLASS C           CLASS R
                                             SIX       ONE     FIVE     TEN     SINCE INCEPTION   SINCE INCEPTION
CLASS A                                    MONTHS*    YEAR    YEARS    YEARS        5/27/99           4/30/03
------------------------------------------------------------------------------------------------------------------
With Sales Charge                          (35.08)%  (44.03)% (1.24)%   2.17%         n/a               n/a
------------------------------------------------------------------------------------------------------------------
Without Sales Charge                       (31.13)   (40.62)  (0.07)    2.77          n/a               n/a
------------------------------------------------------------------------------------------------------------------
CLASS B
------------------------------------------------------------------------------------------------------------------
With CDSC+                                 (34.84)   (44.03)  (1.22)     n/a          n/a               n/a
------------------------------------------------------------------------------------------------------------------
Without CDSC                               (31.41)   (41.08)  (0.82)    2.14++        n/a               n/a
------------------------------------------------------------------------------------------------------------------
CLASS C
------------------------------------------------------------------------------------------------------------------
With 1% CDSC                               (32.08)   (41.65)    n/a      n/a          n/a               n/a
------------------------------------------------------------------------------------------------------------------
Without CDSC                               (31.39)   (41.06)  (0.80)     n/a        (1.23)%             n/a
------------------------------------------------------------------------------------------------------------------
CLASS R
------------------------------------------------------------------------------------------------------------------
With 1% CDSC                               (31.93)   (41.37)    n/a      n/a          n/a               n/a
------------------------------------------------------------------------------------------------------------------
Without CDSC                               (31.24)   (40.77)  (0.31)     n/a          n/a              4.68%
------------------------------------------------------------------------------------------------------------------
BENCHMARKS**
------------------------------------------------------------------------------------------------------------------
MSCI World IT Index                        (33.91)   (43.29)  (3.20)    2.29        (6.35) #           2.32
------------------------------------------------------------------------------------------------------------------
MSCI World Index                           (35.63)   (41.51)   2.24     1.21        (0.24) #           5.41
------------------------------------------------------------------------------------------------------------------
Lipper Global Funds Average                (36.29)   (42.57)   1.56     2.25         0.81              5.08
------------------------------------------------------------------------------------------------------------------
Lipper Global Science & Technology Funds
   Average                                 (32.39)   (43.09)  (3.21)    0.00        (4.63)             2.53
------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE

                                          CLASS A   CLASS B   CLASS C   CLASS R
--------------------------------------------------------------------------------
10/31/08                                  $ 11.77   $ 10.24   $ 10.25   $ 11.62
--------------------------------------------------------------------------------
4/30/08                                     17.09     14.93     14.94     16.90
--------------------------------------------------------------------------------
10/31/07                                    19.82     17.38     17.39     19.62
--------------------------------------------------------------------------------

An investment in the Fund is subject to certain risks, including the possible loss of principal. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. Investing in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. Due to recent volatility in the technology markets, current performance may be significantly lower than set forth above.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman Global Technology Fund

Country Allocation
October 31, 2008
--------------------------------------------------------------------------------

                                                                     MSCI WORLD
                                                              FUND      INDEX
-------------------------------------------------------------------------------
NORTH AMERICA (DEVELOPED)                                     71.8%    55.2%
-------------------------------------------------------------------------------
Canada                                                         2.4      4.1
-------------------------------------------------------------------------------
United States                                                 69.4     51.1
-------------------------------------------------------------------------------
EUROPE (TOTAL)                                                 1.6     30.0
-------------------------------------------------------------------------------
EUROPE (EMU)                                                   0.7     14.8
-------------------------------------------------------------------------------
Austria                                                         --      0.2
-------------------------------------------------------------------------------
Belgium                                                         --      0.3
-------------------------------------------------------------------------------
Finland                                                         --      0.6
-------------------------------------------------------------------------------
France                                                          --      4.6
-------------------------------------------------------------------------------
Germany                                                         --      3.9
-------------------------------------------------------------------------------
Greece                                                          --      0.2
-------------------------------------------------------------------------------
Ireland                                                         --      0.2
-------------------------------------------------------------------------------
Italy                                                           --      1.6
-------------------------------------------------------------------------------
Luxembourg                                                      --      0.2
-------------------------------------------------------------------------------
Netherlands                                                    0.7      1.1
-------------------------------------------------------------------------------
Portugal                                                        --      0.1
-------------------------------------------------------------------------------
Spain                                                           --      1.8
-------------------------------------------------------------------------------
EUROPE (OTHER)                                                 0.9     15.2
-------------------------------------------------------------------------------
Denmark                                                         --      0.4
-------------------------------------------------------------------------------
Norway                                                          --      0.3
-------------------------------------------------------------------------------
Sweden                                                          --      0.9
-------------------------------------------------------------------------------
Switzerland                                                    0.5      3.8
-------------------------------------------------------------------------------
United Kingdom                                                 0.4      9.8
-------------------------------------------------------------------------------
JAPAN                                                          3.2     10.5
-------------------------------------------------------------------------------
ASIA (DEVELOPED)                                                --      4.0
-------------------------------------------------------------------------------
Australia                                                       --      2.6
-------------------------------------------------------------------------------
Hong Kong                                                       --      0.9
-------------------------------------------------------------------------------
Singapore                                                       --      0.5
-------------------------------------------------------------------------------
ASIA (EMERGING)                                               11.2       --
-------------------------------------------------------------------------------
China                                                          3.1       --
-------------------------------------------------------------------------------
India                                                          2.0       --
-------------------------------------------------------------------------------
Taiwan                                                         6.1       --
-------------------------------------------------------------------------------
LATIN AMERICA (EMERGING)                                       0.1       --
-------------------------------------------------------------------------------
Brazil                                                         0.1       --
-------------------------------------------------------------------------------
EUROPE, MIDDLE EAST AND AFRICA (EMERGING)                      8.6       --
-------------------------------------------------------------------------------
Israel                                                         8.6       --
-------------------------------------------------------------------------------
OTHER                                                           --      0.3
-------------------------------------------------------------------------------
Bermuda                                                         --      0.3
-------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES                                  3.5       --
-------------------------------------------------------------------------------
TOTAL                                                        100.0%   100.0%
================================================================================

Largest Industries
October 31, 2008
--------------------------------------------------------------------------------

PERCENT OF
NET ASSETS

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

INTERNET SOFTWARE AND SERVICES                                     $ 41,388,521
SYSTEMS SOFTWARE                                                   $ 36,656,391
APPLICATION SOFTWARE                                               $ 20,523,030
COMMUNICATIONS EQUIPMENT                                           $ 19,676,321
IT CONSULTING AND OTHER SERVICES                                   $ 19,313,196

Largest Portfolio Holdingso
October 31, 2008
--------------------------------------------------------------------------------

                                                                     PERCENT OF
SECURITY                                                  VALUE      NET ASSETS
--------------------------------------------------------------------------------
McAfee (United States)                                $ 16,565,118       7.3
--------------------------------------------------------------------------------
Amdocs (United States)                                  15,507,744       6.8
--------------------------------------------------------------------------------
Check Point Software Technologies (Israel)              15,440,314       6.8
--------------------------------------------------------------------------------
Synopsys (United States)                                14,119,472       6.2
--------------------------------------------------------------------------------
BMC Software (United States)                            12,639,097       5.5
--------------------------------------------------------------------------------
Symantec (United States)                                10,144,512       4.5
--------------------------------------------------------------------------------
Marvell Technology Group (United States)                 8,927,780       3.9
--------------------------------------------------------------------------------
QUALCOMM (United States)                                 7,541,046       3.3
--------------------------------------------------------------------------------
Cisco Systems (United States)                            7,068,906       3.1
--------------------------------------------------------------------------------
NetApp (United States)                                   6,557,991       2.9
--------------------------------------------------------------------------------

Largest Portfolio Changes
May 1 to October 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES
--------------------------------------------------------------------------------
VeriSign* (United States)
--------------------------------------------------------------------------------
HON HAI Precision Industry* (Taiwan)
--------------------------------------------------------------------------------
Autodesk (United States)
--------------------------------------------------------------------------------
Murata Manufacturing* (United States)
--------------------------------------------------------------------------------
NetApp (United States)
--------------------------------------------------------------------------------
Open Text* (Canada)
--------------------------------------------------------------------------------
NICE Systems (ADR) (Israel)
--------------------------------------------------------------------------------
Research In Motion (Canada)
--------------------------------------------------------------------------------
Acer (Taiwan)
--------------------------------------------------------------------------------
Rolta India (India)
--------------------------------------------------------------------------------

LARGEST SALES
--------------------------------------------------------------------------------
Yahoo!** (United States)
--------------------------------------------------------------------------------
McAfee (United States)
--------------------------------------------------------------------------------
eBay** (United States)
--------------------------------------------------------------------------------
Satyam Computer Services** (India)
--------------------------------------------------------------------------------
Oracle (United States)
--------------------------------------------------------------------------------
Google (Class A)** (United States)
--------------------------------------------------------------------------------
Cap Gemini** (France)
--------------------------------------------------------------------------------
Tandberg** (Norway)
--------------------------------------------------------------------------------
Nokia (ADR)** (Finland)
--------------------------------------------------------------------------------
Marvell Technology Group (United States)
--------------------------------------------------------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

----------
*     Position added during the period.

**    Position eliminated during the period.

See additional footnotes on page 19.

Performance and Portfolio Overview
Seligman International Growth Fund

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

                   Class A With          Class A Without          Class B                                         MSCI EAFE
                   Sales Charge            Sales Charge         Without CDSC            MSCI EAFE Index         Growth Index
10/31/1998           $9,426.44              $  10,000             $9,999.99                $  10,000              $  10,000
 1/31/1999           $10,339.9              $  10,969             $10,945.1                $10,902.3              $11,149.3
 4/30/1999           $10,642.6              $11,290.1             $11,246.3                $11,543.9              $11,050.4
 7/31/1999           $10,892.2              $11,554.9             $11,494.4                $11,722.4              $11,196.4
10/31/1999           $  1,1402              $12,095.8             $12,008.3                $12,336.8              $12,056.5
 1/31/2000           $12,083.8              $  12,819             $12,700.1                $13,034.6              $13,576.5
 4/30/2000           $9,834.96              $10,433.4             $  10,322                $13,180.1              $13,638.2
 7/31/2000           $9,282.82              $9,847.64             $9,724.29                $12,808.9              $12,424.8
10/31/2000           $ 8,385.6              $8,895.83             $8,773.07                $12,008.1              $11,187.6
 1/31/2001           $8,011.76              $8,499.24             $8,368.16                $11,968.3              $10,844.1
 4/30/2001           $7,166.29              $7,602.33             $7,481.21                $  11,064              $9,701.28
 7/31/2001           $6,401.35              $6,790.85             $6,677.82                $10,063.8              $8,649.02
10/31/2001           $5,699.68              $6,046.48             $ 5,938.7                $9,044.93              $7,773.35
 1/31/2002           $5,607.65              $5,948.86             $5,835.86                $8,934.24              $7,777.57
 4/30/2002           $5,808.95              $ 6,162.4             $6,028.68                $9,557.26              $8,234.02
 7/31/2002           $   4,998              $5,302.11             $5,180.29                $8,387.05              $7,189.32
10/31/2002           $4,744.94              $5,033.65             $4,903.92                $7,875.42              $6,884.54
 1/31/2003           $4,555.14              $ 4,832.3             $4,698.25                $7,626.01              $6,582.44
 4/30/2003           $4,716.18              $5,003.14             $4,846.08                $8,035.78              $6,937.77
 7/31/2003           $5,216.56              $5,533.96             $ 5,347.4                $8,954.17              $7,530.48
10/31/2003           $5,693.93              $6,040.38             $5,835.86                $10,046.5              $ 8,386.3
 1/31/2004           $6,320.83              $6,705.43             $6,465.72                $11,231.7              $9,353.99
 4/30/2004           $6,470.37              $6,864.06             $6,607.12                $11,310.3              $9,312.93
 7/31/2004           $6,280.57              $6,662.72             $6,401.45                $11,237.5              $9,041.62
10/31/2004           $6,907.48              $7,327.77             $7,024.89                $11,982.2              $9,587.93
 1/31/2005           $7,264.07              $7,706.06             $7,371.95                $13,121.7              $10,440.4
 4/30/2005           $6,861.47              $7,278.96             $6,954.19                $13,053.5              $  10,403
 7/31/2005           $7,183.55              $7,620.64             $7,262.69                $13,659.1              $10,850.4
10/31/2005           $7,223.81              $7,663.35             $7,294.83                $14,208.2              $11,317.1
 1/31/2006           $8,512.13              $9,030.06             $8,573.83                $16,174.7              $12,892.4
 4/30/2006           $9,058.52              $9,609.69             $9,113.71                $17,491.3              $13,855.7
 7/31/2006           $8,391.35              $8,901.93             $8,426.01                $17,008.5              $13,365.2
10/31/2006           $8,960.74              $9,505.97             $8,983.58                $  18,194              $14,078.9
 1/31/2007           $9,691.18              $10,280.8             $9,715.88                $  19,464              $15,019.3
 4/30/2007           $  10,180              $10,799.5             $  10,206                $21,046.4              $16,327.5
 7/31/2007           $10,622.9              $11,269.3             $  10,650                $21,162.1              $16,587.1
10/31/2007           $12,549.6              $13,313.2             $12,581.6                $22,821.2              $18,154.6
 1/31/2008           $10,472.4              $11,109.6             $10,499.1                $19,589.8              $15,807.2
 4/30/2008           $10,290.4              $10,916.5             $10,316.6                $  20,771              $16,809.4
 7/31/2008           $9,090.87              $9,644.01             $9,114.05                $18,681.4              $15,484.8
10/31/2008           $5,263.14              $5,583.38             $5,276.55                $12,247.6              $10,054.3

Investment Results

TOTAL RETURNS
For Periods Ended October 31, 2008
--------------------------------------------------------------------------------

                                                                                   AVERAGE ANNUAL
                                                -----------------------------------------------------------------------------------
                                                                                  CLASS C           CLASS I           CLASS R
                                          SIX       ONE     FIVE     TEN      SINCE INCEPTION   SINCE INCEPTION   SINCE INCEPTION
CLASS A                                 MONTHS*    YEAR    YEARS    YEARS         5/27/99           11/30/01          4/30/03
-----------------------------------------------------------------------------------------------------------------------------------
With Sales Charge                       (51.79)%  (60.47)% (2.71)%  (6.22)%          n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
Without Sales Charge                    (48.85)   (58.06)  (1.56)   (5.66)           n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
CLASS B
-----------------------------------------------------------------------------------------------------------------------------------
With CDSC+                              (51.64)   (60.15)  (2.63)     n/a            n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
Without CDSC                            (49.09)   (58.41)  (2.30)   (6.19)++         n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
CLASS C
-----------------------------------------------------------------------------------------------------------------------------------
With 1% CDSC                            (49.53)   (58.71)    n/a      n/a            n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
Without CDSC                            (49.02)   (58.37)  (2.27)     n/a          (7.49)%             n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
CLASS I                                 (48.68)   (57.77)  (0.80)     n/a            n/a             (0.58)%             n/a
-----------------------------------------------------------------------------------------------------------------------------------
CLASS R
-----------------------------------------------------------------------------------------------------------------------------------
With 1% CDSC                            (49.42)   (58.52)    n/a      n/a            n/a               n/a               n/a
-----------------------------------------------------------------------------------------------------------------------------------
Without CDSC                            (48.91)   (58.16)  (1.76)     n/a            n/a               n/a              1.82%
-----------------------------------------------------------------------------------------------------------------------------------
BENCHMARKS**
-----------------------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index                         (41.04)   (46.34)   4.04     2.05           1.19#             3.93              7.95
-----------------------------------------------------------------------------------------------------------------------------------
MSCI EAFE Growth Index                  (40.19)   (44.63)   3.69     0.05          (0.53)#            3.04              6.96
-----------------------------------------------------------------------------------------------------------------------------------
Lipper International Funds Average      (41.99)   (47.97)   2.93     2.40           1.36              3.09              6.74
-----------------------------------------------------------------------------------------------------------------------------------
Lipper International Multi-Cap Growth
   Funds Average                        (23.32)   (31.52)   9.73     5.78           1.25              2.96              7.21
-----------------------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE PER SHARE

                             CLASS A   CLASS B   CLASS C   CLASS I   CLASS R
-----------------------------------------------------------------------------
10/31/08                     $ 7.81    $ 6.75    $ 6.77    $ 8.38    $ 7.72
-----------------------------------------------------------------------------
4/30/08                       15.27     13.26     13.28     16.33     15.11
-----------------------------------------------------------------------------
10/31/07                      21.82     19.43     19.46     23.04     21.65
-----------------------------------------------------------------------------

An investment in the Fund is subject to certain risks, including the possible loss of principal. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions.

----------
See footnotes on page 19.

Performance and Portfolio Overview
Seligman International Growth Fund

Country Allocation
October 31, 2008
--------------------------------------------------------------------------------

                                                                      MSCI EAFE
                                                              FUND     INDEX
--------------------------------------------------------------------------------
NORTH AMERICA (DEVELOPED)                                      8.0%       --
--------------------------------------------------------------------------------
Canada                                                         6.3        --
--------------------------------------------------------------------------------
United States                                                  1.7        --
--------------------------------------------------------------------------------
EUROPE (TOTAL)                                                69.9      67.3%
--------------------------------------------------------------------------------
EUROPE (EMU)                                                  16.6      33.3
--------------------------------------------------------------------------------
Austria                                                         --       0.4
--------------------------------------------------------------------------------
Belgium                                                        0.9       0.7
--------------------------------------------------------------------------------
Finland                                                        1.3       1.5
--------------------------------------------------------------------------------
France                                                         7.9      10.3
--------------------------------------------------------------------------------
Germany                                                        4.4       8.7
--------------------------------------------------------------------------------
Greece                                                          --       0.5
--------------------------------------------------------------------------------
Ireland                                                         --       0.4
--------------------------------------------------------------------------------
Italy                                                           --       3.6
--------------------------------------------------------------------------------
Luxembourg                                                     1.1       0.4
--------------------------------------------------------------------------------
Netherlands                                                    1.0       2.5
--------------------------------------------------------------------------------
Portugal                                                        --       0.3
--------------------------------------------------------------------------------
Spain                                                           --       4.0
--------------------------------------------------------------------------------
EUROPE (OTHER)                                                53.3      34.0
--------------------------------------------------------------------------------
Denmark                                                        1.4       0.9
--------------------------------------------------------------------------------
Norway                                                          --       0.7
--------------------------------------------------------------------------------
Sweden                                                         0.6       1.9
--------------------------------------------------------------------------------
Switzerland                                                   16.5       8.5
--------------------------------------------------------------------------------
United Kingdom                                                34.8      22.0
--------------------------------------------------------------------------------
JAPAN                                                          8.4      23.7
--------------------------------------------------------------------------------
ASIA (DEVELOPED)                                               2.4       9.0
--------------------------------------------------------------------------------
Australia                                                      1.8       5.9
--------------------------------------------------------------------------------
Hong Kong                                                      0.6       2.0
--------------------------------------------------------------------------------
New Zealand                                                     --       0.1
--------------------------------------------------------------------------------
Singapore                                                       --       1.0
--------------------------------------------------------------------------------
ASIA (EMERGING)                                                2.9        --
--------------------------------------------------------------------------------
China                                                          2.9        --
--------------------------------------------------------------------------------
LATIN AMERICA (EMERGING)                                       1.4        --
--------------------------------------------------------------------------------
Brazil                                                         1.4        --
--------------------------------------------------------------------------------
EUROPE, MIDDLE EAST AND AFRICA (EMERGING)                      5.5        --
--------------------------------------------------------------------------------
Israel                                                         4.7        --
--------------------------------------------------------------------------------
Russia                                                         0.8        --
--------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES                                  1.5        --
--------------------------------------------------------------------------------
TOTAL                                                        100.0%    100.0%
================================================================================

Largest Industries
October 31, 2008
--------------------------------------------------------------------------------

PERCENT OF
NET ASSETS

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE.]

PHARMACEUTICALS                                                     $ 7,823,802
METALS AND MINING                                                   $ 2,744,079
DIVERSIFIED TELECOMMUNICATION SERVICES                              $ 2,375,886
CAPITAL MARKETS                                                     $ 1,995,226
FOOD PRODUCTS                                                       $ 1,906,693

Largest Portfolio Holdingso
October 31, 2008

--------------------------------------------------------------------------------
                                                                     PERCENT OF
SECURITY                                                  VALUE      NET ASSETS
--------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Israel)          $ 1,882,432       4.7
--------------------------------------------------------------------------------
Roche Holding (Switzerland)                              1,833,269       4.6
--------------------------------------------------------------------------------
Nestle (Switzerland)                                     1,490,029       3.7
--------------------------------------------------------------------------------
easyJet (United Kingdom)                                 1,437,028       3.6
--------------------------------------------------------------------------------
Novartis (Switzerland)                                   1,374,038       3.4
--------------------------------------------------------------------------------
Reckitt Benckiser Group (United Kingdom)                 1,266,486       3.2
--------------------------------------------------------------------------------
AstraZeneca (United Kingdom)                             1,230,642       3.1
--------------------------------------------------------------------------------
Potash Corp. of Saskatchewan (Canada)                    1,091,328       2.7
--------------------------------------------------------------------------------
UBS (Switzerland)                                        1,088,206       2.7
--------------------------------------------------------------------------------
ARM Holdings (United Kingdom)                            1,081,961       2.7
--------------------------------------------------------------------------------

Largest Portfolio Changes
May 1 to October 31, 2008
--------------------------------------------------------------------------------

LARGEST PURCHASES
--------------------------------------------------------------------------------
Roche Holding (Switzerland)
--------------------------------------------------------------------------------
Reckitt Benckiser Group (United Kingdom)
--------------------------------------------------------------------------------
Novartis* (Switzerland)
--------------------------------------------------------------------------------
AstraZeneca* (United Kingdom)
--------------------------------------------------------------------------------
Julius Baer Holding* (Switzerland)
--------------------------------------------------------------------------------
Capita Group* (United Kingdom)
--------------------------------------------------------------------------------
BHP Billiton* (United Kingdom)
--------------------------------------------------------------------------------
UBS* (Switzerland)
--------------------------------------------------------------------------------
Millicom International Cellular* (Luxembourg)
--------------------------------------------------------------------------------
PPR (France)
--------------------------------------------------------------------------------

LARGEST SALES
--------------------------------------------------------------------------------
Man Group** (United Kingdom)
--------------------------------------------------------------------------------
K&S** (Germany)
--------------------------------------------------------------------------------
Unilever** (Netherlands)
--------------------------------------------------------------------------------
Nokia (Finland)
--------------------------------------------------------------------------------
Mitsui** (Japan)
--------------------------------------------------------------------------------
ASML Holding** (Netherlands)
--------------------------------------------------------------------------------
Carphone Warehouse Group** (United Kingdom)
--------------------------------------------------------------------------------
Alstom** (France)
--------------------------------------------------------------------------------
Vallourec** (France)
--------------------------------------------------------------------------------
Orascom Telecom Holding (GDR)** (Egypt)
--------------------------------------------------------------------------------

Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

----------
 *    Position added during the period.

**    Position eliminated during the period.

See additional footnotes on page 19.

Performance and Portfolio Overview

----------
(1) The website reference is an inactive textual reference and information contained in or otherwise accessible through the website does not form a part of this report or the Series' prospectuses or statement of additional information.

 *    Returns for periods of less than one year are not annualized.

**    See page 2 for description of benchmark averages and indices.

++ The ten-year returns for Class B shares reflect automatic conversion to Class A shares approximately eight years after their date of purchase.

 + The CDSC is 5% if you sell your shares within one year of purchase, 2% for the five-year period and 0% since inception.

 #    From May 31, 1999.

 o There can be no assurance that the securities presented have remained or will remain in the Fund's portfolio. Information regarding the Fund's portfolio holdings should not be construed as a recommendation to buy or sell any security or as an indication that any security is suitable for a particular investor.

Understanding and Comparing Your Fund's Expenses

As a shareholder of a Fund of the Series, you incur ongoing expenses, such as management fees, distribution and service (12b-1) fees (if applicable), and other Fund expenses. The information below is intended to help you understand the ongoing expenses (in dollars) of investing in a Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases and redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested on May 1, 2008 and held for the entire six-month period ended October 31, 2008.

Actual Expenses

The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the share class of the Fund that you own to estimate the expenses you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratios of each Fund and an assumed rate of return of 5% per year before expenses, which is not the actual return of any Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in a Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.


                                                          ACTUAL                HYPOTHETICAL
                                                  ---------------------   ------------------------
                                                              EXPENSES                  EXPENSES
                                                                PAID                      PAID
                         BEGINNING                 ENDING      DURING       ENDING       DURING
                          ACCOUNT    ANNUALIZED    ACCOUNT     PERIOD       ACCOUNT      PERIOD
                           VALUE       EXPENSE      VALUE     5/1/08 TO      VALUE      5/1/08 TO
FUND                      5/1/08       RATIO*     10/31/08   10/31/08**    10/31/08    10/31/08**
--------------------------------------------------------------------------------------------------
EMERGING MARKETS FUND
--------------------------------------------------------------------------------------------------
Class A                 $ 1,000.00      2.35%     $ 505.10   $     8.89   $ 1,013.32   $    11.89
--------------------------------------------------------------------------------------------------
Class B                   1,000.00      3.10        503.50        11.72     1,009.55        15.66
--------------------------------------------------------------------------------------------------
Class C                   1,000.00      3.10        503.10        11.71     1,009.55        15.66
--------------------------------------------------------------------------------------------------
Class I                   1,000.00      1.79        507.00         6.78     1,016.14         9.07
--------------------------------------------------------------------------------------------------
Class R                   1,000.00      2.60        504.80         9.83     1,012.07        13.15
--------------------------------------------------------------------------------------------------
GLOBAL GROWTH FUND
--------------------------------------------------------------------------------------------------
Class A                 $ 1,000.00      2.10%     $ 541.10   $     8.13   $ 1,014.58   $    10.63
--------------------------------------------------------------------------------------------------
Class B                   1,000.00      2.85        539.60        11.03     1,010.81        14.41
--------------------------------------------------------------------------------------------------
Class C                   1,000.00      2.85        539.10        11.03     1,010.81        14.41
--------------------------------------------------------------------------------------------------
Class I                   1,000.00      1.50        543.40         5.82     1,017.60         7.61
--------------------------------------------------------------------------------------------------
Class R                   1,000.00      2.35        540.50         9.10     1,013.32        11.89
--------------------------------------------------------------------------------------------------

----------
See footnotes on page 21.

Understanding and Comparing Your Fund's Expenses

                                                                  ACTUAL                HYPOTHETICAL
                                                          ---------------------   ------------------------
                                                                      EXPENSES                  EXPENSES
                                                                        PAID                      PAID
                                 BEGINNING                 ENDING      DURING       ENDING       DURING
                                  ACCOUNT    ANNUALIZED    ACCOUNT     PERIOD       ACCOUNT      PERIOD
                                   VALUE       EXPENSE      VALUE     5/1/08 TO      VALUE      5/1/08 TO
FUND                              5/1/08       RATIO*     10/31/08   10/31/08**    10/31/08    10/31/08**
----------------------------------------------------------------------------------------------------------
GLOBAL SMALLER COMPANIES FUND
----------------------------------------------------------------------------------------------------------
Class A                         $ 1,000.00      1.95%     $ 547.50   $     7.59   $ 1,015.33   $     9.88
----------------------------------------------------------------------------------------------------------
Class B                           1,000.00      2.70        545.80        10.49     1,011.56        13.65
----------------------------------------------------------------------------------------------------------
Class C                           1,000.00      2.70        545.60        10.49     1,011.56        13.65
----------------------------------------------------------------------------------------------------------
Class I                           1,000.00      1.32        549.10         5.14     1,018.50         6.70
----------------------------------------------------------------------------------------------------------
Class R                           1,000.00      2.20        546.80         8.52     1,014.08        11.14
----------------------------------------------------------------------------------------------------------
GLOBAL TECHNOLOGY FUND
----------------------------------------------------------------------------------------------------------
Class A                         $ 1,000.00      1.78%     $ 688.70   $     7.56   $ 1,016.19   $     9.02
----------------------------------------------------------------------------------------------------------
Class B                           1,000.00      2.53        685.90        10.72     1,012.42        12.80
----------------------------------------------------------------------------------------------------------
Class C                           1,000.00      2.53        686.10        10.72     1,012.42        12.80
----------------------------------------------------------------------------------------------------------
Class R                           1,000.00      2.03        687.60         8.61     1,014.93        10.28
----------------------------------------------------------------------------------------------------------
INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------------------------------------
Class A                         $ 1,000.00      2.08%     $ 511.50   $     7.90   $ 1,014.68   $    10.53
----------------------------------------------------------------------------------------------------------
Class B                           1,000.00      2.83        509.10        10.74     1,010.91        14.30
----------------------------------------------------------------------------------------------------------
Class C                           1,000.00      2.83        509.80        10.74     1,010.91        14.30
----------------------------------------------------------------------------------------------------------
Class I                           1,000.00      1.46        513.20         5.55     1,017.80         7.41
----------------------------------------------------------------------------------------------------------
Class R                           1,000.00      2.33        510.90         8.85     1,013.42        11.79
----------------------------------------------------------------------------------------------------------

----------
 * Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Series' prospectuses for a description of each share class and its expenses and sales charges. The Manager has contractually agreed to waive its management fee and/or to reimburse expenses to the extent a Fund's "other expenses" (other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.85% per annum of average daily net assets of Seligman Emerging Markets Fund, Seligman Global Growth Fund, and Seligman International Growth Fund. These undertakings will remain in effect at least until February 28, 2009. Absent such fee waivers and reimbursements, the expense ratios and expenses paid for the period would have been higher.

** Expenses are equal to the Fund's annualized expense ratio based on actual expenses for the period May 1, 2008 to October 31, 2008, multiplied by the average account value over the period, multiplied by 184/366 (number of days in the period).

Portfolios of Investments
October 31, 2008
Seligman Emerging Markets Fund

                                                                                                        SHARES           VALUE
COMMON STOCKS 96.1%
-----------------------------------------------------------------------------------------------------------------------------------
BRAZIL 15.5%
-----------------------------------------------------------------------------------------------------------------------------------
Amil Participacoes* (Insurance)                                                                          72,200     $      333,256
-----------------------------------------------------------------------------------------------------------------------------------
Banco Itau Holding (ADR) (Commercial Banks)                                                              71,700            793,002
-----------------------------------------------------------------------------------------------------------------------------------
BM&F Bovespa* (Diversified Financial Services)                                                          223,300            596,772
-----------------------------------------------------------------------------------------------------------------------------------
Companhia Brasileira de Distribuicao Grupo Pao de Acucar (ADR)
   (Food and Staples Retailing)                                                                          23,700            709,341
-----------------------------------------------------------------------------------------------------------------------------------
Companhia Energetica de Minas Gerais "CEMIG" (ADR) (Electric Utilities)                                  63,800            970,398
-----------------------------------------------------------------------------------------------------------------------------------
Companhia Siderurgica Nasional (ADR) (Metals and Mining)                                                 35,500            482,800
-----------------------------------------------------------------------------------------------------------------------------------
Companhia Vale do Rio Doce "CVRD" (ADR) (Metals and Mining)                                             124,216          1,629,714
-----------------------------------------------------------------------------------------------------------------------------------
OdontoPrev* (Health Care Providers and Services)                                                         25,800            332,250
-----------------------------------------------------------------------------------------------------------------------------------
Petroleo Brasileiro "Petrobras" (ADR) (Oil, Gas and Consumable Fuels)                                   105,200          2,828,828
-----------------------------------------------------------------------------------------------------------------------------------
Usinas Siderurgicas de Minas Gerais "Usiminas" (Metals and Mining)                                       85,925          1,009,366
-----------------------------------------------------------------------------------------------------------------------------------
Weg (Machinery)                                                                                          52,300            296,926
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         9,982,653
-----------------------------------------------------------------------------------------------------------------------------------

CHILE 2.8%
-----------------------------------------------------------------------------------------------------------------------------------
Enersis (ADR) (Electric Utilities)                                                                       67,400            970,560
-----------------------------------------------------------------------------------------------------------------------------------
Sociedad Quimica y Minera de Chile (ADR) (Chemicals)                                                     35,700            817,530
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,788,090
-----------------------------------------------------------------------------------------------------------------------------------

CHINA 20.3%
-----------------------------------------------------------------------------------------------------------------------------------
Angang Steel (Class H) (Metals and Mining)                                                              594,000            368,527
-----------------------------------------------------------------------------------------------------------------------------------
China Life Insurance (Class H)* (Insurance)                                                             509,000          1,360,306
-----------------------------------------------------------------------------------------------------------------------------------
China Mobile (ADR) (Wireless Telecommunication Services)                                                 17,400            763,686
-----------------------------------------------------------------------------------------------------------------------------------
China Overseas Land & Investment (Real Estate Management and Development)                               326,000            363,121
-----------------------------------------------------------------------------------------------------------------------------------
China Resources Enterprise (Distributors)                                                               480,000            942,084
-----------------------------------------------------------------------------------------------------------------------------------
China Shenhua Energy (Class H)* (Oil, Gas and Consumable Fuels)                                         518,000            959,592
-----------------------------------------------------------------------------------------------------------------------------------
CNOOC (ADR) (Oil, Gas and Consumable Fuels)                                                              20,700          1,690,983
-----------------------------------------------------------------------------------------------------------------------------------
First Pacific* (Food Products)                                                                          784,000            316,808
-----------------------------------------------------------------------------------------------------------------------------------
Golden Meditech (Health Care Equipment and Supplies)                                                  1,768,000            253,408
-----------------------------------------------------------------------------------------------------------------------------------
Hong Kong Exchange and Clearing (Diversified Financial Services)                                         78,400            801,458
-----------------------------------------------------------------------------------------------------------------------------------
Hopson Development Holdings (Real Estate Management and Development)                                    710,000            233,245
-----------------------------------------------------------------------------------------------------------------------------------
Industrial and Commercial Bank of China "ICBC" (Class H)* (Commercial Banks)                          2,709,000          1,260,360
-----------------------------------------------------------------------------------------------------------------------------------
Shanghai Electric Group (Electrical Equipment)                                                        3,370,000            994,274
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        SHARES           VALUE
CHINA (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
Shangri-La Asia (Hotels, Restaurants and Leisure)                                                       858,000     $    1,200,072
-----------------------------------------------------------------------------------------------------------------------------------
Simcere Pharmaceutical Group (ADR)* (Pharmaceuticals)                                                    65,173            366,924
-----------------------------------------------------------------------------------------------------------------------------------
Weiqiao Textile (Textiles, Apparel and Luxury Goods)                                                    530,500            108,495
-----------------------------------------------------------------------------------------------------------------------------------
WSP Holdings (ADR)* (Energy Equipment and Services)                                                     131,400            622,836
-----------------------------------------------------------------------------------------------------------------------------------
Wumart Stores (Food and Staples Retailing)                                                              712,178            579,738
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        13,185,917
-----------------------------------------------------------------------------------------------------------------------------------

EGYPT 1.8%
-----------------------------------------------------------------------------------------------------------------------------------
Orascom Construction Industries (Construction and Engineering)                                           23,657            796,470
-----------------------------------------------------------------------------------------------------------------------------------
Talaat Moustafa Group* (Real Estate Management and Development)                                         598,801            386,706
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,183,176
-----------------------------------------------------------------------------------------------------------------------------------

HUNGARY 0.7%
-----------------------------------------------------------------------------------------------------------------------------------
Richter Gedeon (Pharmaceuticals)                                                                          3,543            486,721
-----------------------------------------------------------------------------------------------------------------------------------

INDIA 8.9%
-----------------------------------------------------------------------------------------------------------------------------------
Bajaj Holdings and Investment (Diversified Financial Services)                                           38,655            270,688
-----------------------------------------------------------------------------------------------------------------------------------
Bharat Heavy Electricals (Electrical Equipment)                                                          38,576          1,045,815
-----------------------------------------------------------------------------------------------------------------------------------
Bharti Airtel* (Wireless Telecommunication Services)                                                     25,465            347,974
-----------------------------------------------------------------------------------------------------------------------------------
Educomp Solutions (Diversified Consumer Services)                                                        10,663            495,118
-----------------------------------------------------------------------------------------------------------------------------------
Firstsource Solutions* (IT Services)                                                                    650,211            199,576
-----------------------------------------------------------------------------------------------------------------------------------
HDFC Bank (ADR) (Commercial Banks)                                                                        2,400            157,440
-----------------------------------------------------------------------------------------------------------------------------------
Lanco Infratech* (Construction and Engineering)                                                         108,795            251,704
-----------------------------------------------------------------------------------------------------------------------------------
Nicholas Piramal India (Pharmaceuticals)                                                                160,497            728,710
-----------------------------------------------------------------------------------------------------------------------------------
Piramal Life Sciences* (Biotechnology)                                                                   54,885             76,176
-----------------------------------------------------------------------------------------------------------------------------------
Punjab National Bank (Commercial Banks)                                                                  11,114             98,828
-----------------------------------------------------------------------------------------------------------------------------------
Reliance Industries (Oil, Gas and Consumable Fuels)                                                      50,927          1,423,750
-----------------------------------------------------------------------------------------------------------------------------------
Tata Chemicals (Chemicals)                                                                              217,516            712,688
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5,808,467
-----------------------------------------------------------------------------------------------------------------------------------

ISRAEL 4.9%
-----------------------------------------------------------------------------------------------------------------------------------
Bezek Israeli Telecommunication (Diversified Telecommunication Services)                                429,592            637,484
-----------------------------------------------------------------------------------------------------------------------------------
Israel Chemicals (Chemicals)                                                                             46,862            466,575
-----------------------------------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Pharmaceuticals)                                                   48,300          2,071,104
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         3,175,163
-----------------------------------------------------------------------------------------------------------------------------------

JORDAN 1.0%
-----------------------------------------------------------------------------------------------------------------------------------
Hikma Pharmaceuticals (Pharmaceuticals)                                                                 122,439            638,503
-----------------------------------------------------------------------------------------------------------------------------------

MALAYSIA 2.2%
-----------------------------------------------------------------------------------------------------------------------------------
Digi.com (Wireless Telecommunication Services)                                                           86,900            452,061
-----------------------------------------------------------------------------------------------------------------------------------
Kulim (Malaysia) (Food Products)                                                                        329,400            362,572
-----------------------------------------------------------------------------------------------------------------------------------
Resorts World (Hotels, Restaurants and Leisure)                                                         891,500            627,023
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,441,656
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Emerging Markets Fund (continued)

                                                                                                        SHARES           VALUE
MEXICO 8.3%
-----------------------------------------------------------------------------------------------------------------------------------
America Movil (Class L) (ADR) (Wireless Telecommunication Services)                                      61,300     $    1,896,622
-----------------------------------------------------------------------------------------------------------------------------------
Fomento Economico Mexicano (ADR) (Beverages)                                                             19,800            500,742
-----------------------------------------------------------------------------------------------------------------------------------
Genomma Lab Internacional* (Pharmaceuticals)                                                            232,200            248,125
-----------------------------------------------------------------------------------------------------------------------------------
Grupo Televisa (ADR) (Media)                                                                             64,900          1,146,134
-----------------------------------------------------------------------------------------------------------------------------------
Impulsora del Dessarrollo y el Empleo an America Latina (Series B-1)*
   (Construction and Engineering)                                                                       347,900            297,408
-----------------------------------------------------------------------------------------------------------------------------------
Wal-Mart de Mexico (Series V) (Food and Staples Retailing)                                              496,000          1,324,080
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5,413,111
-----------------------------------------------------------------------------------------------------------------------------------

PAPUA NEW GUINEA 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
New Britain Palm Oil (Food Products)                                                                     79,663            252,759
-----------------------------------------------------------------------------------------------------------------------------------

PERU 1.3%
-----------------------------------------------------------------------------------------------------------------------------------
Compania de Minas Buenaventura (Class B)(ADR) (Metals and Mining)                                        67,500            853,200
-----------------------------------------------------------------------------------------------------------------------------------

PHILIPPINES 0.8%
-----------------------------------------------------------------------------------------------------------------------------------
Philippine Long Distance Telephone (ADR) (Diversified Telecommunication Services)                        13,000            531,700
-----------------------------------------------------------------------------------------------------------------------------------

QATAR 0.5%
-----------------------------------------------------------------------------------------------------------------------------------
Commerical Bank of Qatar (GDR)*+ (Commercial Banks)                                                     102,600            307,800
-----------------------------------------------------------------------------------------------------------------------------------

RUSSIA 4.9%
-----------------------------------------------------------------------------------------------------------------------------------
Cherkizovo Group* (Food Products)                                                                        26,343             67,175
-----------------------------------------------------------------------------------------------------------------------------------
Mobile Telesystems (ADR) (Wireless Telecommunication Services)                                           19,600            767,340
-----------------------------------------------------------------------------------------------------------------------------------
OAO Gazprom (ADR) (Energy Equipment and Services)                                                        10,081            200,309
-----------------------------------------------------------------------------------------------------------------------------------
OAO Gazprom (ADR)+ (Energy Equipment and Services)                                                      106,687          2,152,943
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         3,187,767
-----------------------------------------------------------------------------------------------------------------------------------

SOUTH AFRICA 7.6%
-----------------------------------------------------------------------------------------------------------------------------------
Adcock Ingram Holdings* (Pharmaceuticals)                                                               142,128            498,403
-----------------------------------------------------------------------------------------------------------------------------------
African Bank Investments (Diversified Financial Services)                                               287,996            795,072
-----------------------------------------------------------------------------------------------------------------------------------
Aspen Pharmacare* (Pharmaceuticals)                                                                     181,064            635,741
-----------------------------------------------------------------------------------------------------------------------------------
Impala Platinum Holdings (Metals and Mining)                                                             77,515            813,547
-----------------------------------------------------------------------------------------------------------------------------------
MTN Group (Wireless Telecommunication Services)                                                          94,813          1,069,973
-----------------------------------------------------------------------------------------------------------------------------------
Truworths International (Specialty Retail)                                                              339,884          1,157,506
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         4,970,242
-----------------------------------------------------------------------------------------------------------------------------------

SOUTH KOREA 2.2%
-----------------------------------------------------------------------------------------------------------------------------------
LG Electronics (Household Durables)                                                                      19,346          1,430,742
-----------------------------------------------------------------------------------------------------------------------------------

SWITZERLAND 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
Orascom Development Holding* (Hotels, Restaurants and Leisure)                                            9,309            269,666
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       SHARES            VALUE
TAIWAN 8.5%
-----------------------------------------------------------------------------------------------------------------------------------
Chungwa Telecom (ADR) (Diversified Telecommunication Services)                                           34,600     $      569,516
-----------------------------------------------------------------------------------------------------------------------------------
HON HAI Precision Industry (Electronic Equipment, Instruments and Components)                           382,910            926,982
-----------------------------------------------------------------------------------------------------------------------------------
MediaTek (Semiconductors and Semiconductor Equipment)                                                    89,000            794,255
-----------------------------------------------------------------------------------------------------------------------------------
President Chain Store (Food and Staples Retailing)                                                      203,000            476,343
-----------------------------------------------------------------------------------------------------------------------------------
Taiwan Mobile* (Wireless Telecommunication Services)                                                    576,000            801,575
-----------------------------------------------------------------------------------------------------------------------------------
Taiwan Semiconductor Manufacturing (Semiconductors and Semiconductor Equipment)                         843,000          1,247,355
-----------------------------------------------------------------------------------------------------------------------------------
Yuanta Financial Holding (Diversified Financial Services)                                             1,761,000            701,035
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5,517,061
-----------------------------------------------------------------------------------------------------------------------------------

THAILAND 1.2%
-----------------------------------------------------------------------------------------------------------------------------------
Bangkok Bank (Commercial Banks)                                                                         310,700            632,382
-----------------------------------------------------------------------------------------------------------------------------------
Land and House (Real Estate Management and Development)                                               1,502,300            165,389
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           797,771
-----------------------------------------------------------------------------------------------------------------------------------

TURKEY 1.9%
-----------------------------------------------------------------------------------------------------------------------------------
Akcansa Cimento (Construction Materials)                                                                 77,071            128,337
-----------------------------------------------------------------------------------------------------------------------------------
Aksigorta (Insurance)                                                                                   130,725            268,434
-----------------------------------------------------------------------------------------------------------------------------------
Cimsa Cimento Sanayi ve Ticaret (Construction Materials)                                                 81,322            153,435
-----------------------------------------------------------------------------------------------------------------------------------
Haci Omer Sabanci Holding (Diversified Financial Services)                                              141,547            344,308
-----------------------------------------------------------------------------------------------------------------------------------
Koc Holding (Industrial Conglomerates)                                                                  182,184            340,601
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,235,115
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON STOCKS (Cost $93,705,540)                                                                                  62,457,280
-----------------------------------------------------------------------------------------------------------------------------------

PREFERRED STOCKS 1.9%
-----------------------------------------------------------------------------------------------------------------------------------

BRAZIL 1.9%
-----------------------------------------------------------------------------------------------------------------------------------
Companhia de Bebidas das Americas "AmBev" (Beveragas)                                                    22,300            936,672
-----------------------------------------------------------------------------------------------------------------------------------
Petroleo Brasileiro "Petrobras" (Oil, Gas and Consumable Fuels)                                          30,400            327,082
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PREFERRED STOCKS (Cost $1,386,382)                                                                                 1,263,754
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $95,091,922) 98.0%                                                                              63,721,034
-----------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 2.0%                                                                                       1,302,664
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS 100.0%                                                                                                   $   65,023,698
===================================================================================================================================

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Growth Fund

                                                                                                         SHARES          VALUE
COMMON STOCKS 96.6%
-----------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA 1.9%
-----------------------------------------------------------------------------------------------------------------------------------
CSL (Biotechnology)                                                                                      15,049     $      366,794
-----------------------------------------------------------------------------------------------------------------------------------
CANADA 3.5%
-----------------------------------------------------------------------------------------------------------------------------------
Potash Corp. of Saskatchewan (Chemicals)                                                                  4,200            358,092
-----------------------------------------------------------------------------------------------------------------------------------
Research In Motion* (Communications Equipment)                                                            6,100            307,623
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           665,715
-----------------------------------------------------------------------------------------------------------------------------------
CHINA 0.6%
-----------------------------------------------------------------------------------------------------------------------------------
Focus Media Holding (ADR)* (Media)                                                                        6,300            116,739
-----------------------------------------------------------------------------------------------------------------------------------
DENMARK 2.2%
-----------------------------------------------------------------------------------------------------------------------------------
Carlsberg (Class B) (Beverages)                                                                           5,806            229,871
-----------------------------------------------------------------------------------------------------------------------------------
Vestas Wind Systems (Electrical Equipment)                                                                4,848            199,551
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           429,422
-----------------------------------------------------------------------------------------------------------------------------------
FRANCE 3.7%
-----------------------------------------------------------------------------------------------------------------------------------
Alstom* (Electrical Equipment)                                                                            3,232            160,639
-----------------------------------------------------------------------------------------------------------------------------------
Groupe Danone (Food Products)                                                                             5,847            324,256
-----------------------------------------------------------------------------------------------------------------------------------
Societe Generale (Commercial Banks)                                                                       4,193            230,227
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           715,122
-----------------------------------------------------------------------------------------------------------------------------------
GERMANY 2.8%
-----------------------------------------------------------------------------------------------------------------------------------
Fresenius Medical (Health Care Providers and Services)                                                    5,496            246,633
-----------------------------------------------------------------------------------------------------------------------------------
Muenchener Rueckversicherungs-Gesellschaft* (Insurance)                                                     751             98,252
-----------------------------------------------------------------------------------------------------------------------------------
Siemens (Industrial Conglomerates)                                                                        3,139            187,804
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           532,689
-----------------------------------------------------------------------------------------------------------------------------------
GREECE 0.6%
-----------------------------------------------------------------------------------------------------------------------------------
National Bank of Greece (Commercial Banks)                                                                5,460            121,617
-----------------------------------------------------------------------------------------------------------------------------------
ISRAEL 2.5%
-----------------------------------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Pharmaceuticals)                                                   11,100            475,968
-----------------------------------------------------------------------------------------------------------------------------------
JAPAN 3.4%
-----------------------------------------------------------------------------------------------------------------------------------
Daiichi Sankyo (Pharmaceuticals)                                                                          9,200            188,270
-----------------------------------------------------------------------------------------------------------------------------------
Nintendo (Software)                                                                                       1,500            473,096
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           661,366
-----------------------------------------------------------------------------------------------------------------------------------
LUXEMBOURG 1.2%
-----------------------------------------------------------------------------------------------------------------------------------
Millicom International Cellular (Wireless Telecommunication Services)                                     5,900            236,000
-----------------------------------------------------------------------------------------------------------------------------------
NORWAY 1.3%
-----------------------------------------------------------------------------------------------------------------------------------
Seadrill* (Energy Equipment and Services)                                                                26,500            254,071
-----------------------------------------------------------------------------------------------------------------------------------
SPAIN 1.6%
-----------------------------------------------------------------------------------------------------------------------------------
Telefonica (Diversified Telecommunication Services)                                                      16,372            302,836
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                         SHARES          VALUE
SWITZERLAND 7.1%
-----------------------------------------------------------------------------------------------------------------------------------
Julius Baer Holding (Capital Markets)                                                                     8,369     $      329,439
-----------------------------------------------------------------------------------------------------------------------------------
Nestle (Food Products)                                                                                   13,772            536,825
-----------------------------------------------------------------------------------------------------------------------------------
Roche Holding (Pharmaceuticals)                                                                           3,350            512,770
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,379,034
-----------------------------------------------------------------------------------------------------------------------------------
TAIWAN 1.1%
-----------------------------------------------------------------------------------------------------------------------------------
HON HAI Precision Industry (Electronic Equipment, Instruments and Components)                            84,908            205,553
-----------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM 4.7%
-----------------------------------------------------------------------------------------------------------------------------------
BHP Billiton (Metals and Mining)                                                                         29,626            502,782
-----------------------------------------------------------------------------------------------------------------------------------
Reckitt Benckiser Group (Household Products)                                                              9,442            396,859
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           899,641
-----------------------------------------------------------------------------------------------------------------------------------
UNITED STATES 58.4%
-----------------------------------------------------------------------------------------------------------------------------------
Abbott Laboratories (Pharmaceuticals)                                                                     4,900            270,235
-----------------------------------------------------------------------------------------------------------------------------------
Allergan (Pharmaceuticals)                                                                               10,000            396,700
-----------------------------------------------------------------------------------------------------------------------------------
American Tower (Class A)* (Wireless Telecommunication Services)                                          13,900            449,109
-----------------------------------------------------------------------------------------------------------------------------------
Amgen* (Biotechnology)                                                                                    5,300            317,417
-----------------------------------------------------------------------------------------------------------------------------------
Apple* (Computers and Peripherals)                                                                        3,800            408,842
-----------------------------------------------------------------------------------------------------------------------------------
Celgene* (Biotechnology)                                                                                  4,800            308,448
-----------------------------------------------------------------------------------------------------------------------------------
Cisco Systems* (Communications Equipment)                                                                16,300            289,651
-----------------------------------------------------------------------------------------------------------------------------------
Clorox (Household Products)                                                                               2,300            139,863
-----------------------------------------------------------------------------------------------------------------------------------
Comcast (Class A)* (Media)                                                                               10,400            163,904
-----------------------------------------------------------------------------------------------------------------------------------
Danaher (Machinery)                                                                                       4,800            284,352
-----------------------------------------------------------------------------------------------------------------------------------
Electronic Arts* (Software)                                                                              30,000            683,400
-----------------------------------------------------------------------------------------------------------------------------------
FedEx (Air Freight and Logistics)                                                                         3,000            196,110
-----------------------------------------------------------------------------------------------------------------------------------
General Dynamics (Aerospace and Defense)                                                                  3,200            193,024
-----------------------------------------------------------------------------------------------------------------------------------
Gilead Sciences* (Biotechnology)                                                                          7,000            320,950
-----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Group (Capital Markets)                                                                     3,900            360,750
-----------------------------------------------------------------------------------------------------------------------------------
Google (Class A)* (Internet Software and Services)                                                        1,100            395,296
-----------------------------------------------------------------------------------------------------------------------------------
Hess (Oil, Gas and Consumable Fuels)                                                                      5,700            343,197
-----------------------------------------------------------------------------------------------------------------------------------
Hewlett-Packard (Computers and Peripherals)                                                               8,100            310,068
-----------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase (Diversified Financial Services)                                                          10,200            420,750
-----------------------------------------------------------------------------------------------------------------------------------
Las Vegas Sands* (Hotels, Restaurants and Leisure)                                                       13,200            187,308
-----------------------------------------------------------------------------------------------------------------------------------
Lockheed Martin (Aerospace and Defense)                                                                   3,500            297,675
-----------------------------------------------------------------------------------------------------------------------------------
MetroPCS Communications* (Wireless Telecommunication Services)                                           45,900            630,666
-----------------------------------------------------------------------------------------------------------------------------------
Monsanto (Chemicals)                                                                                      4,700            418,206
-----------------------------------------------------------------------------------------------------------------------------------
Oracle* (Software)                                                                                       35,300            645,637
-----------------------------------------------------------------------------------------------------------------------------------
Praxair (Chemicals)                                                                                       3,400            221,510
-----------------------------------------------------------------------------------------------------------------------------------
Royal Caribbean Cruises (Hotels, Restaurants and Leisure)                                                15,000            203,400
-----------------------------------------------------------------------------------------------------------------------------------
Schlumberger (Energy Equipment and Services)                                                              6,300            325,395
-----------------------------------------------------------------------------------------------------------------------------------
St. Jude Medical* (Health Care Equipment and Supplies)                                                   10,100            384,103
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Growth Fund (continued)

                                                                                                         SHARES          VALUE
UNITED STATES (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
SunPower* (Electrical Equipment)                                                                          8,900     $      347,634
-----------------------------------------------------------------------------------------------------------------------------------
Ultra Petroleum* (Oil, Gas and Consumable Fuels)                                                          5,800            269,990
-----------------------------------------------------------------------------------------------------------------------------------
Visa (Class A) (IT Services)                                                                              5,300            293,355
-----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo (Commercial Banks)                                                                            4,700            160,035
-----------------------------------------------------------------------------------------------------------------------------------
Wyeth (Pharmaceuticals)                                                                                   9,600            308,928
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        SHARES           VALUE
UNITED STATES (CONTINUED)
XTO Energy (Oil, Gas and Consumable Fuels)                                                                9,300     $      334,335
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        11,280,243
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $25,714,784) 96.6%                                                                              18,642,810
-----------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 3.4%                                                                                         663,531
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS 100.0%                                                                                                   $   19,306,341
-----------------------------------------------------------------------------------------------------------------------------------
Seligman Global Smaller Companies Fund
COMMON STOCKS AND WARRANTS 97.2%
-----------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA 2.1%
-----------------------------------------------------------------------------------------------------------------------------------
AJ Luca Group (Construction and Engineering)                                                            111,251     $      303,801
-----------------------------------------------------------------------------------------------------------------------------------
Aquarius Platinum (Metals and Mining)                                                                    36,923             90,894
-----------------------------------------------------------------------------------------------------------------------------------
Energy World* (Independent Power Producers and Energy Traders)                                        1,015,961            257,306
-----------------------------------------------------------------------------------------------------------------------------------
Karoon Gas Australia* (Oil, Gas and Consumable Fuels)                                                   168,325            243,868
-----------------------------------------------------------------------------------------------------------------------------------
Primary Health Care (Health Care Providers and Services)                                                 91,262            280,246
-----------------------------------------------------------------------------------------------------------------------------------
Programmed Maintenance Services (Commercial Services and Supplies)                                      122,470            252,618
-----------------------------------------------------------------------------------------------------------------------------------
Ramsay Health Care (Health Care Providers and Services)                                                  75,638            509,832
-----------------------------------------------------------------------------------------------------------------------------------
Whitehaven Coal* (Oil, Gas and Consumable Fuels)                                                        220,140            239,377
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         2,177,942
-----------------------------------------------------------------------------------------------------------------------------------
BRAZIL 2.7%
-----------------------------------------------------------------------------------------------------------------------------------
Brasil Brokers Paricipacoes* (Real Estate Management and Development)                                   226,300            266,358
-----------------------------------------------------------------------------------------------------------------------------------
Brasil Brokers Participacoes (Rights)* (Real Estate Management and Development)                           5,401                 --
-----------------------------------------------------------------------------------------------------------------------------------
Companhia Brasileira de Desenvolvimento Imobiliario Turistico* (Real Estate Management and
   Development)                                                                                           2,200            411,262
-----------------------------------------------------------------------------------------------------------------------------------
Companhia de Sameamento de Minas Gerias "Coposa MG" (Water Utilities)                                    59,800            373,733
-----------------------------------------------------------------------------------------------------------------------------------
Cosan Industria e Comercio* (Food Products)                                                             105,600            514,230
-----------------------------------------------------------------------------------------------------------------------------------
General Shopping Brazil* (Real Estate Management and Development)                                       164,600            455,850
-----------------------------------------------------------------------------------------------------------------------------------
Hypermarcas* (Household Products)                                                                        42,800            231,138
-----------------------------------------------------------------------------------------------------------------------------------
Profarma Distribuidora de Produtos Farmaceuticos* (Health Care Providers and Services)                   77,400            339,395
-----------------------------------------------------------------------------------------------------------------------------------
Tecnisa* (Household Durables)                                                                           143,200            188,378
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         2,780,344
-----------------------------------------------------------------------------------------------------------------------------------
CANADA 2.8%
-----------------------------------------------------------------------------------------------------------------------------------
Allen-Vanguard* (Electronic Equipment, Instruments and Components)                                      306,000             64,739
-----------------------------------------------------------------------------------------------------------------------------------
Canaccord Capital (Capital Markets)                                                                      40,400            202,453
-----------------------------------------------------------------------------------------------------------------------------------
CANADA (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
Dundee Real Estate Investment Trust (Real Estate Investment Trusts)                                      14,700     $      230,507
-----------------------------------------------------------------------------------------------------------------------------------
Frontera Copper* (Metals and Mining)                                                                    200,100             61,426
-----------------------------------------------------------------------------------------------------------------------------------
Gluskin Shef & Associates* (Capital Markets)                                                             31,300            240,989
-----------------------------------------------------------------------------------------------------------------------------------
Gluskin Shef & Associates*+ (Capital Markets)                                                            12,500             96,242
-----------------------------------------------------------------------------------------------------------------------------------
Katanga Mining* (Metals and Mining)                                                                      94,200            116,451
-----------------------------------------------------------------------------------------------------------------------------------
Mahalo Energy* (Oil, Gas and Consumable Fuels)                                                          149,800             27,343
-----------------------------------------------------------------------------------------------------------------------------------
Sierra Wireless* (Communications Equipment)                                                              73,100            639,625
-----------------------------------------------------------------------------------------------------------------------------------
Uranium Participation* (Oil, Gas and Consumable Fuels)                                                   89,000            458,550
-----------------------------------------------------------------------------------------------------------------------------------
Value Creation* (Oil, Gas and Consumable Fuels)                                                          48,575            338,127
-----------------------------------------------------------------------------------------------------------------------------------
Western Goldfields (Metals and Mining)                                                                  502,500            361,800
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         2,838,252
-----------------------------------------------------------------------------------------------------------------------------------
CHINA 0.8%
-----------------------------------------------------------------------------------------------------------------------------------
Shandong Weigao Group Medical Polymer (Class H) (Health Care Equipment and Supplies)                    716,000            849,956
-----------------------------------------------------------------------------------------------------------------------------------
FINLAND 0.1%
-----------------------------------------------------------------------------------------------------------------------------------
Kemira (Chemicals)                                                                                       11,123             99,792
-----------------------------------------------------------------------------------------------------------------------------------
FRANCE 5.3%
-----------------------------------------------------------------------------------------------------------------------------------
April Group (Insurance)                                                                                  14,431            522,003
-----------------------------------------------------------------------------------------------------------------------------------
bioMerieux (Health Care Equipment and Supplies)                                                           4,146            336,706
-----------------------------------------------------------------------------------------------------------------------------------
Cegedim (Health Care Technology)                                                                          4,092            208,754
-----------------------------------------------------------------------------------------------------------------------------------
Eurofins Scientific* (Life Sciences Tools and Services)                                                   9,832            550,782
-----------------------------------------------------------------------------------------------------------------------------------
Guerbet (Health Care Equipment and Supplies)                                                              4,594            638,750
-----------------------------------------------------------------------------------------------------------------------------------
Guyenne et Gascogne (Food and Staples Retailing)                                                          4,831            365,110
-----------------------------------------------------------------------------------------------------------------------------------
Korian* (Health Care Providers and Services)                                                             23,904            432,628
-----------------------------------------------------------------------------------------------------------------------------------
Rhodia (Chemicals)                                                                                       46,653            400,465
-----------------------------------------------------------------------------------------------------------------------------------
Seche Environnement (Commercial Services and Supplies)                                                    6,698            257,579
-----------------------------------------------------------------------------------------------------------------------------------
Sechilienne-Sidec (Independent Power Producers and Energy Traders)                                       18,455            708,225
-----------------------------------------------------------------------------------------------------------------------------------
Vilmorin & Cie (Food Products)                                                                            5,957            580,308
-----------------------------------------------------------------------------------------------------------------------------------
Virbac (Pharmaceuticals)                                                                                  5,933            387,945
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5,389,255
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Smaller Companies Fund (continued)

                                                                                                        SHARES            VALUE
GERMANY 1.3%
-----------------------------------------------------------------------------------------------------------------------------------
ElringKlinger (Auto Components)                                                                          29,367       $    236,215
-----------------------------------------------------------------------------------------------------------------------------------
Hochtief (Construction and Engineering)                                                                   5,012            156,108
-----------------------------------------------------------------------------------------------------------------------------------
Kontron* (Semiconductors and Semiconductor Equipment)                                                    57,220            444,619
-----------------------------------------------------------------------------------------------------------------------------------
Praktiker Bau- und Heimwerkermaerkte Holding* (Specialty Retail)                                         31,608            251,757
-----------------------------------------------------------------------------------------------------------------------------------
Stada Arzneimittel (Pharmaceuticals)                                                                      8,403            259,222
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,347,921
-----------------------------------------------------------------------------------------------------------------------------------
GREECE 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
StealthGas* (Oil, Gas and Consumable Fuels)                                                              51,900            358,110
-----------------------------------------------------------------------------------------------------------------------------------
HONG KONG 1.3%
-----------------------------------------------------------------------------------------------------------------------------------
Dickson Concepts International (Specialty Retail)                                                       982,000            218,356
-----------------------------------------------------------------------------------------------------------------------------------
First Pacific* (Food Products)                                                                          758,000            306,301
-----------------------------------------------------------------------------------------------------------------------------------
Huabao International Holdings (Chemicals)                                                             1,289,000            827,122
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,351,779
-----------------------------------------------------------------------------------------------------------------------------------
ITALY 1.6%
-----------------------------------------------------------------------------------------------------------------------------------
Antichi Pellettieri* (Textiles, Apparel and Luxury Goods)                                                78,922            402,826
-----------------------------------------------------------------------------------------------------------------------------------
DiaSorin* (Health Care Equipment and Supplies)                                                           56,363          1,033,764
-----------------------------------------------------------------------------------------------------------------------------------
Immobiliare Grande Distribuzione (Real Estate Investment Trusts)                                        165,077            222,901
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,659,491
-----------------------------------------------------------------------------------------------------------------------------------
JAPAN 18.0%
-----------------------------------------------------------------------------------------------------------------------------------
Aeon Delight (Commercial Services and Supplies)                                                          27,600            682,335
-----------------------------------------------------------------------------------------------------------------------------------
Air Water (Chemicals)                                                                                    31,000            289,434
-----------------------------------------------------------------------------------------------------------------------------------
Asics (Textiles, Apparel and Luxury Goods)                                                              126,000            796,769
-----------------------------------------------------------------------------------------------------------------------------------
Daiseki (Commercial Services and Supplies)                                                                9,000            204,588
-----------------------------------------------------------------------------------------------------------------------------------
Disco (Semiconductors and Semiconductor Equipment)                                                       16,100            391,835
-----------------------------------------------------------------------------------------------------------------------------------
Don Quijote (Multiline Retail)                                                                           24,900            449,486
-----------------------------------------------------------------------------------------------------------------------------------
EPS (Life Sciences Tools and Services)                                                                      197            820,789
-----------------------------------------------------------------------------------------------------------------------------------
Fuji Oil (Food Products)                                                                                 43,300            502,821
-----------------------------------------------------------------------------------------------------------------------------------
Hisamitsu Pharmaceutical (Pharmaceuticals)                                                                9,400            392,970
-----------------------------------------------------------------------------------------------------------------------------------
Hogy Medical (Health Care Equipment and Supplies)                                                         5,500            303,642
-----------------------------------------------------------------------------------------------------------------------------------
Hudson Soft (Software)                                                                                   23,400            268,478
-----------------------------------------------------------------------------------------------------------------------------------
Iino Kaiun Kaisha (Marine)                                                                               95,600            484,015
-----------------------------------------------------------------------------------------------------------------------------------
ITOCHU Techno-Solutions (IT Services)                                                                     7,000            166,972
-----------------------------------------------------------------------------------------------------------------------------------
Jafco (Capital Markets)                                                                                  15,600            430,907
-----------------------------------------------------------------------------------------------------------------------------------
Japan Pure Chemical (Chemicals)                                                                             121            268,554
-----------------------------------------------------------------------------------------------------------------------------------
Kobayashi Pharmaceutical (Personal Products)                                                             25,200            807,171
-----------------------------------------------------------------------------------------------------------------------------------
Milbon (Personal Products)                                                                               17,600            431,823
-----------------------------------------------------------------------------------------------------------------------------------
Miura (Machinery)                                                                                        20,900            436,065
-----------------------------------------------------------------------------------------------------------------------------------
Moshi Moshi Hotline (Commercial Services and Supplies)                                                   33,450            788,750
-----------------------------------------------------------------------------------------------------------------------------------
Nabtesco (Machinery)                                                                                     79,000            489,089
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        SHARES            VALUE
JAPAN (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
OBIC (IT Services)                                                                                        5,280       $    663,408
-----------------------------------------------------------------------------------------------------------------------------------
OBIC Business Consultants (Software)                                                                     31,950          1,334,851
-----------------------------------------------------------------------------------------------------------------------------------
Osaka Securities Exchange (Diversified Financial Services)                                                  179            574,515
-----------------------------------------------------------------------------------------------------------------------------------
Point* (Specialty Retail)                                                                                15,700            779,475
-----------------------------------------------------------------------------------------------------------------------------------
Sazaby (Specialty Retail)                                                                                17,700            194,242
-----------------------------------------------------------------------------------------------------------------------------------
SEC Carbon (Electrical Equipment)                                                                        44,000            143,290
-----------------------------------------------------------------------------------------------------------------------------------
Seven Bank (Commercial Banks)                                                                               158            458,514
-----------------------------------------------------------------------------------------------------------------------------------
Shinko Plantech (Energy Equipment and Services)                                                         173,500          1,362,016
-----------------------------------------------------------------------------------------------------------------------------------
Sugi Holdings (Food and Staples Retailing)                                                               16,100            386,228
-----------------------------------------------------------------------------------------------------------------------------------
Sundrug (Food and Staples Retailing)                                                                     12,600            228,869
-----------------------------------------------------------------------------------------------------------------------------------
Sysmex (Health Care Equipment and Supplies)                                                              26,500            823,473
-----------------------------------------------------------------------------------------------------------------------------------
Tsumura (Pharmaceuticals)                                                                                23,300            595,348
-----------------------------------------------------------------------------------------------------------------------------------
Unicharm Petcare (Food Products)                                                                         27,100            951,420
-----------------------------------------------------------------------------------------------------------------------------------
Yokogawa Electric (Electronic Equipment, Instruments and Components)                                     68,600            316,353
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        18,218,495
-----------------------------------------------------------------------------------------------------------------------------------
JORDAN 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Hikma Pharmaceuticals (Pharmaceuticals)                                                                  49,302            257,103
-----------------------------------------------------------------------------------------------------------------------------------
LIECHTENSTEIN 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Verwaltungs- und Privat-Bank (Capital Markets)                                                            2,305            321,607
-----------------------------------------------------------------------------------------------------------------------------------

MALAYSIA 0.7%
-----------------------------------------------------------------------------------------------------------------------------------
Asiatic Development (Food Products)                                                                     470,500            420,829
-----------------------------------------------------------------------------------------------------------------------------------
Kulim (Malaysia) (Food Products)                                                                        231,600            254,923
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           675,752
-----------------------------------------------------------------------------------------------------------------------------------
MEXICO 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Grupo Simec (ADR)* (Metals and Mining)                                                                   59,500            319,515
-----------------------------------------------------------------------------------------------------------------------------------

NETHERLANDS 1.0%
-----------------------------------------------------------------------------------------------------------------------------------
Imtech (Construction and Engineering)                                                                    24,705            381,307
-----------------------------------------------------------------------------------------------------------------------------------
Spazio Investment* (Real Estate Management and Development)                                              53,708            588,645
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           969,952
-----------------------------------------------------------------------------------------------------------------------------------
NORWAY 2.4%
-----------------------------------------------------------------------------------------------------------------------------------
DNO* (Oil, Gas and Consumable Fuels)                                                                    628,000            421,577
-----------------------------------------------------------------------------------------------------------------------------------
Dockwise* (Energy Equipment and Services)                                                               176,000            158,385
-----------------------------------------------------------------------------------------------------------------------------------
Korgsberg Gruppen (Aerospace and Defense)                                                                21,750          1,004,634
-----------------------------------------------------------------------------------------------------------------------------------
TGS Nopeq Geophysical* (Energy Equipment and Services)                                                   91,900            512,282
-----------------------------------------------------------------------------------------------------------------------------------
Wavefield Inseis* (Energy Equipment and Services)                                                       216,100            307,528
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         2,404,406
-----------------------------------------------------------------------------------------------------------------------------------
PANAMA 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Thunderbird Resorts* (Hotels, Restaurants and Leisure)                                                   87,100            304,850
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Smaller Companies Fund (continued)

                                                                                                        SHARES            VALUE
PAPUA NEW GUINEA 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
New Britain Palm Oil (Food Products)                                                                     80,166       $    254,355
-----------------------------------------------------------------------------------------------------------------------------------
PHILIPPINES 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
PNOC Energy Development (Independent Power Producers and Energy Traders)                              5,979,000            363,924
-----------------------------------------------------------------------------------------------------------------------------------
SINGAPORE 1.0%
-----------------------------------------------------------------------------------------------------------------------------------
Goodpack* (Air Freight and Logistics)                                                                   659,000            553,678
-----------------------------------------------------------------------------------------------------------------------------------
Hyflux (Water Utilities)                                                                                397,000            424,107
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           977,785
-----------------------------------------------------------------------------------------------------------------------------------
SOUTH KOREA 0.5%
-----------------------------------------------------------------------------------------------------------------------------------
Korea Plant Service & Engineering (Commercial Services and Supplies)                                     29,120            556,132
-----------------------------------------------------------------------------------------------------------------------------------
SPAIN 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Laboratorios Almirall (Pharmaceuticals)                                                                  36,980            328,177
-----------------------------------------------------------------------------------------------------------------------------------
SWEDEN 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
Lundin Petroleum* (Oil, Gas and Consumable Fuels)                                                        34,200            164,502
-----------------------------------------------------------------------------------------------------------------------------------
SWECO* (Construction and Engineering)                                                                    46,400            284,577
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           449,079
-----------------------------------------------------------------------------------------------------------------------------------
SWITZERLAND 1.9%
-----------------------------------------------------------------------------------------------------------------------------------
Bachem Holding (Life Sciences Tools and Services)                                                         3,211            231,545
-----------------------------------------------------------------------------------------------------------------------------------
Dufry Group* (Specialty Retail)                                                                          25,563            523,871
-----------------------------------------------------------------------------------------------------------------------------------
Dufry South America (BDR)* (Specialty Retail)                                                            77,100            476,871
-----------------------------------------------------------------------------------------------------------------------------------
Paris RE Holdings* (Insurance)                                                                           30,359            464,567
-----------------------------------------------------------------------------------------------------------------------------------
Temenos Group* (Software)                                                                                16,439            207,738
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,904,592
-----------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM 6.5%
-----------------------------------------------------------------------------------------------------------------------------------
Babcock International Group (Commercial Services and Supplies)                                          100,652            626,784
-----------------------------------------------------------------------------------------------------------------------------------
Burberry Group (Textiles, Apparel and Luxury Goods)                                                      39,723            175,951
-----------------------------------------------------------------------------------------------------------------------------------
Cape* (Commercial Services and Supplies)                                                                209,025            245,698
-----------------------------------------------------------------------------------------------------------------------------------
Catlin Group (Insurance)                                                                                  6,325             35,219
-----------------------------------------------------------------------------------------------------------------------------------
Clapham House Group* (Hotels, Restaurants and Leisure)                                                  102,309             90,600
-----------------------------------------------------------------------------------------------------------------------------------
Close Brothers Group (Capital Markets)                                                                   42,499            369,263
-----------------------------------------------------------------------------------------------------------------------------------
Domino's Pizza UK & IRL (Hotels, Restaurants and Leisure)                                                 9,377             25,211
-----------------------------------------------------------------------------------------------------------------------------------
Fenner (Machinery)                                                                                      108,121            178,722
-----------------------------------------------------------------------------------------------------------------------------------
Hampson Industries (Aerospace and Defense)                                                              280,003            503,346
-----------------------------------------------------------------------------------------------------------------------------------
Hamworthy KSE (Machinery)                                                                                66,184            251,140
-----------------------------------------------------------------------------------------------------------------------------------
IG Group Holdings (Diversified Financial Services)                                                       73,081            339,739
-----------------------------------------------------------------------------------------------------------------------------------
Infinity Bio-Energy* (Oil, Gas and Consumable Fuels)                                                    378,014             94,504
-----------------------------------------------------------------------------------------------------------------------------------
James Fisher & Sons (Oil, Gas and Consumable Fuels)                                                      34,006            186,156
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        SHARES            VALUE
UNITED KINGDOM (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
Lancashire Holdings* (Insurance)                                                                         85,583       $    472,628
-----------------------------------------------------------------------------------------------------------------------------------
Mears Group (Commercial Services and Supplies)                                                          185,983            680,479
-----------------------------------------------------------------------------------------------------------------------------------
N Brown Group (Internet and Catalog Retail)                                                              72,567            257,842
-----------------------------------------------------------------------------------------------------------------------------------
Rightmove (Media)                                                                                        50,850            158,176
-----------------------------------------------------------------------------------------------------------------------------------
RPS Group (Commercial Services and Supplies)                                                             90,263            215,742
-----------------------------------------------------------------------------------------------------------------------------------
Senior (Machinery)                                                                                      437,042            404,134
-----------------------------------------------------------------------------------------------------------------------------------
Ultra Electronics Holdings (Aerospace and Defense)                                                       39,692            705,534
-----------------------------------------------------------------------------------------------------------------------------------
VT Group (Aerospace and Defense)                                                                         74,723            600,156
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         6,617,024
-----------------------------------------------------------------------------------------------------------------------------------

UNITED STATES 41.4%
-----------------------------------------------------------------------------------------------------------------------------------
AMCOL International (Metals and Mining)                                                                  17,000            417,010
-----------------------------------------------------------------------------------------------------------------------------------
AmSurg* (Health Care Providers and Services)                                                             27,750            692,085
-----------------------------------------------------------------------------------------------------------------------------------
Anworth Mortgage Asset (Real Estate Investment Trusts)                                                  133,800            784,068
-----------------------------------------------------------------------------------------------------------------------------------
Arena Pharmaceuticals* (Biotechnology)                                                                  133,000            489,440
-----------------------------------------------------------------------------------------------------------------------------------
ARIAD Pharmaceuticals* (Biotechnology)                                                                  195,600            389,244
-----------------------------------------------------------------------------------------------------------------------------------
Arlington Tankers (Oil, Gas and Consumable Fuels)                                                        50,200            487,944
-----------------------------------------------------------------------------------------------------------------------------------
ARRIS Group* (Communications Equipment)                                                                  73,500            507,885
-----------------------------------------------------------------------------------------------------------------------------------
Asyst Technologies* (Semiconductors and Semiconductor Equipment)                                        213,800            134,694
-----------------------------------------------------------------------------------------------------------------------------------
ATP Oil & Gas* (Oil, Gas and Consumable Fuels)                                                           57,500            692,300
-----------------------------------------------------------------------------------------------------------------------------------
BPZ Energy* (Oil, Gas and Consumable Fuels)                                                              53,200            526,680
-----------------------------------------------------------------------------------------------------------------------------------
Cano Petroleum* (Oil, Gas and Consumable Fuels)                                                          99,200             57,536
-----------------------------------------------------------------------------------------------------------------------------------
Capstead Mortgage (Real Estate Investment Trusts)                                                        63,300            636,165
-----------------------------------------------------------------------------------------------------------------------------------
Carpenter Technology (Metals and Mining)                                                                 24,400            441,640
-----------------------------------------------------------------------------------------------------------------------------------
Casual Male Retail Group* (Specialty Retail)                                                            178,400            338,960
-----------------------------------------------------------------------------------------------------------------------------------
Cato (Class A) (Specialty Retail)                                                                        43,000            667,360
-----------------------------------------------------------------------------------------------------------------------------------
Centene* (Health Care Providers and Services)                                                            30,000            565,200
-----------------------------------------------------------------------------------------------------------------------------------
Centennial Communications* (Wireless Telecommunication Services)                                        122,800            437,168
-----------------------------------------------------------------------------------------------------------------------------------
Charming Shoppes* (Specialty Retail)                                                                     99,700            109,670
-----------------------------------------------------------------------------------------------------------------------------------
Complete Production Services* (Energy Equipment and Services)                                            21,000            260,190
-----------------------------------------------------------------------------------------------------------------------------------
CRA International* (Professional Services)                                                               18,000            487,080
-----------------------------------------------------------------------------------------------------------------------------------
Cubic (Aerospace and Defense)                                                                            18,000            400,500
-----------------------------------------------------------------------------------------------------------------------------------
CV Therapeutics* (Biotechnology)                                                                         74,000            690,420
-----------------------------------------------------------------------------------------------------------------------------------
Dollar Financial* (Consumer Finance)                                                                     55,500            645,465
-----------------------------------------------------------------------------------------------------------------------------------
DSP Group* (Semiconductors and Semiconductor Equipment)                                                 113,389            714,351
-----------------------------------------------------------------------------------------------------------------------------------
DSW* (Specialty Retail)                                                                                  63,100            815,883
-----------------------------------------------------------------------------------------------------------------------------------
Dynamic Materials (Machinery)                                                                            20,000            380,000
-----------------------------------------------------------------------------------------------------------------------------------
Eddie Bauer Holdings* (Specialty Retail)                                                                154,100            534,727
-----------------------------------------------------------------------------------------------------------------------------------
EF Johnson Technologies* (Communications Equipment)                                                      84,400            160,360
-----------------------------------------------------------------------------------------------------------------------------------
Energy Partners* (Oil, Gas and Consumable Fuels)                                                         83,500            360,720
-----------------------------------------------------------------------------------------------------------------------------------
Evercore Partners (Capital Markets)                                                                      36,700            446,639
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Smaller Companies Fund (continued)

                                                                                                      SHARES OR
                                                                                                      WARRANTS            VALUE
UNITED STATES (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
FairPoint Communications (Diversified Telecommunication Services)                                        91,000 shs.  $    362,180
-----------------------------------------------------------------------------------------------------------------------------------
Force Protection (Machinery)                                                                            119,900            334,521
-----------------------------------------------------------------------------------------------------------------------------------
GeoEye* (Commercial Services and Supplies)                                                               24,000            519,360
-----------------------------------------------------------------------------------------------------------------------------------
Globalstar* (Diversified Telecommunication Services)                                                    251,400            138,270
-----------------------------------------------------------------------------------------------------------------------------------
Grubb & Ellis* (Real Estate Management and Development)                                                 242,600            371,178
-----------------------------------------------------------------------------------------------------------------------------------
H&E Equipment Services (Trading Companies and Distributors)                                              69,200            394,440
-----------------------------------------------------------------------------------------------------------------------------------
Harris Stratex Networks* (Communications Equipment)                                                      98,400            652,392
-----------------------------------------------------------------------------------------------------------------------------------
Hatteras Financial* (Real Estate Investment Trusts)                                                      21,900            477,420
-----------------------------------------------------------------------------------------------------------------------------------
Hercules Offshore* (Energy Equipment and Services)                                                       72,400            527,796
-----------------------------------------------------------------------------------------------------------------------------------
Hersha Hospitality Trust (Real Estate Investment Trusts)                                                119,000            500,990
-----------------------------------------------------------------------------------------------------------------------------------
Highbury Financial* (Diversified Financial Services)                                                     18,300             49,410
-----------------------------------------------------------------------------------------------------------------------------------
Highbury Financial (Units)* (Diversified Financial Services)                                             67,000            198,652
-----------------------------------------------------------------------------------------------------------------------------------
Horsehead Holding* (Metals and Mining)                                                                  114,500            396,170
-----------------------------------------------------------------------------------------------------------------------------------
Human Genome Sciences* (Biotechnology)                                                                  111,400            359,822
-----------------------------------------------------------------------------------------------------------------------------------
Hutchinson Technology* (Computers and Peripherals)                                                       38,700            264,708
-----------------------------------------------------------------------------------------------------------------------------------
Imation (Computers and Peripherals)                                                                      35,600            438,592
-----------------------------------------------------------------------------------------------------------------------------------
Incyte* (Biotechnology)                                                                                 105,000            435,750
-----------------------------------------------------------------------------------------------------------------------------------
Investors Real Estate Trust (Real Estate Investment Trusts)                                              67,900            670,852
-----------------------------------------------------------------------------------------------------------------------------------
JDA Software Group (Software)                                                                            48,400            691,152
-----------------------------------------------------------------------------------------------------------------------------------
Jupitermedia* (Internet Software and Services)                                                           33,800             19,094
-----------------------------------------------------------------------------------------------------------------------------------
Kansas City Life Insurance (Insurance)                                                                   12,400            592,100
-----------------------------------------------------------------------------------------------------------------------------------
Knot* (Internet Software and Services)                                                                  113,728            784,723
-----------------------------------------------------------------------------------------------------------------------------------
Lance (Food Products)                                                                                    31,300            647,597
-----------------------------------------------------------------------------------------------------------------------------------
Medicines* (Pharmaceuticals)                                                                             29,700            517,671
-----------------------------------------------------------------------------------------------------------------------------------
MFA Mortgage Investments (Real Estate Investment Trusts)                                                139,000            764,500
-----------------------------------------------------------------------------------------------------------------------------------
Micrus Endovascular* (Health Care Equipment and Supplies)                                                39,000            460,200
-----------------------------------------------------------------------------------------------------------------------------------
MIPS Technologies* (Semiconductors and Semiconductor Equipment)                                         181,600            506,664
-----------------------------------------------------------------------------------------------------------------------------------
NETGEAR* (Communications Equipment)                                                                      48,500            535,925
-----------------------------------------------------------------------------------------------------------------------------------
Novatel Wireless* (Computers and Peripherals)                                                           124,700            649,687
-----------------------------------------------------------------------------------------------------------------------------------
Odyssey HealthCare* (Health Care Providers and Services)                                                 71,200            682,808
-----------------------------------------------------------------------------------------------------------------------------------
Office Depot* (Specialty Retail)                                                                        135,000            486,000
-----------------------------------------------------------------------------------------------------------------------------------
OfficeMax (Specialty Retail)                                                                             81,500            656,075
-----------------------------------------------------------------------------------------------------------------------------------
Oilsands Quest* (Oil, Gas and Consumable Fuels)                                                         118,400            195,360
-----------------------------------------------------------------------------------------------------------------------------------
Oilsands Quest ($6.75, expiring 12/5/09)* (Oil, Gas and Consumable Fuels)                                11,750 wts.         1,175
-----------------------------------------------------------------------------------------------------------------------------------
OM Group* (Chemicals)                                                                                    27,500 shs.       586,850
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      SHARES OR
                                                                                                      WARRANTS            VALUE
UNITED STATES (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
Orion Marine Group*+ (Construction and Engineering)                                                      61,400 shs.  $    318,052
-----------------------------------------------------------------------------------------------------------------------------------
OSI Systems* (Electronic Equipment, Instruments and Components)                                          33,800            388,700
-----------------------------------------------------------------------------------------------------------------------------------
Palm* (Computers and Peripherals)                                                                        88,800            354,312
-----------------------------------------------------------------------------------------------------------------------------------
Park Electrochemical (Electronic Equipment, Instruments and Components)                                  34,800            752,376
-----------------------------------------------------------------------------------------------------------------------------------
ParkerVision* (Communications Equipment)                                                                 66,500            333,165
-----------------------------------------------------------------------------------------------------------------------------------
Pediatrix Medical Group* (Health Care Providers and Services)                                            11,500            444,475
-----------------------------------------------------------------------------------------------------------------------------------
Platinum Underwriters Holdings (Insurance)                                                               26,980            856,345
-----------------------------------------------------------------------------------------------------------------------------------
PMC - Sierra (Semiconductors and Semiconductor Equipment)                                                73,700            344,916
-----------------------------------------------------------------------------------------------------------------------------------
RAM Holdings* (Insurance)                                                                                54,400             40,996
-----------------------------------------------------------------------------------------------------------------------------------
Regis (Diversified Consumer Services)                                                                    30,100            372,337
-----------------------------------------------------------------------------------------------------------------------------------
Rentech* (Oil, Gas and Consumable Fuels)                                                                311,900            230,806
-----------------------------------------------------------------------------------------------------------------------------------
Rentech ($2.49, expiring 12/10/09)* (Oil, Gas and Consumable Fuels)                                       7,000 wts.           890
-----------------------------------------------------------------------------------------------------------------------------------
Res-Care* (Health Care Providers and Services)                                                           21,371 shs.       329,327
-----------------------------------------------------------------------------------------------------------------------------------
Retail Ventures* (Multiline Retail)                                                                     127,900            263,474
-----------------------------------------------------------------------------------------------------------------------------------
Rigel Pharmaceuticals* (Biotechnology)                                                                   55,954            487,359
-----------------------------------------------------------------------------------------------------------------------------------
RSC Holdings* (Trading Companies and Distributors)                                                       58,000            425,720
-----------------------------------------------------------------------------------------------------------------------------------
Rudolph Technologies* (Semiconductors and Semiconductor Equipment)                                       85,100            285,085
-----------------------------------------------------------------------------------------------------------------------------------
Schnitzer Steel Industries (Metals and Mining)                                                           11,000            296,230
-----------------------------------------------------------------------------------------------------------------------------------
SeaChange International* (Communications Equipment)                                                      58,700            448,468
-----------------------------------------------------------------------------------------------------------------------------------
Shutterfly* (Internet and Catalog Retail)                                                                82,800            631,764
-----------------------------------------------------------------------------------------------------------------------------------
Swift Energy* (Oil, Gas and Consumable Fuels)                                                            18,500            593,480
-----------------------------------------------------------------------------------------------------------------------------------
TAL International Group* (Trading Companies and Distributors)                                            36,000            596,160
-----------------------------------------------------------------------------------------------------------------------------------
Textainer Group Holdings* (Trading Companies and Distributors)                                           47,500            523,925
-----------------------------------------------------------------------------------------------------------------------------------
Titanium Asset Management* (Capital Markets)                                                             95,000            511,100
-----------------------------------------------------------------------------------------------------------------------------------
Titanium Asset Management ($4, expiring 6/21/11)* (Capital Markets)                                      95,000 wts.       128,250
-----------------------------------------------------------------------------------------------------------------------------------
TTM Technologies* (Electronic Equipment, Instruments and Components)                                     78,800 shs.       564,208
-----------------------------------------------------------------------------------------------------------------------------------
Universal Stainless & Alloy Products* (Metals and Mining)                                                17,000            313,310
-----------------------------------------------------------------------------------------------------------------------------------
World Acceptance* (Consumer Finance)                                                                     29,000            535,920
-----------------------------------------------------------------------------------------------------------------------------------
Zygo* (Electronic Equipment, Instruments and Components)                                                 54,279            466,257
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        41,978,875
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON STOCKS AND WARRANTS
   (Cost $170,437,484)                                                                                                  95,754,465
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Smaller Companies Fund (continued)

                                                                                                      SHARES OR
                                                                                                      PRINCIPAL
                                                                                                        AMOUNT            VALUE
CONVERTIBLE BONDS 0.4%
-----------------------------------------------------------------------------------------------------------------------------------

CANADA 0.1%
-----------------------------------------------------------------------------------------------------------------------------------
Scorpio Mining 7%, 5/5/11 (Metals and Mining)                                                         $ 238,400       $    144,114
-----------------------------------------------------------------------------------------------------------------------------------

UNITED STATES 0.3%
-----------------------------------------------------------------------------------------------------------------------------------
Nova Biosource Fuels 10%, 9/30/12 (Oil, Gas and Consumable Fuels)                                     1,032,000            263,160
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        SHARES            VALUE
CONVERTIBLE BONDS (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CONVERTIBLE BONDS (Cost $1,265,886)                                                                             $    407,274
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $171,703,370) 94.8%                                                                             96,161,739
-----------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 5.2%                                                                                       5,265,034
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSETS 100.0%                                                                                                     $101,426,773
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

Seligman Global Technology Fund

COMMON STOCKS 96.5%
-----------------------------------------------------------------------------------------------------------------------------------

AUSTRALIA 0.0%
-----------------------------------------------------------------------------------------------------------------------------------
UCMS Group (Office Services and Supplies)                                                               143,278 shs.  $     58,319
-----------------------------------------------------------------------------------------------------------------------------------

BRAZIL 0.1%
-----------------------------------------------------------------------------------------------------------------------------------
BM&F Bovespa* (Specialized Finance)                                                                     127,200            339,944
-----------------------------------------------------------------------------------------------------------------------------------

CANADA 2.4%
-----------------------------------------------------------------------------------------------------------------------------------
Open Text* (Internet Software and Services)                                                             171,600          4,453,020
-----------------------------------------------------------------------------------------------------------------------------------
Research In Motion* (Communications Equipment)                                                           19,900          1,003,557
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         5,456,577
-----------------------------------------------------------------------------------------------------------------------------------

CHINA 3.1%
-----------------------------------------------------------------------------------------------------------------------------------
AsiaInfo Holdings* (Internet Software and Services)                                                     112,600          1,237,474
-----------------------------------------------------------------------------------------------------------------------------------
Longtop Financial Technologies (ADR)* (Application Software)                                            129,300          1,810,200
-----------------------------------------------------------------------------------------------------------------------------------
Perfect World (Class B) (ADR)* (Consumer Software)                                                       62,300          1,160,649
-----------------------------------------------------------------------------------------------------------------------------------
Shanda Interactive Entertainment (ADR)* (Consumer Software)                                              42,600          1,177,890
-----------------------------------------------------------------------------------------------------------------------------------
VanceInfo Technologies (ADR)* (Application Software)                                                    219,100          1,610,385
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         6,996,598
-----------------------------------------------------------------------------------------------------------------------------------

INDIA 2.0%
-----------------------------------------------------------------------------------------------------------------------------------
3i Infotech (Systems Software)                                                                          842,950            730,530
-----------------------------------------------------------------------------------------------------------------------------------
Rolta India (IT Consulting and Other Services)                                                          993,084          3,805,452
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         4,535,982
-----------------------------------------------------------------------------------------------------------------------------------

ISRAEL 8.6%
-----------------------------------------------------------------------------------------------------------------------------------
Check Point Software Technologies* (Systems Software)                                                   763,616         15,440,314
-----------------------------------------------------------------------------------------------------------------------------------
NICE Systems (ADR)* (Communications Equipment)                                                          181,700          4,062,812
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        19,503,126
-----------------------------------------------------------------------------------------------------------------------------------

JAPAN 3.2%
-----------------------------------------------------------------------------------------------------------------------------------
Murata Manufacturing (Electronic Components)                                                            142,100          4,924,612
-----------------------------------------------------------------------------------------------------------------------------------
Nidec (Electronic Components)                                                                            48,200          2,480,168
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         7,404,780
-----------------------------------------------------------------------------------------------------------------------------------

NETHERLANDS 0.7%
-----------------------------------------------------------------------------------------------------------------------------------
Koninklijke (Royal) KPN (Integrated Telecommunication Services)                                         105,900          1,490,097
-----------------------------------------------------------------------------------------------------------------------------------

SWITZERLAND 0.5%
-----------------------------------------------------------------------------------------------------------------------------------
Logitech International* (Computer Storage and Peripherals)                                               76,100       $  1,144,835
-----------------------------------------------------------------------------------------------------------------------------------

TAIWAN 6.1%
-----------------------------------------------------------------------------------------------------------------------------------
Acer (Computer Hardware)                                                                              3,171,170          4,197,702
-----------------------------------------------------------------------------------------------------------------------------------
GigaMedia* (Internet Software and Services)                                                              86,100            515,739
-----------------------------------------------------------------------------------------------------------------------------------
High Tech Computer (Computer Hardware)                                                                  201,000          2,398,359
-----------------------------------------------------------------------------------------------------------------------------------
HON HAI Precision Industry (Electronic Manufacturing Services)                                        1,915,850          4,638,059
-----------------------------------------------------------------------------------------------------------------------------------
Taiwan Semiconductor Manufacturing (Semiconductors)                                                     845,000          1,250,314
-----------------------------------------------------------------------------------------------------------------------------------
Unimicron Technology Corporation (Electronic Components)                                              1,654,000            934,010
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        13,934,183
-----------------------------------------------------------------------------------------------------------------------------------

UNITED KINGDOM 0.4%
-----------------------------------------------------------------------------------------------------------------------------------
Telecity Group* (Internet Software and Services)                                                        167,635            473,830
-----------------------------------------------------------------------------------------------------------------------------------
Vodaphone Group (ADR) (Wireless Telecommunication Services)                                              27,509            530,098
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,003,928
-----------------------------------------------------------------------------------------------------------------------------------

UNITED STATES 69.4%
-----------------------------------------------------------------------------------------------------------------------------------
Advanced Medical Optics (Health Care Equipment)                                                          93,100            574,427
-----------------------------------------------------------------------------------------------------------------------------------
Amdocs* (IT Consulting and Other Services)                                                              687,400         15,507,744
-----------------------------------------------------------------------------------------------------------------------------------
Apple* (Computer Hardware)                                                                               25,100          2,700,509
-----------------------------------------------------------------------------------------------------------------------------------
Ariba* (Internet Software and Services)                                                                 101,800          1,089,260
-----------------------------------------------------------------------------------------------------------------------------------
Aspen Technology (Application Software)                                                                 244,599          1,915,210
-----------------------------------------------------------------------------------------------------------------------------------
Autodesk (Application Software)                                                                         279,683          5,960,045
-----------------------------------------------------------------------------------------------------------------------------------
Avnet* (Technology Distributors)                                                                        192,714          3,226,032
-----------------------------------------------------------------------------------------------------------------------------------
BMC Software* (Systems Software)                                                                        489,508         12,639,097
-----------------------------------------------------------------------------------------------------------------------------------
Cadence Design Systems* (Technical Software)                                                            492,900          2,006,103
-----------------------------------------------------------------------------------------------------------------------------------
Cisco Systems* (Communications Equipment)                                                               397,800          7,068,906
-----------------------------------------------------------------------------------------------------------------------------------
Electronics for Imaging* (Computer Storage and Peripherals)                                             129,200          1,369,520
-----------------------------------------------------------------------------------------------------------------------------------
EMC* (Computer Storage and Peripherals)                                                                 556,600          6,556,748
-----------------------------------------------------------------------------------------------------------------------------------
Hewlett-Packard (Computer Hardware)                                                                     105,500          4,038,540
-----------------------------------------------------------------------------------------------------------------------------------
Informatica* (Application Software)                                                                      71,900          1,010,195
-----------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.

Portfolios of Investments
October 31, 2008
Seligman Global Technology Fund (continued)

                                                                                                       SHARES          VALUE
UNITED STATES (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
International Business Machines (Computer Hardware)                                                      13,500   $      1,255,095
------------------------------------------------------------------------------------------------------------------------------------
JDA Software Group (Application Software)                                                               102,631          1,465,571
------------------------------------------------------------------------------------------------------------------------------------
Lawson Software* (Application Software)                                                                 295,800          1,573,656
------------------------------------------------------------------------------------------------------------------------------------
Magma Design Automation* (Technical Software)                                                           249,600            651,456
------------------------------------------------------------------------------------------------------------------------------------
Marvell Technology Group* (Semiconductors)                                                            1,282,727          8,927,780
------------------------------------------------------------------------------------------------------------------------------------
Maxim Integrated Products (Semiconductors)                                                               34,800            473,280
------------------------------------------------------------------------------------------------------------------------------------
McAfee* (Internet Software and Services)                                                                508,913         16,565,118
------------------------------------------------------------------------------------------------------------------------------------
Mentor Graphics (Application Software)                                                                  544,291          3,995,096
------------------------------------------------------------------------------------------------------------------------------------
Microsoft (Systems Software)                                                                             81,500          1,819,895
------------------------------------------------------------------------------------------------------------------------------------
NetApp* (Computer Storage and Peripherals)                                                              484,700          6,557,991
------------------------------------------------------------------------------------------------------------------------------------
ON Semiconductor (Semiconductors)                                                                       328,800          1,680,168
------------------------------------------------------------------------------------------------------------------------------------
Oracle* (Systems Software)                                                                              329,500          6,026,555

                                                                                                       SHARES          VALUE
UNITED STATES (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
QUALCOMM (Communications Equipment)                                                                     197,100   $      7,541,046
------------------------------------------------------------------------------------------------------------------------------------
salesforce.com* (Application Software)                                                                   38,200          1,182,672
------------------------------------------------------------------------------------------------------------------------------------
Seagate Technology (Computer Storage and Peripherals)                                                   226,400          1,532,728
------------------------------------------------------------------------------------------------------------------------------------
SonicWALL* (Internet Software and Services)                                                             406,600          1,821,568
------------------------------------------------------------------------------------------------------------------------------------
Symantec* (Internet Software and Services)                                                              806,400         10,144,512
------------------------------------------------------------------------------------------------------------------------------------
Synopsys* (Technical Software)                                                                          772,400         14,119,472
------------------------------------------------------------------------------------------------------------------------------------
VeriSign* (Internet Software and Services)                                                              240,000          5,088,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       158,083,995
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $324,872,910) 96.5%                                                                            219,952,364
------------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 3.5%                                                                                       7,986,452
------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS 100.0%                                                                                                 $    227,938,816
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Seligman International Growth Fund

COMMON STOCKS 98.5%
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA 1.8%
------------------------------------------------------------------------------------------------------------------------------------
CSL (Biotechnology)                                                                                      28,623   $        697,638
------------------------------------------------------------------------------------------------------------------------------------
BELGIUM 0.9%
------------------------------------------------------------------------------------------------------------------------------------
Hansen Transmissions International* (Machinery)                                                         209,064            353,482
------------------------------------------------------------------------------------------------------------------------------------
BRAZIL 1.4%
------------------------------------------------------------------------------------------------------------------------------------
Companhia Vale do Rio Doce "CVRD" (ADR) (Metals and Mining)                                              20,300            266,336
------------------------------------------------------------------------------------------------------------------------------------
Petroleo Brasileiro "Petrobras" (ADR) (Oil, Gas and Consumable Fuels)                                    10,700            287,723
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           554,059
------------------------------------------------------------------------------------------------------------------------------------
CANADA 6.3%
------------------------------------------------------------------------------------------------------------------------------------
Barrick Gold (Metals and Mining)                                                                         10,100            229,472
------------------------------------------------------------------------------------------------------------------------------------
Canadian Natural Resources (Oil, Gas and Consumable Fuels)                                                4,800            242,210
------------------------------------------------------------------------------------------------------------------------------------
Potash Corp. of Saskatchewan (Chemicals)                                                                 12,800          1,091,328
------------------------------------------------------------------------------------------------------------------------------------
Research In Motion* (Communications Equipment)                                                            7,600            383,268
------------------------------------------------------------------------------------------------------------------------------------
Rogers Communications (Class B) (Media)                                                                  13,400            389,004
------------------------------------------------------------------------------------------------------------------------------------
Talisman Energy (Oil, Gas and Consumable Fuels)                                                          20,000            197,627
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         2,532,909
------------------------------------------------------------------------------------------------------------------------------------

CHINA 2.9%
------------------------------------------------------------------------------------------------------------------------------------
China Communications Construction (Construction and Engineering)                                        166,000            115,961
------------------------------------------------------------------------------------------------------------------------------------
Ctrip.com International (ADR) (Hotels, Restaurants and Leisure)                                          12,300            376,134
------------------------------------------------------------------------------------------------------------------------------------
Parkson Retail Group (Multiline Retail)                                                                 228,500            209,722
------------------------------------------------------------------------------------------------------------------------------------
Sohu.com* (Internet Software and Services)                                                                8,400            461,496
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,163,313
------------------------------------------------------------------------------------------------------------------------------------

DENMARK 1.4%
------------------------------------------------------------------------------------------------------------------------------------
Carlsberg (Class B) (Beverages)                                                                           3,446   $        136,434
------------------------------------------------------------------------------------------------------------------------------------
Vestas Wind Systems (Electrical Equipment)                                                                9,828            404,536
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           540,970
------------------------------------------------------------------------------------------------------------------------------------

FINLAND 1.3%
------------------------------------------------------------------------------------------------------------------------------------
Nokia (Communications Equipment)                                                                         32,538            496,303
------------------------------------------------------------------------------------------------------------------------------------
FRANCE 7.9%
------------------------------------------------------------------------------------------------------------------------------------
BNP Paribas (Commercial Banks)                                                                            9,112            661,455
------------------------------------------------------------------------------------------------------------------------------------
France Telecom (Diversified Telecommunication Services)                                                  31,430            793,124
------------------------------------------------------------------------------------------------------------------------------------
PPR* (Multiline Retail)                                                                                   8,227            523,954
------------------------------------------------------------------------------------------------------------------------------------
Sanofi-Aventis (Pharmaceuticals)                                                                          8,325            523,995
------------------------------------------------------------------------------------------------------------------------------------
Societe Generale (Commercial Banks)                                                                       5,307            291,394
------------------------------------------------------------------------------------------------------------------------------------
Total (Oil, Gas and Consumable Fuels)                                                                     6,874            377,553
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         3,171,475
------------------------------------------------------------------------------------------------------------------------------------

GERMANY 4.4%
------------------------------------------------------------------------------------------------------------------------------------
Allianz (Insurance)                                                                                       2,456            183,927
------------------------------------------------------------------------------------------------------------------------------------
Deutsche Telekom (Diversified Telecommunication Services)                                                58,432            869,732
------------------------------------------------------------------------------------------------------------------------------------
Fresenius Medical (Health Care Providers and Services)                                                   13,242            594,236
------------------------------------------------------------------------------------------------------------------------------------
Metro (Food and Staples Retailing)                                                                        3,687            118,818
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,766,713
------------------------------------------------------------------------------------------------------------------------------------

HONG KONG 0.6%
------------------------------------------------------------------------------------------------------------------------------------
China Mobile (Wireless Telecommunication Services)                                                       22,500            197,419
------------------------------------------------------------------------------------------------------------------------------------
Esprit Holdings (Specialty Retail)                                                                       10,500             58,946
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           256,365
------------------------------------------------------------------------------------------------------------------------------------

ISRAEL 4.7%
------------------------------------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Industries (ADR) (Pharmaceuticals)                                                   43,900          1,882,432
------------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 31.
                                                                              30

Portfolios of Investments
October 31, 2008
Seligman International Growth Fund (continued)

                                                                                                       SHARES          VALUE
JAPAN 8.4%
------------------------------------------------------------------------------------------------------------------------------------
Astellas Pharma (Pharmaceuticals)                                                                        10,600   $        433,347
------------------------------------------------------------------------------------------------------------------------------------
Daiichi Sankyo (Pharmaceuticals)                                                                         10,300            210,780
------------------------------------------------------------------------------------------------------------------------------------
Eisai (Pharmaceuticals)                                                                                  10,200            335,299
------------------------------------------------------------------------------------------------------------------------------------
Japan Tobacco (Tobacco)                                                                                     168            596,540
------------------------------------------------------------------------------------------------------------------------------------
Mitsui Fudosan (Real Estate Management and Development)                                                  16,000            275,464
------------------------------------------------------------------------------------------------------------------------------------
Nintendo (Software)                                                                                       1,200            378,477
------------------------------------------------------------------------------------------------------------------------------------
NTT DoCoMo (Wireless Telecommunication Services)                                                            235            372,841
------------------------------------------------------------------------------------------------------------------------------------
Unicharm (Household Products)                                                                             5,700            406,750
------------------------------------------------------------------------------------------------------------------------------------
Yahoo! Japan (Internet Software and Services)                                                             1,115            365,023
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         3,374,521
------------------------------------------------------------------------------------------------------------------------------------

LUXEMBOURG 1.1%
------------------------------------------------------------------------------------------------------------------------------------
Millicom International Cellular (Wireless Telecommunication Services)                                    10,600            424,000
------------------------------------------------------------------------------------------------------------------------------------

NETHERLANDS 1.0%
------------------------------------------------------------------------------------------------------------------------------------
Koninklijke (Royal) KPN (Diversified Telecommunication Services)                                         29,240            411,430
------------------------------------------------------------------------------------------------------------------------------------

RUSSIA 0.8%
------------------------------------------------------------------------------------------------------------------------------------
Vimpelcom (ADR)* (Diversified Telecommunication Services)                                                20,800            301,600
------------------------------------------------------------------------------------------------------------------------------------

SWEDEN 0.6%
------------------------------------------------------------------------------------------------------------------------------------
Swedish Match* (Tobacco)                                                                                 18,400            253,657
------------------------------------------------------------------------------------------------------------------------------------
SWITZERLAND 16.5%
------------------------------------------------------------------------------------------------------------------------------------
Actelion* (Biotechnology)                                                                                 6,448            340,919
------------------------------------------------------------------------------------------------------------------------------------
Julius Baer Holding (Capital Markets)                                                                    12,036            473,788
------------------------------------------------------------------------------------------------------------------------------------
Nestle (Food Products)                                                                                   38,226          1,490,029
------------------------------------------------------------------------------------------------------------------------------------
Novartis (Pharmaceuticals)                                                                               27,161          1,374,038
------------------------------------------------------------------------------------------------------------------------------------
Roche Holding (Pharmaceuticals)                                                                          11,977          1,833,269
------------------------------------------------------------------------------------------------------------------------------------
UBS (Capital Markets)                                                                                    63,775          1,088,206
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         6,600,249
------------------------------------------------------------------------------------------------------------------------------------

UNITED KINGDOM 34.8%
------------------------------------------------------------------------------------------------------------------------------------
3i Group (Capital Markets)                                                                               49,584            433,232
------------------------------------------------------------------------------------------------------------------------------------
Anglo American (Metals and Mining)                                                                       29,048            717,371
------------------------------------------------------------------------------------------------------------------------------------
ARM Holdings (Semiconductors and Semiconductor Equipment)                                               694,390          1,081,961
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                       SHARES          VALUE
UNITED KINGDOM (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
AstraZeneca (Pharmaceuticals)                                                                            28,946   $      1,230,642
------------------------------------------------------------------------------------------------------------------------------------
Autonomy* (Software)                                                                                     67,433          1,063,202
------------------------------------------------------------------------------------------------------------------------------------
Barclays* (Commercial Banks)                                                                             59,648            175,666
------------------------------------------------------------------------------------------------------------------------------------
BHP Billiton (Metals and Mining)                                                                         49,279            836,313
------------------------------------------------------------------------------------------------------------------------------------
British American Tobacco (Tobacco)                                                                       13,582            372,997
------------------------------------------------------------------------------------------------------------------------------------
Cadbury (Food Products)                                                                                  45,342            416,664
------------------------------------------------------------------------------------------------------------------------------------
Capita Group (Professional Services)                                                                     85,302            878,360
------------------------------------------------------------------------------------------------------------------------------------
easyJet* (Airlines)                                                                                     289,687          1,437,028
------------------------------------------------------------------------------------------------------------------------------------
J Sainsbury (Food and Staples Retailing)                                                                109,901            502,666
------------------------------------------------------------------------------------------------------------------------------------
Michael Page International (Professional Services)                                                      114,256            369,305
------------------------------------------------------------------------------------------------------------------------------------
Next (Multiline Retail)                                                                                  34,722            589,613
------------------------------------------------------------------------------------------------------------------------------------
Reckitt Benckiser Group (Household Products)                                                             30,132          1,266,486
------------------------------------------------------------------------------------------------------------------------------------
Rio Tinto (Metals and Mining)                                                                            14,894            694,587
------------------------------------------------------------------------------------------------------------------------------------
Royal Dutch Shell (Class A) (Oil, Gas and Consumable Fuels)                                              24,326            665,081
------------------------------------------------------------------------------------------------------------------------------------
Tesco (Food and Staples Retailing)                                                                      102,872            562,318
------------------------------------------------------------------------------------------------------------------------------------
Vodafone Group (Wireless Telecommunication Services)                                                     80,515            155,085
------------------------------------------------------------------------------------------------------------------------------------
William Morrison Supermarkets (Food and Staples Retailing)                                              109,913            469,610
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        13,918,187
------------------------------------------------------------------------------------------------------------------------------------

UNITED STATES 1.7%
------------------------------------------------------------------------------------------------------------------------------------
Synthes (Health Care Equipment and Supplies)                                                              5,135            663,009
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $45,146,953) 98.5%                                                                              39,362,312
------------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 1.5%                                                                                         618,082
------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS 100.0%                                                                                                 $     39,980,394
====================================================================================================================================

----------

*    Non-income producing security.

+ The security may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.

ADR--American Depositary Receipts.

BDR--Brazilian Depositary Receipts.

GDR--Global Depositary Receipts.

Country and industry classifications have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Statements of Assets and Liabilities
October 31, 2008

                                                                                                    GLOBAL
                                                EMERGING          GLOBAL       GLOBAL SMALLER     TECHNOLOGY      INTERNATIONAL
                                              MARKETS FUND      GROWTH FUND    COMPANIES FUND        FUND          GROWTH FUND
--------------------------------------------------------------------------------------------------------------------------------
ASSETS:
--------------------------------------------------------------------------------------------------------------------------------
Investments, at value:
--------------------------------------------------------------------------------------------------------------------------------
   Common stocks and warrants                $   62,457,280   $   18,642,810   $   95,754,465   $  219,952,364   $   39,362,312
--------------------------------------------------------------------------------------------------------------------------------
   Preferred stocks                               1,263,754               --               --               --               --
--------------------------------------------------------------------------------------------------------------------------------
   Convertible bonds                                     --               --          407,274               --               --
--------------------------------------------------------------------------------------------------------------------------------
Total investments*                               63,721,034       18,642,810       96,161,739      219,952,364       39,362,312
--------------------------------------------------------------------------------------------------------------------------------
Cash denominated in U.S. dollars                    748,010          696,313        4,446,095        9,511,216        2,688,791
--------------------------------------------------------------------------------------------------------------------------------
Cash denominated in foreign
   currencies**                                      47,117                3              149          850,979               33
--------------------------------------------------------------------------------------------------------------------------------
Unrealized appreciation on forward
   currency contracts                             1,157,113               --            7,030               --            8,960
--------------------------------------------------------------------------------------------------------------------------------
Receivable for Capital Stock sold                   125,371           47,307          165,003          399,448           61,705
--------------------------------------------------------------------------------------------------------------------------------
Dividends and interest receivable                   125,347           47,656          312,605          122,621          112,553
--------------------------------------------------------------------------------------------------------------------------------
Expenses prepaid to shareholder
   service agent                                     75,329           20,653           70,039          159,704           36,046
--------------------------------------------------------------------------------------------------------------------------------
Receivable for securities sold                       43,743          110,906        1,300,544        4,216,241        2,629,866
--------------------------------------------------------------------------------------------------------------------------------
Other                                                 7,603            2,558           10,748          228,056            6,135
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                     66,050,667       19,568,206      102,473,952      235,440,629       44,906,401
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
--------------------------------------------------------------------------------------------------------------------------------
Unrealized depreciation on forward
   currency contracts                               397,517            1,477            4,966               --           29,204
--------------------------------------------------------------------------------------------------------------------------------
Payable for Capital Stock repurchased               353,783           50,937          252,499        1,027,191          194,926
--------------------------------------------------------------------------------------------------------------------------------
Management fee payable                               81,475           19,869           90,633          200,838           52,908
--------------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1)
   fees payable                                      27,957            8,436           32,258           90,931           15,679
--------------------------------------------------------------------------------------------------------------------------------
Payable for securities purchased                         --          111,617          484,542        5,863,936        4,524,435
--------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other                          166,237           69,529          182,281          318,917          108,855
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                 1,026,969          261,865        1,047,179        7,501,813        4,926,007
--------------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                   $   65,023,698   $   19,306,341   $  101,426,773   $  227,938,816   $   39,980,394
================================================================================================================================
COMPOSITION OF NET ASSETS:
--------------------------------------------------------------------------------------------------------------------------------
Capital Stock, at par ($0.001 par
   value; 400,000,000 shares authorized
   for each Fund):
--------------------------------------------------------------------------------------------------------------------------------
Class A                                      $        4,533   $        2,193   $        6,087   $       14,042   $        2,304
--------------------------------------------------------------------------------------------------------------------------------
Class B                                                 317              216              265              692              308
--------------------------------------------------------------------------------------------------------------------------------
Class C                                               2,638            1,074            3,015            5,225            1,537
--------------------------------------------------------------------------------------------------------------------------------
Class I                                                 668              158            3,222              n/a            1,083
--------------------------------------------------------------------------------------------------------------------------------
Class R                                                 933               19               57              178               54
--------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                       88,980,080       72,206,949      191,514,102      711,457,833       74,630,033
--------------------------------------------------------------------------------------------------------------------------------
Undistributed/accumulated net
   investment income (loss) (Note 6)                 (1,486)             655          (68,432)          (3,147)          19,115
--------------------------------------------------------------------------------------------------------------------------------
Undistributed/accumulated net
   realized gain (loss) on
   investments and foreign currency
   transactions (Note 6)                          6,647,955      (45,838,115)     (14,495,808)    (378,673,443)     (28,895,024)
--------------------------------------------------------------------------------------------------------------------------------
Net unrealized depreciation of
   investments and foreign currency
   transactions                                 (30,611,940)      (7,066,808)     (75,535,735)    (104,862,564)      (5,779,016)
--------------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                   $   65,023,698   $   19,306,341   $  101,426,773   $  227,938,816   $   39,980,394
================================================================================================================================
NET ASSETS:
--------------------------------------------------------------------------------------------------------------------------------
Class A                                      $   33,557,713   $   11,981,096   $   50,206,051   $  165,248,708   $   17,996,886
--------------------------------------------------------------------------------------------------------------------------------
Class B                                           2,060,989        1,057,439        1,835,319        7,085,596        2,083,135
--------------------------------------------------------------------------------------------------------------------------------
Class C                                          17,208,595        5,263,575       20,949,543       53,537,917       10,403,453
--------------------------------------------------------------------------------------------------------------------------------
Class I                                           5,335,202          903,604       27,975,618              n/a        9,082,829
--------------------------------------------------------------------------------------------------------------------------------
Class R                                           6,861,199          100,627          460,242        2,066,595          414,091
--------------------------------------------------------------------------------------------------------------------------------
SHARES OF CAPITAL STOCK OUTSTANDING:
--------------------------------------------------------------------------------------------------------------------------------
Class A                                           4,533,207        2,192,919        6,086,913       14,041,908        2,304,203
--------------------------------------------------------------------------------------------------------------------------------
Class B                                             317,272          215,856          265,400          691,872          308,402
--------------------------------------------------------------------------------------------------------------------------------
Class C                                           2,638,190        1,073,911        3,015,057        5,225,100        1,537,450
--------------------------------------------------------------------------------------------------------------------------------
Class I                                             668,107          158,538        3,221,718              n/a        1,083,471
--------------------------------------------------------------------------------------------------------------------------------
Class R                                             932,562           18,637           56,607          177,796           53,633
--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
--------------------------------------------------------------------------------------------------------------------------------
Class A                                      $         7.40   $         5.46   $         8.25   $        11.77   $         7.81
--------------------------------------------------------------------------------------------------------------------------------
Class B                                                6.50             4.90             6.92            10.24             6.75
--------------------------------------------------------------------------------------------------------------------------------
Class C                                                6.52             4.90             6.95            10.25             6.77
--------------------------------------------------------------------------------------------------------------------------------
Class I                                                7.99             5.70             8.68              n/a             8.38
--------------------------------------------------------------------------------------------------------------------------------
Class R                                                7.36             5.40             8.13            11.62             7.72
--------------------------------------------------------------------------------------------------------------------------------

----------
 *    Cost of investments                    $   95,091,922   $   25,714,784   $  171,703,370   $  324,872,910   $   45,146,953

**    Cost of foreign currencies             $       47,117   $            3   $          147   $      826,016   $           24

See Notes to Financial Statements.

Statements of Operations
For the Year Ended October 31, 2008
--------------------------------------------------------------------------------

                                                                                                    GLOBAL
                                                EMERGING         GLOBAL        GLOBAL SMALLER     TECHNOLOGY      INTERNATIONAL
                                              MARKETS FUND     GROWTH FUND     COMPANIES FUND        FUND          GROWTH FUND
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
--------------------------------------------------------------------------------------------------------------------------------
Dividends                                    $    3,347,496   $      511,840   $    3,158,329   $    1,691,362   $    1,730,852
--------------------------------------------------------------------------------------------------------------------------------
Interest                                             15,571            6,696          147,923          227,665           15,962
--------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME*                          3,363,067          518,536        3,306,252        1,919,027        1,746,814
--------------------------------------------------------------------------------------------------------------------------------

EXPENSES:
--------------------------------------------------------------------------------------------------------------------------------
Management fee                                    1,587,834          371,413        1,772,967        3,571,473          813,827
--------------------------------------------------------------------------------------------------------------------------------
Shareholder account services                        622,555          164,382          565,480        1,157,757          321,843
--------------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1) fees               620,610          183,116          677,871        1,628,320          383,754
--------------------------------------------------------------------------------------------------------------------------------
Custody and related services                        357,788           67,316          276,145          284,774          177,274
--------------------------------------------------------------------------------------------------------------------------------
Auditing and legal fees                             163,487           42,909           95,651          178,786           56,216
--------------------------------------------------------------------------------------------------------------------------------
Registration                                         74,595           57,219           80,807           92,914           64,770
--------------------------------------------------------------------------------------------------------------------------------
Shareholder reports and
   communications                                    31,315           17,257           38,929           63,698           30,105
--------------------------------------------------------------------------------------------------------------------------------
Directors' fees and expenses                         11,189            4,565           15,158           26,888            7,896
--------------------------------------------------------------------------------------------------------------------------------
Miscellaneous                                        13,879            7,284           55,241           33,034           11,530
--------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                    3,483,252          915,461        3,578,249        7,037,644        1,867,215
--------------------------------------------------------------------------------------------------------------------------------
Reimbursement from Manager (Note 3)                (225,973)         (50,744)              --               --          (23,792)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES AFTER REIMBURSEMENT                3,257,279          864,717        3,578,249        7,037,644        1,843,423
--------------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME (LOSS)                        105,788         (346,181)        (271,997)      (5,118,617)         (96,609)
--------------------------------------------------------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN
   (LOSS) ON INVESTMENTS AND FOREIGN
   CURRENCY TRANSACTIONS:
--------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on
   investments and foreign currency
   transactions                                   9,884,624       (2,744,525)     (13,245,766)     (13,318,917)     (29,069,617)
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized
   appreciation of investments
   and foreign currency transactions            (93,108,293)     (20,705,255)    (105,000,158)    (151,841,675)     (31,217,589)
--------------------------------------------------------------------------------------------------------------------------------
NET LOSS ON INVESTMENTS AND FOREIGN
   CURRENCY TRANSACTIONS                        (83,223,669)     (23,449,780)    (118,245,924)    (165,160,592)     (60,287,206)
--------------------------------------------------------------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM
   OPERATIONS                                $  (83,117,881)  $  (23,795,961)  $ (118,517,921)  $ (170,279,209)  $  (60,383,815)
================================================================================================================================

----------
*     Net of foreign taxes withheld:         $      164,834   $       27,743   $      216,122   $      151,248   $      140,903

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                    EMERGING                        GLOBAL                      GLOBAL SMALLER
                                                  MARKETS FUND                    GROWTH FUND                   COMPANIES FUND
                                         ------------------------------  ----------------------------  -----------------------------
                                             YEAR ENDED OCTOBER 31,          YEAR ENDED OCTOBER 31,        YEAR ENDED OCTOBER 31,
                                         ------------------------------  ----------------------------  -----------------------------
                                              2008           2007            2008           2007           2008           2007
                                         --------------  --------------  -------------  -------------  -------------  --------------
OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)             $      105,788  $   (1,127,842) $    (346,181) $    (646,622) $    (271,997) $    (715,675)
------------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on
   investments and foreign currency
   transactions                               9,884,624      26,674,804     (2,744,525)     6,124,444    (13,245,766)    28,104,160
------------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation
   of investments and foreign currency
   transactions                             (93,108,293)     39,895,714    (20,705,255)     7,196,508   (105,000,158)     7,543,171
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS FROM
   OPERATIONS                               (83,117,881)     65,442,676    (23,795,961)    12,674,330   (118,517,921)    34,931,656
------------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS:
------------------------------------------------------------------------------------------------------------------------------------
Net realized short-term gain on
   investments:
------------------------------------------------------------------------------------------------------------------------------------
   Class A                                   (4,976,138)     (2,719,635)            --             --     (4,348,690)    (5,868,094)
------------------------------------------------------------------------------------------------------------------------------------
   Class B                                     (544,513)       (366,055)            --             --       (279,047)      (559,566)
------------------------------------------------------------------------------------------------------------------------------------
   Class C                                     (664,332)       (324,911)            --             --       (636,123)      (407,691)
------------------------------------------------------------------------------------------------------------------------------------
   Class D                                   (2,197,462)     (1,092,228)            --             --     (1,547,345)    (2,654,196)
------------------------------------------------------------------------------------------------------------------------------------
   Class I                                     (649,293)       (378,007)            --             --     (1,953,614)      (561,176)
------------------------------------------------------------------------------------------------------------------------------------
   Class R                                     (549,569)       (119,611)            --             --        (24,489)        (6,694)
------------------------------------------------------------------------------------------------------------------------------------
                                             (9,581,307)     (5,000,447)            --             --     (8,789,308)   (10,057,417)
------------------------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on
   investments:
------------------------------------------------------------------------------------------------------------------------------------
   Class A                                   (6,817,581)     (3,390,788)            --             --     (8,811,767)    (8,780,263)
------------------------------------------------------------------------------------------------------------------------------------
   Class B                                     (746,072)       (456,369)            --             --       (586,986)      (836,385)
------------------------------------------------------------------------------------------------------------------------------------
   Class C                                     (910,177)       (405,068)            --             --       (685,413)      (610,040)
------------------------------------------------------------------------------------------------------------------------------------
   Class D                                   (3,010,664)     (1,361,762)            --             --     (3,731,512)    (3,971,274)
------------------------------------------------------------------------------------------------------------------------------------
   Class I                                     (889,574)       (471,289)            --             --     (3,863,565)      (839,645)
------------------------------------------------------------------------------------------------------------------------------------
   Class R                                     (752,945)       (149,127)            --             --        (44,154)       (10,015)
------------------------------------------------------------------------------------------------------------------------------------
                                            (13,127,013)     (6,234,403)            --             --    (17,723,397)   (15,047,622)
------------------------------------------------------------------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM
   DISTRIBUTIONS                            (22,708,320)    (11,234,850)            --             --    (26,512,705)   (25,105,039)
------------------------------------------------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares            39,311,618      27,529,340      4,066,308      1,697,682     13,513,098     61,967,960
------------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds               6,928,086       8,912,091      2,198,518      2,762,415      1,319,898      2,872,084
------------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions             20,904,475      10,071,190             --             --     23,752,553     22,156,123
------------------------------------------------------------------------------------------------------------------------------------
Total                                        67,144,179      46,512,621      6,264,826      4,460,097     38,585,549     86,996,167
------------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased                  (43,974,326)    (29,586,927)    (7,940,994)   (11,344,634)   (32,183,695)   (43,013,889)
------------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds             (15,001,472)     (7,884,355)    (1,853,592)    (2,893,651)    (4,923,337)    (5,658,577)
------------------------------------------------------------------------------------------------------------------------------------
Total                                       (58,975,798)    (37,471,282)    (9,794,586)   (14,238,285)   (37,107,032)   (48,672,466)
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS FROM
   CAPITAL SHARE TRANSACTIONS                 8,168,381       9,041,339     (3,529,760)    (9,778,188)     1,478,517     38,323,701
------------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT
   (NOTE 9)                                          --              --             --             --        175,439             --
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS           (97,657,820)     63,249,165    (27,325,721)     2,896,142   (143,376,670)    48,150,318
------------------------------------------------------------------------------------------------------------------------------------

NET ASSETS:
------------------------------------------------------------------------------------------------------------------------------------
Beginning of year                           162,681,518      99,432,353     46,632,062     43,735,920    244,803,443    196,653,125
------------------------------------------------------------------------------------------------------------------------------------
END OF YEAR*                             $   65,023,698  $  162,681,518  $  19,306,341  $  46,632,062  $ 101,426,773  $ 244,803,443
====================================================================================================================================

----------
*  Including undistributed/accumulated
   net investment income (loss):         $      237,801  $       (9,414) $         655  $      (1,117) $     644,943  $    (533,346)

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                                               GLOBAL                       INTERNATIONAL
                                                                         TECHNOLOGY FUND                     GROWTH FUND
                                                                  ------------------------------   ---------------------------------
                                                                      YEAR ENDED OCTOBER 31,           YEAR ENDED OCTOBER 31,
                                                                  ------------------------------   ---------------------------------
                                                                       2008             2007            2008             2007
                                                                  --------------   -------------   --------------   ----------------
OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               $   (5,118,617)  $  (5,604,665)  $      (96,609)  $      (816,665)
------------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments and
   foreign currency transactions                                     (13,318,917)     75,707,441      (29,069,617)       23,479,591
------------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation of
   investments and foreign currency
   transactions                                                     (151,841,675)     27,623,283      (31,217,589)       12,150,847
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS FROM
   OPERATIONS                                                       (170,279,209)     97,726,059      (60,383,815)       34,813,773
------------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS:
------------------------------------------------------------------------------------------------------------------------------------
Net realized short-term gain on investments:
------------------------------------------------------------------------------------------------------------------------------------
   Class A                                                                    --              --       (3,521,326)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class B                                                                    --              --         (597,659)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class C                                                                    --              --         (627,706)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class D                                                                    --              --       (1,509,355)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class I                                                                    --              --         (910,398)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class R                                                                    --              --          (31,437)               --
------------------------------------------------------------------------------------------------------------------------------------
                                                                              --              --       (7,197,881)               --
------------------------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
------------------------------------------------------------------------------------------------------------------------------------
   Class A                                                                    --              --       (4,878,218)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class B                                                                    --              --         (827,959)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class C                                                                    --              --         (869,583)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class D                                                                    --              --       (2,090,963)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class I                                                                    --              --       (1,261,207)               --
------------------------------------------------------------------------------------------------------------------------------------
   Class R                                                                    --              --          (43,549)               --
------------------------------------------------------------------------------------------------------------------------------------
                                                                              --              --       (9,971,479)               --
------------------------------------------------------------------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM DISTRIBUTIONS                                     --              --      (17,169,360)               --
------------------------------------------------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares                                     41,471,857      55,273,555       16,116,496        12,113,369
------------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds                                        2,575,123       2,127,040        5,005,897         6,173,307
------------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions                                              --              --       15,002,467                --
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                 44,046,980      57,400,595       36,124,860        18,286,676
------------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased                                           (74,860,752)    (75,460,902)     (27,829,481)      (22,514,159)
------------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds                                      (11,188,445)     (5,135,391)      (8,973,588)       (5,899,152)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                (86,049,197)    (80,596,293)     (36,803,069)      (28,413,311)
------------------------------------------------------------------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM CAPITAL SHARE
   TRANSACTIONS                                                      (42,002,217)    (23,195,698)        (678,209)      (10,126,635)
------------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS                                   (212,281,426)     74,530,361      (78,231,384)       24,687,138
------------------------------------------------------------------------------------------------------------------------------------

NET ASSETS:
------------------------------------------------------------------------------------------------------------------------------------
Beginning of year                                                    440,220,242     365,689,881      118,211,778        93,524,640
------------------------------------------------------------------------------------------------------------------------------------
END OF YEAR*                                                      $  227,938,816   $ 440,220,242   $   39,980,394   $   118,211,778
====================================================================================================================================

----------
*  Including undistributed/accumulated net
   investment income (loss):                                      $       (3,147)  $      (1,258)  $       21,709   $       (49,556)

See Notes to Financial Statements.

Notes to Financial Statements

1. ORGANIZATION AND MULTIPLE CLASSES OF SHARES -- Seligman Global Fund Series, Inc. (the "Series") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company. The Series consists of five separate Funds: Seligman Emerging Markets Fund (the "Emerging Markets Fund"), Seligman Global Growth Fund (the "Global Growth Fund"), Seligman Global Smaller Companies Fund (the "Global Smaller Companies Fund"), Seligman Global Technology Fund (the "Global Technology Fund"), and Seligman International Growth Fund (the "International Growth Fund"). Through May 16, 2008, each Fund of the Series offered six classes of shares with the exception of Global Technology Fund, which offered five classes of shares (Class I shares are not offered).

      Class A shares are sold with an initial sales charge of up to 5.75% (4.75% prior to January 7, 2008) and a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans which have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

      Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

      Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

      The Board of Directors of the Series approved the automatic conversion of all of the Funds' outstanding Class D shares to Class C shares at their relative net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Funds no longer offer Class D shares. The conversion did not affect individual shareholder account values.

      Class I shares are offered to certain institutional clients and other investors, as described in the Series' Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

      Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

      All classes of shares for each Fund represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its own class-specific expenses and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2. SIGNIFICANT ACCOUNTING POLICIES -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Series:

      A. SECURITY VALUATION AND RISK -- Net asset value per share is calculated as of the close of business of the New York Stock Exchange ("NYSE"), normally 4:00 p.m. Eastern time. Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Securities for which there are no recent sales transactions are valued based on quotations provided by primary market makers in such securities. Other securities not listed on an exchange or security market, or securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices. Notwithstanding these valuation methods, the Funds may adjust the value of securities as described below.

            Many securities markets and exchanges outside the United States ("US") close prior to the close of the NYSE; therefore, the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after the local market close but before the close of the NYSE. The Board of Directors approved fair value procedures under which a third party pricing service on a regular basis recommends adjustments to the local closing prices of certain foreign equity securities. The adjustments are based on a statistical analysis of the historical relationship between the price movements of a security and independent variables such as US market movements, sector movements, movements in the ADR of a security (if any), and movements in country or regional exchange-traded funds or futures contracts. The factors used vary with each security, depending on which factors have been most important historically.

            Other securities for which market quotations are not readily available or are otherwise no longer valid or reliable are valued at fair value determined in accordance with procedures approved by the Board of Directors. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, or extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security.

            Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less.

            The following risks apply to some or all of the investments in which the Funds invest. There are specific risks associated with global investing, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. Investments in emerging market and other smaller foreign companies should be considered speculative. Stocks of large-or small-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of such stocks may decline and the performance of the Funds investing in such companies may be negatively affected. The products of technology companies may be subject to severe competition and rapid

Notes to Financial Statements

            obsolescence, and technology stocks may be subject to greater price fluctuation, government regulation, and limited liquidity as compared to other investments. To the extent that a Fund has a substantial percentage of its assets exposed to an industry, the Fund's performance may be negatively affected if that industry falls out of favor.

      B. FOREIGN SECURITIES -- Investments in foreign securities are subject to certain risks, such as currency fluctuations, foreign taxation, differences in financial reporting practices, and rapid changes in political and economic conditions. Investments in foreign securities will be traded primarily in foreign currencies, and each Fund may temporarily hold funds in foreign currencies. The books and records of the Series are maintained in US dollars. Foreign currency amounts are translated into US dollars on the following basis:

                  (i) market value of investment securities, other assets, and liabilities, at the daily rate of exchange as reported by a pricing service;

                  (ii) purchases and sales of investment securities, income, and expenses, at the rate of exchange prevailing on the respective dates of such transactions.

            The Series' net asset values per share will be affected by changes in currency exchange rates. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on sales of securities, and net investment income and losses. The rate of exchange between the US dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets.

            The Series does not isolate that portion of the results of operations resulting from changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities held in the portfolio. Such fluctuations are included with the net realized and unrealized gain or loss from investments and foreign currency transactions.

      C. OPTIONS -- Each Fund is authorized to write and purchase put and call options. When a Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or a Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium received or paid). The Fund, as writer of an option, bears the market risk of an unfavorable change in the price of the security underlying the written option. There were no written options for the year ended October 31, 2008.

      D. FORWARD CURRENCY CONTRACTS -- The Series may enter into forward currency contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings, or other amounts receivable or payable in foreign currency. A forward contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. Certain risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. The contracts are valued daily at current or forward exchange rates and any unrealized gain or loss is included in net unrealized appreciation or depreciation of investments and foreign currency transactions. The gain or loss, if any, arising from the difference between the settlement value of the forward contract and the closing of such contract, is included in net realized gain or loss on investments and foreign currency transactions.

      E. MULTIPLE CLASS ALLOCATIONS -- Each Fund's income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares of that Fund based upon the relative value of the shares of each class. Class-specific expenses, which include distribution and service (12b-1) fees and any other items that are specifically attributed to a particular class, are charged directly to such class. For the year ended October 31, 2008, distribution and service (12b-1) fees, shareholder account services and registration expenses were class-specific expenses.

      F. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial statement and federal income tax purposes. Dividends receivable are recorded on ex-dividend dates, except that certain dividends from foreign securities where the ex-dividend dates may have passed are recorded as soon as the Fund is informed of the dividends. Interest income is recorded on an accrual basis.

      G. DISTRIBUTIONS TO SHAREHOLDERS -- Dividends and distributions to shareholders are recorded on ex-dividend dates.

      H. TAXES -- There is no provision for federal income tax. Each Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized, if any, annually. Withholding taxes on foreign dividends and interest and taxes on the sale of foreign securities have been provided for in accordance with the Series' understanding of the applicable country's tax rules and rates.

            On November 1, 2007, the Funds adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109." FIN 48 requires the Funds to measure and recognize in their financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Funds file income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon their review of tax positions for the Funds' open tax years of 2005-2008 in these jurisdictions, the Funds have determined that FIN 48 did not have a material impact on the Funds' financial statements for the year ended October 31, 2008.

3. MANAGEMENT FEE, DISTRIBUTION SERVICES, AND OTHER TRANSACTIONS -- The Funds' investment manager (the "Manager") manages the affairs of the Series (see Note 12) and provides or arranges for the necessary personnel and facilities. The Manager receives a fee, calculated daily and payable monthly, equal to a percentage of each Fund's average daily net assets. The annual management fee rate with respect to the Emerging Markets Fund is equal to 1.25% of the first $1 billion of the Fund's average daily net assets, 1.15% of the next $1 billion of the Fund's average daily net assets, and 1.05% of the Fund's average daily net assets in excess of $2 billion. The annual management fee rate with respect to the Global Growth Fund and the International Growth Fund is equal to 1.00% on the first $50 million of the Fund's average daily net assets, 0.95% on the next $1 billion of the Fund's average daily net assets, and 0.90% of the Fund's average daily net assets in excess of $1.05 billion. The annual management fee rate with respect to Global Smaller Companies Fund is equal to 1.00% on the first $100 million of the Fund's average daily net assets, and 0.90% of the Fund's average daily net assets in excess of $100 million.

Notes to Financial Statements

      The annual management fee rate with respect to the Global Technology Fund is equal to 1.00% of the first $2 billion of the Fund's average daily net assets, 0.95% of the next $2 billion of the Fund's average daily net assets, and 0.90% of the Fund's average daily net assets in excess of $4 billion.

      The management fees reflected in the Statements of Operations for Emerging Markets Fund, Global Growth Fund, Global Smaller Companies Fund, Global Technology Fund, and International Growth Fund were 1.25%, 1.00%, 0.95%, 1.00% and 0.98%, respectively, per annum of the average daily net assets of each of the Funds of the Series.

      Wellington Management Company, LLP (the "Subadviser"), is the Sub-adviser to the Series and is responsible for furnishing investment advice, research and assistance with respect to Emerging Markets Fund, Global Growth Fund, Global Smaller Companies Fund and International Growth Fund (the "Subadvised Funds"). Under the subadvisory agreement, the Manager pays the Subadviser a subadvisory fee for each of the Subadvised Funds determined as follows: for Emerging Markets Fund, the Subadviser receives 0.65% of the Fund's average daily net assets; for Global Growth Fund and International Growth Fund, the Subadviser receives 0.45% on the first $50 million of each Fund's average daily net assets and 0.40% of each Fund's daily net assets in excess of $50 million; for Global Smaller Companies Fund, the Subadviser receives 0.75% on the first $100 million of the Fund's average daily net assets and 0.65% of the Fund's average daily net assets in excess of $100 million.

      The Manager has contractually undertaken to waive its management fee and/or to reimburse expenses to the extent a Fund's "other expenses" (other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.85% per annum of average daily net assets of Seligman Emerging Markets Fund, Seligman Global Growth Fund, and Seligman International Growth Fund. These undertakings will remain in effect at least until February 28, 2009. Other fee waiver/expense reimbursement arrangements were in effect prior to these current arrangements.

      For the year ended October 31, 2008, the amount of expenses reimbursed by the Manager was as follows:

      FUND                                                       REIMBURSEMENTS
      --------------------------------------------------------------------------
      Emerging Markets Fund                                        $  225,973
      --------------------------------------------------------------------------
      Global Growth Fund                                               50,744
      --------------------------------------------------------------------------
      International Growth Fund                                        23,792
      --------------------------------------------------------------------------

      Compensation of all officers of the Series, all directors of the Series who are employees of the Manager, and all personnel of the Series and the Manager is paid by the Manager.

      For the year ended October 31, 2008, Seligman Advisors, Inc. (the "Distributor"), agent for the distribution of each Fund's shares and an affiliate of the Manager, received commissions and concessions from sales of Class A shares. Commissions were also paid to dealers for sales of Class A shares as follows:

                                                   COMMISSIONS
                                                 AND CONCESSIONS
                                                   RETAINED BY         DEALER
      FUND                                         DISTRIBUTOR      COMMISSIONS
      --------------------------------------------------------------------------
      Emerging Markets Fund                         $  11,763        $  58,043
      --------------------------------------------------------------------------
      Global Growth Fund                                1,536            7,829
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                     2,069            9,643
      --------------------------------------------------------------------------
      Global Technology Fund                           34,409          231,130
      --------------------------------------------------------------------------
      International Growth Fund                         1,820           13,328
      --------------------------------------------------------------------------

      Each Fund of the Series has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to the Series monthly pursuant to the Plan. For the year ended October 31, 2008, fees incurred by the Emerging Markets Fund, the Global Growth Fund, the Global Smaller Companies Fund, the Global Technology Fund, and the International Growth Fund, aggregated $165,246, $56,368, $230,850, $623,168, and $99,447,
      respectively, or 0.25% per annum of the average daily net assets of each Fund's Class A shares.

      Under the Plan, with respect to Class B, Class C, Class D (only through May 16, 2008), and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, for Class C, Class D and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25% in the case of Class R) on an annual basis of such average daily net assets. Such fees are paid monthly by the Series to the Distributor pursuant to the Plan.

      For the year ended October 31, 2008, fees incurred under the Plan, equivalent to 1% per annum of the average daily net assets of Class B, Class C, Class D (only through May 16, 2008), and 0.50% per annum of the average daily net assets of Class R shares, were as follows:

      FUND                            CLASS B    CLASS C    CLASS D    CLASS R
      --------------------------------------------------------------------------
      Emerging Markets Fund          $  55,576  $ 190,827  $ 158,779  $  50,182
      --------------------------------------------------------------------------
      Global Growth Fund                23,251     60,255     42,645        597
      --------------------------------------------------------------------------
      Global Smaller Companies Fund     44,658    194,613    204,481      3,269
      --------------------------------------------------------------------------
      Global Technology Fund           158,593    485,775    351,689      9,095
      --------------------------------------------------------------------------
      International Growth Fund         55,984    126,315     99,198      2,810
      --------------------------------------------------------------------------

      The Distributor and Seligman Services, Inc., also an affiliate of the Manager, are eligible to receive distribution and service (12b-1) fees pursuant to the Plan. For the year ended October 31, 2008, the Distributor and Seligman Services, Inc. received distribution and service (12b-1) fees pursuant to the Plan, as follows:

                                                             DISTRIBUTION AND
      FUND                                                 SERVICE (12b-1) FEES
      --------------------------------------------------------------------------
      Emerging Markets Fund                                      $ 13,673
      --------------------------------------------------------------------------
      Global Growth Fund                                            4,205
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                                13,974
      --------------------------------------------------------------------------
      Global Technology Fund                                       52,945
      --------------------------------------------------------------------------
      International Growth Fund                                     5,802
      --------------------------------------------------------------------------

      The Distributor is entitled to retain any CDSC imposed on certain redemptions of shares. For the year ended October 31, 2008, such charges were as follows:

      FUND                                                        AMOUNT
      --------------------------------------------------------------------------
      Emerging Markets Fund                                      $  5,104
      --------------------------------------------------------------------------
      Global Growth Fund                                            3,765
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                                 6,554
      --------------------------------------------------------------------------
      Global Technology Fund                                       52,044
      --------------------------------------------------------------------------
      International Growth Fund                                    24,222
      --------------------------------------------------------------------------

Notes to Financial Statements

      The Distributor has sold its rights to third parties to collect any CDSC imposed on redemptions of Class B shares.

      For the year ended October 31, 2008, Seligman Data Corp., which is owned by certain associated investment companies, charged at cost for shareholder account services the following amounts:

      FUND                                                             AMOUNT
      --------------------------------------------------------------------------
      Emerging Markets Fund                                         $   622,555
      --------------------------------------------------------------------------
      Global Growth Fund                                                164,382
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                                     565,480
      --------------------------------------------------------------------------
      Global Technology Fund                                          1,157,757
      --------------------------------------------------------------------------
      International Growth Fund                                         321,843
      --------------------------------------------------------------------------

      These charges are determined in accordance with a methodology approved by the Series directors. Class I shares receive more limited shareholder services than the Funds' other classes of shares (the "Retail Classes"). Seligman Data Corp. does not allocate to Class I the costs of any of its departments that do not provide services to the Class I shareholders.

      For each Fund, costs of Seligman Data Corp. directly attributable to the Retail Classes were charged to those classes in proportion to their relative net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their relative net asset values, shareholder transaction volumes and number of shareholder accounts.

      The Series and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Series to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Series' percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. As of October 31, 2008, the Series' potential obligation under the Guaranty is $1,203,100. As of October 31, 2008, no event has occurred which would result in the Series becoming liable to make any payment under the Guaranty. Each Fund would bear a portion of any payments made by the Series under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to each Fund as part of Seligman Data Corp.'s shareholder account services cost.

      During the year ended October 31, 2008, certain officers and directors of the Series were officers or directors of the Manager, the Distributor, Seligman Services, Inc., and/or Seligman Data Corp.

      The Series has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Series or other funds in the Seligman Group of Investment Companies. The cost of such fees and earnings/losses accrued thereon is included in directors' fees and expenses, and the accumulated balances thereof at October 31, 2008, are included in accrued expenses and other liabilities as follows:

      FUND                                                              AMOUNT
      --------------------------------------------------------------------------
      Emerging Markets Fund                                            $  1,486
      --------------------------------------------------------------------------
      Global Growth Fund                                                    819
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                                       2,093
      --------------------------------------------------------------------------
      Global Technology Fund                                              3,147
      --------------------------------------------------------------------------
      International Growth Fund                                           1,198
      --------------------------------------------------------------------------

      Deferred fees and related accrued earnings are not deductible by the Series for federal income tax purposes until such amounts are paid.

4. COMMITTED LINE OF CREDIT -- The Series is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. Each Fund's borrowings have been limited to 10% of its total assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. Each Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. For the year ended October 31, 2008, the Series did not borrow from the credit facility.

5. PURCHASES AND SALES OF SECURITIES -- Purchases and sales of portfolio securities, excluding options and short-term investments, for the year ended October 31, 2008, were as follows:

      FUND                                         PURCHASES          SALES
      --------------------------------------------------------------------------
      Emerging Markets Fund                     $  156,368,481   $  171,300,383
      --------------------------------------------------------------------------
      Global Growth Fund                            28,865,129       31,996,416
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                153,572,842      173,689,285
      --------------------------------------------------------------------------
      Global Technology Fund                       581,189,686      604,017,626
      --------------------------------------------------------------------------
      International Growth Fund                    279,499,610      297,289,313
      --------------------------------------------------------------------------

6. FEDERAL TAX INFORMATION -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of each Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

      At October 31, 2008, the tax basis cost of investments for federal income tax purposes for each Fund was as follows:

                                                                    TAX BASIS
      FUND                                                            COST
      --------------------------------------------------------------------------
      Emerging Markets Fund                                      $  95,827,053
      --------------------------------------------------------------------------
      Global Growth Fund                                            25,742,567
      --------------------------------------------------------------------------
      Global Smaller Companies Fund                                173,624,260
      --------------------------------------------------------------------------
      Global Technology Fund                                       327,046,529
      --------------------------------------------------------------------------
      International Growth Fund                                     47,322,896
      --------------------------------------------------------------------------

      The tax basis cost was greater than the cost for financial reporting purposes primarily due to the tax deferral of losses on wash sales and the realization for tax purposes of unrealized gains on investments in passive foreign investment companies.

Notes to Financial Statements

      The tax basis components of accumulated earnings (losses) at October 31, 2008 are presented below.

                                                                              GLOBAL SMALLER       GLOBAL
                                               EMERGING         GLOBAL          COMPANIES        TECHNOLOGY     INTERNATIONAL
                                             MARKETS FUND     GROWTH FUND         FUND              FUND         GROWTH FUND
------------------------------------------------------------------------------------------------------------------------------
Gross unrealized appreciation
   of portfolio securities*                 $    2,878,916   $     560,820   $     1,949,811   $    1,157,337   $     535,060
------------------------------------------------------------------------------------------------------------------------------
Gross unrealized depreciation
   of portfolio securities*                    (34,984,935)     (7,660,577)      (79,412,332)    (108,251,502)     (8,495,644)
------------------------------------------------------------------------------------------------------------------------------
Net unrealized depreciation
   of portfolio securities*                    (32,106,019)     (7,099,757)      (77,462,521)    (107,094,165)     (7,960,584)
------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation of
   foreign currencies and forward
   currency contracts                              155,412           6,643             3,832           33,018          25,828
------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gains
   (capital loss carryforwards)                  7,986,619     (45,810,332)      (12,733,602)    (376,499,822)    (26,719,082)
------------------------------------------------------------------------------------------------------------------------------
Total accumulated losses                    $  (23,963,988)  $ (52,903,446)  $   (90,192,291)  $ (483,560,969)  $ (34,653,838)
==============================================================================================================================

      *Includes the effects of foreign currency translations.

      At October 31, 2008, the Funds listed below had net capital loss carryforwards for federal income tax purposes, which are available for offset against future taxable net capital gains. The amounts were determined after adjustments for certain differences between financial reporting and tax purposes. Accordingly, no capital gain distributions are expected to be paid to shareholders of these Funds until future net capital gains have been realized in excess of the available capital loss carryforwards. There is no assurance that the Funds will be able to utilize all of their capital loss carryforwards before they expire. These capital loss carryforwards expire in amounts and fiscal years as follows:

                                                GLOBAL           GLOBAL
FISCAL                          GLOBAL         SMALLER         TECHNOLOGY    INTERNATIONAL
YEAR                          GROWTH FUND   COMPANIES FUND       FUND         GROWTH FUND
-------------------------------------------------------------------------------------------
2009                         $ 16,729,539   $           --   $ 153,656,658   $           --
-------------------------------------------------------------------------------------------
2010                           26,311,335               --     193,291,796               --
-------------------------------------------------------------------------------------------
2011                               53,556               --      17,073,210               --
-------------------------------------------------------------------------------------------
2016                            2,715,902       12,733,602      12,478,158       26,719,082
-------------------------------------------------------------------------------------------
Total                        $ 45,810,332   $   12,733,602   $ 376,499,822   $   26,719,082
-------------------------------------------------------------------------------------------

      The tax characterization of distributions paid for the year ended October 31, 2008, were as follows:
                                             ORDINARY       LONG-TERM
                                              INCOME       CAPITAL GAIN
      -----------------------------------------------------------------
      Emerging Markets Fund                $  9,581,307   $  13,127,013
      -----------------------------------------------------------------
      Global Smaller Companies Fund           8,789,308      17,723,397
      -----------------------------------------------------------------
      International Growth Fund               7,197,881       9,971,479
      -----------------------------------------------------------------

      A portion of the cost of the shares repurchased from shareholders represents capital gain distributions for tax purposes. For the year ended October 31, 2008, these amounts were as follows:

                                           COST OF SHARES   CAPITAL GAIN
                                            REPURCHASED     DISTRIBUTIONS
      -------------------------------------------------------------------
      Emerging Markets Fund                $   58,975,798   $   3,658,000
      -------------------------------------------------------------------

      This information is provided for federal tax purposes only.

7. OUTSTANDING FORWARD CURRENCY CONTRACTS -- At October 31, 2008, the Funds had outstanding forward currency contracts to purchase or sell foreign currencies as follows:

                                                                                                  UNREALIZED
                                         FOREIGN       IN EXCHANGE     SETTLEMENT                APPRECIATION
CONTRACT                                 CURRENCY        FOR US$          DATE      VALUE US$   (DEPRECIATION)
---------------------------------------------------------------------------------------------------------------
EMERGING MARKETS FUND
---------------------------------------------------------------------------------------------------------------
BOUGHT:
---------------------------------------------------------------------------------------------------------------
Turkish lira                                 205,000       143,608       11/21/08     131,909   $      (11,699)
---------------------------------------------------------------------------------------------------------------
Turkish lira                               1,502,000     1,075,623       11/21/08     966,473         (109,150)
---------------------------------------------------------------------------------------------------------------
South Korean won                       1,312,885,000     1,035,398        1/22/09   1,028,181           (7,217)
---------------------------------------------------------------------------------------------------------------

Notes to Financial Statements

                                                                                                                 UNREALIZED
                                                        FOREIGN       IN EXCHANGE   SETTLEMENT                  APPRECIATION
CONTRACT                                                CURRENCY        FOR US$        DATE       VALUE US$    (DEPRECIATION)
------------------------------------------------------------------------------------------------------------------------------
EMERGING MARKETS FUND (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------
BOUGHT:
------------------------------------------------------------------------------------------------------------------------------
South Korean won                                        549,560,000       539,048      1/22/09       430,386   $     (108,662)
------------------------------------------------------------------------------------------------------------------------------
South Korean won                                        295,842,000       291,183      1/22/09       231,688          (59,495)
------------------------------------------------------------------------------------------------------------------------------
Hungarian forints                                        14,648,000        80,830      2/19/09        70,627          (10,203)
------------------------------------------------------------------------------------------------------------------------------
South African rand                                       10,455,000     1,077,058      9/29/09       985,967          (91,091)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $     (397,517)
------------------------------------------------------------------------------------------------------------------------------
SOLD:
------------------------------------------------------------------------------------------------------------------------------
Turkish lira                                                 21,594        13,990      11/3/08        13,989   $            1
------------------------------------------------------------------------------------------------------------------------------
Mexican pesos                                               382,864        30,314      11/4/08        29,754              560
------------------------------------------------------------------------------------------------------------------------------
Turkish lira                                              2,689,000     2,007,166     11/21/08     1,730,258          276,908
------------------------------------------------------------------------------------------------------------------------------
South Korean won                                      2,158,287,000     2,122,627      1/22/09     1,690,255          432,372
------------------------------------------------------------------------------------------------------------------------------
Hungarian forints                                        94,682,000       502,185      2/19/09       456,521           45,664
------------------------------------------------------------------------------------------------------------------------------
South African rand                                       20,663,000     2,304,723      9/29/09     1,948,640          356,083
------------------------------------------------------------------------------------------------------------------------------
South African rand                                        2,570,000       287,891      9/29/09       242,366           45,525
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $    1,157,113
------------------------------------------------------------------------------------------------------------------------------
GLOBAL GROWTH FUND
------------------------------------------------------------------------------------------------------------------------------
BOUGHT:
------------------------------------------------------------------------------------------------------------------------------
Euros                                                        36,670        47,473      11/3/08        46,738   $         (735)
------------------------------------------------------------------------------------------------------------------------------
Japanese yen                                              4,146,558        42,834      11/4/08        42,092             (742)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $       (1,477)
------------------------------------------------------------------------------------------------------------------------------
GLOBAL SMALLER COMPANIES FUND
------------------------------------------------------------------------------------------------------------------------------
BOUGHT:
------------------------------------------------------------------------------------------------------------------------------
British pounds                                               37,577        61,868      11/4/08        60,475           (1,393)
------------------------------------------------------------------------------------------------------------------------------
Swiss francs                                                265,272       229,410      11/5/08       228,742             (668)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $       (2,061)
------------------------------------------------------------------------------------------------------------------------------
SOLD:
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             45,147        37,921      11/3/08        37,457   $          464
------------------------------------------------------------------------------------------------------------------------------
Euros                                                        24,272        31,402      11/3/08        30,936              466
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             16,475        13,566      11/4/08        13,669             (103)
------------------------------------------------------------------------------------------------------------------------------
Japanese yen                                              6,986,419        72,170      11/4/08        70,921            1,249
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             39,617        31,574      11/5/08        32,869           (1,295)
------------------------------------------------------------------------------------------------------------------------------
Japanese yen                                              4,139,241        41,976      11/5/08        42,018              (42)
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             18,661        14,975      11/6/08        15,483             (508)
------------------------------------------------------------------------------------------------------------------------------
Japanese yen                                             41,591,330       427,055      11/6/08       422,204            4,851
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             15,592        12,212      11/7/08        12,936             (724)
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                             22,752        18,644     11/12/08        18,877             (233)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $        4,125
------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL GROWTH FUND
------------------------------------------------------------------------------------------------------------------------------
BOUGHT:
------------------------------------------------------------------------------------------------------------------------------
British pounds                                              251,043       410,796      11/3/08       404,016   $       (6,780)
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                            178,804       146,556      11/3/08       148,348            1,792
------------------------------------------------------------------------------------------------------------------------------
Euros                                                        16,563        21,428      11/3/08        21,110             (318)
------------------------------------------------------------------------------------------------------------------------------
Euros                                                       190,223       246,263      11/3/08       242,449           (3,814)
------------------------------------------------------------------------------------------------------------------------------
Hong Kong dollars                                         2,139,260       275,962      11/3/08       276,031               69
------------------------------------------------------------------------------------------------------------------------------
Swiss francs                                                 57,181        50,554      11/3/80        49,306           (1,248)
------------------------------------------------------------------------------------------------------------------------------
Canadian dollars                                            162,758       135,523      11/4/08       135,035             (488)
------------------------------------------------------------------------------------------------------------------------------
Danish krone                                                709,686       123,256      11/4/08       121,474           (1,782)
------------------------------------------------------------------------------------------------------------------------------
Swiss francs                                                186,227       163,559      11/4/08       160,582           (2,977)
------------------------------------------------------------------------------------------------------------------------------
Euros                                                        52,598        67,063      11/4/08        67,039              (24)
------------------------------------------------------------------------------------------------------------------------------
British pounds                                              232,558       382,889      11/4/08       374,268           (8,621)
------------------------------------------------------------------------------------------------------------------------------

Notes to Financial Statements

                                                                                                   UNREALIZED
                                               FOREIGN    IN EXCHANGE   SETTLEMENT                APPRECIATION
CONTRACT                                      CURRENCY      FOR US$        DATE      VALUE US$   (DEPRECIATION)
----------------------------------------------------------------------------------------------------------------
INTERNATIONAL GROWTH FUND(CONTINUED)
----------------------------------------------------------------------------------------------------------------
BOUGHT:
----------------------------------------------------------------------------------------------------------------
Japanese yen                                 17,150,315       177,164      11/4/08     174,098   $       (3,066)
----------------------------------------------------------------------------------------------------------------
Canadian dollars                                178,518       147,177      11/5/08     148,111              934
----------------------------------------------------------------------------------------------------------------
British pounds                                   35,561        57,241      11/5/08      57,231              (10)
----------------------------------------------------------------------------------------------------------------
Japanese yen                                 29,900,636       303,224      11/5/08     303,529              305
----------------------------------------------------------------------------------------------------------------
                                                                                                 $      (26,028)
----------------------------------------------------------------------------------------------------------------
SOLD:
----------------------------------------------------------------------------------------------------------------
Euros                                           285,706       364,275      11/3/08     364,146   $          129
----------------------------------------------------------------------------------------------------------------
Norwegian krone                                 814,944       122,718      11/3/08     120,996            1,722
----------------------------------------------------------------------------------------------------------------
Swiss francs                                    408,669       353,430      11/3/08     352,392            1,038
----------------------------------------------------------------------------------------------------------------
Euros                                            90,605       117,297      11/4/08     115,480            1,817
----------------------------------------------------------------------------------------------------------------
Euros                                           102,169       130,143      11/5/08     130,219              (76)
----------------------------------------------------------------------------------------------------------------
Euros                                            90,812       115,777      11/5/08     115,745               32
----------------------------------------------------------------------------------------------------------------
Swiss francs                                    307,104       265,587      11/5/08     264,813              774
----------------------------------------------------------------------------------------------------------------
Japanese yen                                  2,979,628        30,595      11/6/08      30,247              348
----------------------------------------------------------------------------------------------------------------
                                                                                                 $        5,784
----------------------------------------------------------------------------------------------------------------

8. CAPITAL SHARE TRANSACTIONS -- Transactions in shares of Capital Stock were as follows:

EMERGING MARKETS FUND

                                      YEAR ENDED OCTOBER 31,                                        YEAR ENDED OCTOBER 31,
                        ----------------------------------------------------   --------------------------------------------------
                                  2008                       2007                        2008+                     2007
                        ----------------------------------------------------   --------------------------------------------------
CLASS A                                                                        CLASS B
----------------------------------------------------------------------------   --------------------------------------------------
                           SHARES       AMOUNT       SHARES       AMOUNT         SHARES        AMOUNT      SHARES      AMOUNT
----------------------------------------------------------------------------   --------------------------------------------------
Net proceeds from
   sales of shares        1,283,560  $ 17,203,943     780,036  $ 11,131,911        27,443  $     317,947    37,195  $    475,719
----------------------------------------------------------------------------   --------------------------------------------------
Exchanged from
   associated funds         337,307     4,876,862     379,059     5,465,656        43,428        583,751    69,136       917,575
----------------------------------------------------------------------------   --------------------------------------------------
Investment of gain
   distributions            659,058    10,129,722     431,184     5,057,797        90,204      1,224,967    72,521       771,619
----------------------------------------------------------------------------   --------------------------------------------------
Converted from
   Class B*                  86,322     1,151,505      79,660     1,165,338            --             --        --            --
----------------------------------------------------------------------------   --------------------------------------------------
Total                     2,366,247    33,362,032   1,669,939    22,820,702       161,075      2,126,665   178,852     2,164,913
----------------------------------------------------------------------------   --------------------------------------------------
Cost of shares
   repurchased           (1,724,885)  (22,734,995) (1,073,114)  (15,442,473)     (119,740)    (1,345,934) (115,446)   (1,457,760)
----------------------------------------------------------------------------   --------------------------------------------------
Exchanged into
   associated funds        (697,396)   (9,347,400)   (405,056)   (5,413,847)     (135,706)    (1,569,993)  (62,037)     (727,767)
----------------------------------------------------------------------------   --------------------------------------------------
Converted to
   Class A*                      --            --          --            --       (97,992)    (1,151,505)  (88,089)   (1,165,338)
----------------------------------------------------------------------------   --------------------------------------------------
Total                    (2,422,281)  (32,082,395) (1,478,170)  (20,856,320)     (353,438)    (4,067,432) (265,572)   (3,350,865)
----------------------------------------------------------------------------   --------------------------------------------------
Increase (decrease)         (56,034) $  1,279,637     191,769  $  1,964,382      (192,363)  $ (1,940,767)  (86,720)  $(1,185,952)
----------------------------------------------------------------------------   --------------------------------------------------

CLASS C                                                                        CLASS D
----------------------------------------------------------------------------   --------------------------------------------------
                           SHARES       AMOUNT       SHARES       AMOUNT         SHARES        AMOUNT      SHARES      AMOUNT
----------------------------------------------------------------------------   --------------------------------------------------
Net proceeds from
   sales of shares          418,045  $  4,591,995     135,219  $  1,703,646       346,133  $   4,452,103   588,308  $  7,479,540
----------------------------------------------------------------------------   --------------------------------------------------
Exchanged from
   associated funds          52,804       643,442      47,816       642,231        63,387        823,940   141,515     1,886,629
----------------------------------------------------------------------------   --------------------------------------------------
Investment of gain
   distributions            113,159     1,543,482      65,591       700,514       378,383      5,164,923   226,689     2,423,309
----------------------------------------------------------------------------   --------------------------------------------------
Converted from
   Class D**              2,219,009    30,067,573          --            --          --               --        --            --
----------------------------------------------------------------------------   --------------------------------------------------
Total                     2,803,017    36,846,492     248,626     3,046,391       787,903     10,440,966   956,512    11,789,478
----------------------------------------------------------------------------   --------------------------------------------------
Cost of shares
   repurchased             (430,221)   (4,559,296)   (104,321)   (1,280,590)     (556,257)    (7,304,209) (591,903)   (7,729,622)
----------------------------------------------------------------------------   --------------------------------------------------
Exchanged into
   associated funds        (345,614)   (3,279,610)    (58,450)     (687,444)      (61,787)      (781,654)  (84,962)   (1,055,281)
----------------------------------------------------------------------------   --------------------------------------------------
Converted to
   Class C**                     --            --          --            --    (2,210,852)   (30,067,573)       --            --
----------------------------------------------------------------------------   --------------------------------------------------
Total                      (775,835)   (7,838,906)   (162,771)   (1,968,034)   (2,828,896)   (38,153,436) (676,865)   (8,784,903)
----------------------------------------------------------------------------   --------------------------------------------------
Increase (decrease)       2,027,182  $ 29,007,586      85,855  $  1,078,357    (2,040,993) $ (27,712,470)  279,647  $  3,004,575
----------------------------------------------------------------------------   --------------------------------------------------

----------
See footnotes on page 46.

Notes to Financial Statements

                                        YEAR ENDED OCTOBER 31,                                 YEAR ENDED OCTOBER 31,
                          --------------------------------------------------     ---------------------------------------------------
                                    2008                      2007                         2008+                      2007
                          --------------------------------------------------     ---------------------------------------------------
CLASS I                                                                          CLASS R
-----------------------------------------------------------------------------    ---------------------------------------------------
                            SHARES       AMOUNT       SHARES       AMOUNT          SHARES      AMOUNT        SHARES       AMOUNT
-----------------------------------------------------------------------------    ---------------------------------------------------
Net proceeds from sales
   of shares                 225,406  $  2,840,724     116,909  $  1,756,303        740,185  $  9,904,906      324,602  $ 4,982,221
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged from
   associated funds               --            --          --            --              8            91           --           --
-----------------------------------------------------------------------------    ---------------------------------------------------
Investment of gain
   distributions              93,321     1,538,867      68,602       849,295         85,411     1,302,514       23,001      268,656
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                        318,727     4,379,591     185,511     2,605,598        825,604    11,207,511      347,603    5,250,877
-----------------------------------------------------------------------------    ---------------------------------------------------
Cost of shares
   repurchased              (246,938)   (3,285,688)   (197,520)   (2,837,409)      (367,893)   (4,744,204)     (59,341)    (839,073)
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged into
   associated funds               --            --          --            --         (2,357)      (22,815)          (1)         (16)
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                       (246,938)   (3,285,688)   (197,520)   (2,837,409)      (370,250)   (4,767,019)     (59,342)    (839,089)
-----------------------------------------------------------------------------    ---------------------------------------------------
Increase (decrease)           71,789  $  1,093,903     (12,009) $   (231,811)       455,354  $  6,440,492      288,261  $ 4,411,788
-----------------------------------------------------------------------------    ---------------------------------------------------

GLOBAL GROWTH FUND

CLASS A
                                                                                 CLASS B
-----------------------------------------------------------------------------    ---------------------------------------------------
                            SHARES       AMOUNT       SHARES       AMOUNT          SHARES      AMOUNT        SHARES       AMOUNT
-----------------------------------------------------------------------------    ---------------------------------------------------
Net proceeds from sales
   of shares                 260,849  $  2,535,621      83,079  $    807,445         37,710    $  324,080       15,757  $   134,337
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged from
   associated funds          101,055       982,720     234,859     2,097,922         18,451       173,035       19,485      171,749
-----------------------------------------------------------------------------    ---------------------------------------------------
Converted from Class B*       66,171       612,691      47,449       470,357             --            --           --           --
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                        428,075     4,131,032     365,387     3,375,724         56,161       497,115       35,242      306,086
-----------------------------------------------------------------------------    ---------------------------------------------------
Cost of shares
   repurchased              (523,018)   (4,713,803)   (622,060)   (5,833,004)       (77,987)     (642,268)    (119,954)  (1,018,913)
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged into
   associated funds         (152,818)   (1,031,956)   (267,392)   (2,406,134)        (4,392)      (34,932)      (6,153)     (50,969)
-----------------------------------------------------------------------------    ---------------------------------------------------
Converted to Class A*             --            --          --            --        (73,504)     (612,691)     (52,239)    (470,357)
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                       (675,836)   (5,745,759)   (889,452)   (8,239,138)      (155,883)   (1,289,891)    (178,346)  (1,540,239)
-----------------------------------------------------------------------------    ---------------------------------------------------
Decrease                    (247,761) $ (1,614,727)   (524,065) $ (4,863,414)       (99,722)   $ (792,776)    (143,104) $(1,234,153)
-----------------------------------------------------------------------------    ---------------------------------------------------

CLASS C                                                                          CLASS D
-----------------------------------------------------------------------------    ---------------------------------------------------
                            SHARES       AMOUNT       SHARES       AMOUNT          SHARES      AMOUNT        SHARES       AMOUNT
-----------------------------------------------------------------------------    ---------------------------------------------------
Net proceeds from sales
   of shares                  54,094  $    462,722      23,114  $    197,495         27,135  $    246,961       44,818  $   388,278
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged from
   associated funds           88,270       655,594      37,932       360,197         41,456       387,169       14,292      132,547
-----------------------------------------------------------------------------    ---------------------------------------------------
Converted from Class D**     797,118     7,564,653          --            --             --            --           --           --
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                        939,482     8,682,969      61,046       557,692         68,591       634,130       59,110      520,825
-----------------------------------------------------------------------------    ---------------------------------------------------
Cost of shares
   repurchased              (148,991)   (1,109,177)    (80,149)     (690,104)      (134,636)   (1,210,531)    (276,351)  (2,334,767)
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged into
   associated funds          (90,498)     (688,400)    (11,849)      (99,212)        (9,356)      (81,801)     (40,155)    (337,336)
-----------------------------------------------------------------------------    ---------------------------------------------------
Converted to Class C**            --            --          --            --       (797,118)   (7,564,653)          --           --
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                       (239,489)   (1,797,577)    (91,998)     (789,316)      (941,110)   (8,856,985)    (316,506)  (2,672,103)
-----------------------------------------------------------------------------    ---------------------------------------------------
Increase (decrease)          699,993  $  6,885,392     (30,952) $   (231,624)      (872,519) $ (8,222,855)    (257,396) $(2,151,278)
-----------------------------------------------------------------------------    ---------------------------------------------------

CLASS I                                                                             CLASS R
-----------------------------------------------------------------------------    ---------------------------------------------------
                            SHARES       AMOUNT       SHARES       AMOUNT          SHARES      AMOUNT        SHARES       AMOUNT
-----------------------------------------------------------------------------    ---------------------------------------------------
Net proceeds from sales
   of shares                  30,272  $    305,941      16,961  $    169,512         20,262  $    190,983           68  $       615
-----------------------------------------------------------------------------    ---------------------------------------------------
Cost of shares
   repurchased               (28,502)     (256,924)   (158,171)   (1,466,130)        (1,209)       (8,291)        (196)      (1,716)
-----------------------------------------------------------------------------    ---------------------------------------------------
Exchanged into
   associated funds               --            --          --            --         (2,928)      (16,503)          --           --
-----------------------------------------------------------------------------    ---------------------------------------------------
Total                        (28,502)     (256,924)   (158,171)   (1,466,130)        (4,137)      (24,794)        (196)      (1,716)
-----------------------------------------------------------------------------    ---------------------------------------------------
Increase (decrease)            1,770  $     49,017    (141,210) $ (1,296,618)        16,125  $    166,189         (128) $    (1,101)
-----------------------------------------------------------------------------    ---------------------------------------------------

----------
See footnotes on page 46.

Notes to Financial Statements

GLOBAL SMALLER COMPANIES FUND

                                            YEAR ENDED OCTOBER 31,                             YEAR ENDED OCTOBER 31,
                             ---------------------------------------------------  ------------------------------------------------
                                       2008                      2007                       2008+                   2007
                             ---------------------------------------------------  ------------------------------------------------
CLASS A                                                                           CLASS B
--------------------------------------------------------------------------------  ------------------------------------------------
                               SHARES       AMOUNT       SHARES       AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------------  ------------------------------------------------
Net proceeds from sales
   of shares                    467,289  $  6,607,919     548,297  $  9,811,660       13,430  $    159,943    19,834  $   308,702
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged from associated
   funds                         51,186       771,071      61,034     1,108,343        1,141        13,739     9,325      146,486
--------------------------------------------------------------------------------  ------------------------------------------------
Investment of gain
   distributions                654,358    10,792,230     737,084    12,206,102       56,699       792,446    89,572    1,288,046
--------------------------------------------------------------------------------  ------------------------------------------------
Converted from Class B*          74,235     1,030,940      99,703     1,800,388           --            --        --           --
--------------------------------------------------------------------------------  ------------------------------------------------
Total                         1,247,068    19,202,160   1,446,118    24,926,493       71,270       966,128   118,731    1,743,234
--------------------------------------------------------------------------------  ------------------------------------------------
Cost of shares
   repurchased               (1,418,029)  (19,810,610) (1,230,182)  (22,442,552)    (107,321)   (1,263,258) (160,704)  (2,514,059)
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged into associated
   funds                       (165,305)   (2,255,773)   (143,768)   (2,551,977)     (38,939)     (420,353)  (21,135)    (327,331)
--------------------------------------------------------------------------------  ------------------------------------------------
Converted to Class A*                --            --          --            --      (88,066)   (1,030,940) (115,053)  (1,800,388)
--------------------------------------------------------------------------------  ------------------------------------------------
Total                        (1,583,334)  (22,066,383) (1,373,950)  (24,994,529)    (234,326)   (2,714,551) (296,892)  (4,641,778)
-------------------------------------------------------------------------------   ------------------------------------------------
Increase (decrease)            (336,266) $ (2,864,223)     72,168  $    (68,036)    (163,056) $ (1,748,423) (178,161) $(2,898,544)
--------------------------------------------------------------------------------  ------------------------------------------------

CLASS C                                                                           CLASS D
--------------------------------------------------------------------------------  ------------------------------------------------
                               SHARES       AMOUNT       SHARES       AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------------  ------------------------------------------------
Net proceeds from sales of
   shares                       144,097  $  1,624,125      86,075  $  1,319,673      122,667  $  1,580,336   195,303  $ 3,068,684
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged from associated
   funds                         20,644       243,410      67,811     1,087,918       22,045       281,134    32,360      526,968
--------------------------------------------------------------------------------  ------------------------------------------------
Investment of gain
   distributions                 95,475     1,277,247      68,354       987,038      353,860     5,007,122   433,939    6,257,407
--------------------------------------------------------------------------------  ------------------------------------------------
Converted from Class D**      2,794,477    37,054,761          --            --           --            --        --           --
--------------------------------------------------------------------------------  ------------------------------------------------
Total                         3,054,693    40,199,543     222,240     3,394,629      498,572     6,868,592   661,602    9,853,059
--------------------------------------------------------------------------------  ------------------------------------------------
Cost of shares repurchased     (386,118)   (4,242,869)   (112,052)   (1,782,863)    (372,964)   (4,735,837) (711,639) (11,195,008)
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged into associated
   funds                       (150,221)   (1,592,375)    (55,106)     (871,280)     (48,052)     (626,548) (123,552)  (1,900,042)
--------------------------------------------------------------------------------  ------------------------------------------------
Converted to Class C**               --            --          --            --   (2,798,698)  (37,054,761)       --           --
--------------------------------------------------------------------------------  ------------------------------------------------
Total                          (536,339)   (5,835,244)   (167,158)   (2,654,143)  (3,219,714)  (42,417,146) (835,191) (13,095,050)
--------------------------------------------------------------------------------  ------------------------------------------------
Increase (decrease)           2,518,354  $ 34,364,299      55,082  $    740,486   (2,721,142) $(35,548,554) (173,589) $(3,241,991)
--------------------------------------------------------------------------------  ------------------------------------------------

CLASS I                                                                           CLASS R
--------------------------------------------------------------------------------  ------------------------------------------------
                                SHARES      AMOUNT       SHARES       AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------------  ------------------------------------------------
Net proceeds from sales of
   shares                       226,419  $  3,133,991   2,388,713  $ 47,000,062       28,570  $    406,784    24,459  $   459,179
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged from associated
   funds                             --            --          --            --          807        10,544       124        2,369
--------------------------------------------------------------------------------  ------------------------------------------------
Investment of gain
   distributions                337,495     5,814,864      81,680     1,400,822        4,245        68,644     1,017       16,708
--------------------------------------------------------------------------------  ------------------------------------------------
Total                           563,914     8,948,855   2,470,393    48,400,884       33,622       485,972    25,600      478,256
--------------------------------------------------------------------------------  ------------------------------------------------
Cost of shares repurchased     (146,295)   (2,041,885)   (265,961)   (5,074,131)      (6,626)      (89,236)     (274)      (5,276)
--------------------------------------------------------------------------------  ------------------------------------------------
Exchanged into associated
   funds                             --            --          --            --       (2,455)      (28,288)     (472)      (7,947)
--------------------------------------------------------------------------------  ------------------------------------------------
Total                          (146,295)   (2,041,885)   (265,961)   (5,074,131)      (9,081)     (117,524)     (746)     (13,223)
--------------------------------------------------------------------------------  ------------------------------------------------
Increase                        417,619  $  6,906,970   2,204,432  $ 43,326,753       24,541  $    368,448    24,854  $   465,033
--------------------------------------------------------------------------------  ------------------------------------------------

----------
See footnotes on page 46.

Notes to Financial Statements

GLOBAL TECHNOLOGY FUND

                                            YEAR ENDED OCTOBER 31,                             YEAR ENDED OCTOBER 31,
                             ---------------------------------------------------  -------------------------------------------------
                                       2008                      2007                       2008+                   2007
                             ---------------------------------------------------  -------------------------------------------------
CLASS A                                                                           CLASS B
-------------------------------------------------------------------------------   -------------------------------------------------
                               SHARES       AMOUNT       SHARES       AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------------  -------------------------------------------------
Net proceeds from sales of
   shares                     1,743,720  $ 30,508,018   2,145,693  $ 37,663,804       75,568  $  1,128,131   144,040  $  2,193,119
--------------------------------------------------------------------------------  -------------------------------------------------
Exchanged from associated
   funds                        105,319     1,696,259      65,684     1,145,278        3,260        47,045    20,394       316,476
--------------------------------------------------------------------------------  -------------------------------------------------
Converted from Class B*         745,218    11,907,813     288,597     5,291,937           --            --        --            --
--------------------------------------------------------------------------------  -------------------------------------------------
Total                         2,594,257    44,112,090   2,499,974    44,101,019       78,828     1,175,176   164,434     2,509,595
--------------------------------------------------------------------------------  -------------------------------------------------
Cost of shares repurchased   (3,465,241)  (55,090,727) (2,956,618)  (50,405,265)    (207,122)   (3,060,852) (527,066)   (7,956,651)
--------------------------------------------------------------------------------  -------------------------------------------------
Exchanged into associated
   funds                       (485,458)   (7,852,338)   (172,509)   (2,923,617)     (26,360)     (389,789)  (42,460)     (629,373)
--------------------------------------------------------------------------------  -------------------------------------------------
Converted to Class A*                --            --          --            --     (808,986)  (11,907,813) (328,427)   (5,291,937)
--------------------------------------------------------------------------------  -------------------------------------------------
Total                        (3,950,699)  (62,943,065) (3,129,127)   53,328,882)  (1,042,468)  (15,358,454) (897,953)  (13,877,961)
--------------------------------------------------------------------------------  -------------------------------------------------
Decrease                     (1,356,442) $(18,830,975)   (629,153) $ (9,227,863)    (963,640) $(14,183,278) (733,519) $(11,368,366)
--------------------------------------------------------------------------------  -------------------------------------------------

CLASS C                                                                           CLASS D
--------------------------------------------------------------------------------  -------------------------------------------------
                               SHARES       AMOUNT       SHARES       AMOUNT        SHARES       AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------------  -------------------------------------------------
Net proceeds from sales of
   shares                       311,049  $  4,707,850     413,683  $  6,316,564      138,408  $  2,154,278   526,823  $  8,251,758
--------------------------------------------------------------------------------  -------------------------------------------------
Exchanged from associated
   funds                         44,679       636,501      24,462       382,806       12,711       194,031    18,882       282,480
--------------------------------------------------------------------------------  -------------------------------------------------
Converted from Class D**      4,091,733    65,304,051          --            --           --            --        --            --
--------------------------------------------------------------------------------  -------------------------------------------------
Total                         4,447,461    70,648,402     438,145     6,699,370      151,119     2,348,309   545,705     8,534,238
--------------------------------------------------------------------------------  -------------------------------------------------
Cost of shares repurchased     (698,236)   (9,475,751)   (294,811)   (4,448,068)    (408,848)   (6,127,515) (824,408)  (12,398,282)
--------------------------------------------------------------------------------  -------------------------------------------------
Exchanged into associated
   funds                       (113,477)   (1,437,324)    (33,600)     (486,067)    (102,222)   (1,482,690)  (73,391)   (1,096,334)
--------------------------------------------------------------------------------  -------------------------------------------------
Converted to Class C**               --            --          --            --   (4,099,439)  (65,304,051)       --            --
--------------------------------------------------------------------------------  -------------------------------------------------
Total                          (811,713)  (10,913,075)   (328,411)   (4,934,135)  (4,610,509)  (72,914,256) (897,799)  (13,494,616)
--------------------------------------------------------------------------------  -------------------------------------------------
Increase (decrease)           3,635,748  $ 59,735,327     109,734  $  1,765,235   (4,459,390) $(70,565,947) (352,094) $ (4,960,378)
--------------------------------------------------------------------------------  -------------------------------------------------

CLASS R
--------------------------------------------------------------------------------
                               SHARES        AMOUNT      SHARES       AMOUNT
--------------------------------------------------------------------------------
Net proceeds from sales of
   shares                       182,790  $  2,973,580      48,031  $    848,310
--------------------------------------------------------------------------------
Exchanged from associated
   funds                             96         1,287          --            --
--------------------------------------------------------------------------------
Total                           182,886     2,974,867      48,031       848,310
--------------------------------------------------------------------------------
Cost of shares repurchased      (68,609)   (1,105,907)    (14,827)     (252,636)
--------------------------------------------------------------------------------
Exchanged into associated
   funds                         (1,841)      (26,304)         --            --
--------------------------------------------------------------------------------
Total                           (70,450)   (1,132,211)    (14,827)     (252,636)
--------------------------------------------------------------------------------
Increase                        112,436  $  1,842,656      33,204  $    595,674
--------------------------------------------------------------------------------

----------
See footnotes on page 46.

Notes to Financial Statements

INTERNATIONAL GROWTH FUND

                                         YEAR ENDED OCTOBER 31,                               YEAR ENDED OCTOBER 31,
                            --------------------------------------------------  ----------------------------------------------------
                                      2008                      2007                      2008+                       2007
                            --------------------------------------------------  ----------------------------------------------------
CLASS A                                                                         CLASS B
------------------------------------------------------------------------------  ----------------------------------------------------
                               SHARES       AMOUNT      SHARES      AMOUNT         SHARES        AMOUNT       SHARES      AMOUNT
------------------------------------------------------------------------------  ----------------------------------------------------
Net proceeds from sales of
   shares                       488,697  $  6,904,545   277,635  $  4,967,857        14,809  $     193,775     30,026  $    466,736
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged from associated
   funds                        209,148     3,326,381   205,994     3,459,594        20,343        291,809     45,598       711,148
------------------------------------------------------------------------------  ----------------------------------------------------
Investment of gain
   distributions                368,363     6,560,540        --            --        87,561      1,358,078         --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Converted from Class B*          41,166       607,561    36,239       684,407            --             --         --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Total                         1,107,374    17,399,027   519,868     9,111,858       122,713      1,843,662     75,624     1,177,884
------------------------------------------------------------------------------  ----------------------------------------------------
Cost of shares repurchased   (1,225,425)  (17,583,522) (597,730)  (10,741,794)     (115,936)    (1,344,125)   (97,009)   (1,524,607)
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged into associated
   funds                       (320,291)   (4,727,807) (207,735)   (3,448,011)     (120,655)    (1,488,282)   (30,076)     (469,086)
------------------------------------------------------------------------------  ----------------------------------------------------
Converted to Class A*                --            --        --            --       (47,394)      (607,561)   (40,606)     (684,407)
------------------------------------------------------------------------------  ----------------------------------------------------
Total                        (1,545,716)  (22,311,329) (805,465)  (14,189,805)     (283,985)    (3,439,968)  (167,691)   (2,678,100)
------------------------------------------------------------------------------  ----------------------------------------------------
Decrease                       (438,342) $ (4,912,302) (285,597) $ (5,077,947)     (161,272) $  (1,596,306)   (92,067) $ (1,500,216)
------------------------------------------------------------------------------  ----------------------------------------------------

CLASS C                                                                         CLASS D
------------------------------------------------------------------------------  ----------------------------------------------------
                               SHARES       AMOUNT      SHARES      AMOUNT         SHARES        AMOUNT       SHARES      AMOUNT
------------------------------------------------------------------------------  ----------------------------------------------------
Net proceeds from sales of
   shares                       149,204  $  1,723,901   101,336  $  1,601,391       131,027  $   1,857,956    193,531  $  3,069,770
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged from associated
   funds                         52,674       732,143    67,867     1,063,548        44,479        640,280     59,796       936,427
------------------------------------------------------------------------------  ----------------------------------------------------
Investment of gain
   distributions                 82,529     1,282,506        --            --       228,601      3,554,753         --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Converted from Class D**      1,229,357    16,940,531        --            --            --             --         --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Total                         1,513,764    20,679,081   169,203     2,664,939       404,107      6,052,989    253,327    4,006,197
------------------------------------------------------------------------------  ----------------------------------------------------
Cost of shares repurchased     (334,436)   (3,827,206) (133,043)   (2,073,258)     (258,871)    (3,500,874)  (399,031)   (6,251,877)
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged into associated
   funds                       (131,777)   (1,442,717)  (40,192)     (616,784)      (89,935)    (1,281,885)   (85,937)   (1,360,222)
------------------------------------------------------------------------------  ----------------------------------------------------
Converted to Class C**               --            --        --            --    (1,228,465)   (16,940,531)        --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Total                          (466,213)   (5,269,923) (173,235)   (2,690,042)   (1,577,271)   (21,723,290)  (484,968)   (7,612,099)
------------------------------------------------------------------------------  ----------------------------------------------------
Increase (decrease)           1,047,551  $ 15,409,158    (4,032) $    (25,103)   (1,173,164) $ (15,670,301)  (231,641) $ (3,605,902)
------------------------------------------------------------------------------  ----------------------------------------------------

CLASS I                                                                         CLASS R
------------------------------------------------------------------------------  ----------------------------------------------------
                               SHARES       AMOUNT      SHARES      AMOUNT         SHARES       AMOUNT       SHARES      AMOUNT
------------------------------------------------------------------------------  ----------------------------------------------------
Net proceeds from sales of
   shares                       371,464  $  5,000,172    93,533  $  1,734,100        29,760  $     436,147     15,288  $    273,515
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged from associated
   funds                             --            --        --            --         1,523         15,284        140         2,590
------------------------------------------------------------------------------  ----------------------------------------------------
Investment of gain
   distributions                114,416     2,171,605        --            --         4,251         74,985         --            --
------------------------------------------------------------------------------  ----------------------------------------------------
Total                           485,880     7,171,777    93,533     1,734,100        35,534        526,416     15,428       276,105
------------------------------------------------------------------------------  ----------------------------------------------------
Cost of shares repurchased     (111,129)   (1,515,894) (102,735)   (1,918,723)       (3,925)       (57,860)      (206)       (3,900)
------------------------------------------------------------------------------  ----------------------------------------------------
Exchanged into associated
   funds                             --            --        --            --        (2,496)       (32,897)      (306)       (5,049)
------------------------------------------------------------------------------  ----------------------------------------------------
Total                          (111,129)   (1,515,894) (102,735)   (1,918,723)       (6,421)       (90,757)      (512)       (8,949)
------------------------------------------------------------------------------  ----------------------------------------------------
Increase (decrease)             374,751  $  5,655,883    (9,202) $   (184,623)       29,113  $     435,659     14,916  $    267,156
------------------------------------------------------------------------------  ----------------------------------------------------

----------
* Automatic conversion of Class B shares to Class A shares approximately eight years after the initial purchase date.

**    Effective May 16, 2008, Class D shares were converted to Class C shares.

+     November 1, 2007 to May 16, 2008, in the case of Class D shares.

Notes to Financial Statements

9. PROCEEDS FROM REGULATORY SETTLEMENT -- In June, 2008, as a result of a settlement of an administrative proceeding brought by the SEC against an unaffiliated third party relating to market timing and/or late trading of mutual funds, the Global Smaller Companies Fund received $175,439, which represented Global Smaller Companies Fund's portion of the proceeds from the settlement (Global Smaller Companies Fund was not a party to the proceeding). The proceeds received by Global Smaller Companies Fund were recorded as an increase to additional paid-in capital.

10. OTHER MATTERS -- In late 2003, J. & W. Seligman & Co. Incorporated ("JWS") conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001- 2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

      In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

      In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian
      T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

      Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource Investments, LLC ("RiverSource") and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

      Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

11. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 defines fair value, establishes a framework for measuring fair value of assets and liabilities and expands disclosure about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Funds are currently evaluating the impact of the adoption of SFAS 157 but believes the impact will be limited to expanded disclosures in the Funds' financial statements.

      In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities." SFAS 161 requires enhanced disclosures about the Funds' derivative and hedging activities, including how such activities are accounted for and their effect on the Funds' financial position, performance and cash flows. SFAS 161 is effective for fiscal years beginning after November 15, 2008. The Funds are currently evaluating the impact of the adoption of SFAS 161 on the Funds' financial statements and related disclosures.

12. SUBSEQUENT EVENTS -- On November 7, 2008, RiverSource, a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of JWS. With the Acquisition completed and shareholders of each Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Series (with respect to each Fund of the Series) and RiverSource, and a new subadvisory agreement between RiverSource and the Subadvisor (with respect to each Subadvised Fund). RiverSource is the new investment manager of the Funds effective November 7, 2008. RiverSource will continue any contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Financial Highlights

The tables below are intended to help you understand the financial performance of each of the Fund's Classes for the periods presented. Certain information reflects financial results for a single share of a class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividend and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.

EMERGING MARKETS FUND

CLASS A
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                 2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.02        $  12.62    $  10.19    $   7.67    $   6.47
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                                       0.03           (0.10)      (0.03)      (0.01)      (0.04)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on
   investments and foreign currency transactions*                 (9.07)           7.89        3.18        2.53        1.24
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.04)           7.79        3.15        2.52        1.20
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   7.40        $  19.02    $  12.62    $  10.19    $   7.67
====================================================================================================================================
TOTAL RETURN                                                     (54.56)%         68.61%      32.80%      32.86%      18.55%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 33,558        $ 87,269    $ 55,515    $ 48,276    $ 34,066
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.35%           2.35%       2.35%       2.58%       3.03%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average
   net assets                                                      0.26%          (0.74)%     (0.29)%     (0.08)%     (0.53)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%         106.56%     110.49%     129.33%     106.84%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.54%           2.45%       2.46%       2.78%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average
   net assets                                                      0.07%          (0.84)%     (0.40)%     (0.28)%
------------------------------------------------------------------------------------------------------------------------------------

CLASS B
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                 2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  17.13        $  11.58    $   9.47    $   7.19    $   6.11
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.06)          (0.19)      (0.11)      (0.07)      (0.09)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on
   investments and foreign currency transactions*                 (7.99)           7.13        2.94        2.35        1.17
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (8.05)           6.94        2.83        2.28        1.08
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.50        $  17.13    $  11.58    $   9.47    $   7.19
====================================================================================================================================
TOTAL RETURN                                                     (54.84)%         67.30%      31.85%      31.71%      17.68%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  2,061        $  8,732    $  6,908    $  6,317    $  7,847
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.10%           3.10%       3.10%       3.33%       3.78%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.49)%         (1.49)%     (1.04)%     (0.83)%     (1.28)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%         106.56%     110.49%     129.33%     106.84%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.29%           3.20%       3.21%       3.53%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.68)%         (1.59)%     (1.15)%     (1.03)%
------------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS C
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  YEAR ENDED OCTOBER 31,
                                                               --------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  17.20        $  11.62    $   9.50    $   7.20    $   6.12
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-----------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.06)          (0.19)      (0.11)      (0.07)      (0.09)
-----------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (8.04)           7.16        2.95        2.37        1.17
-----------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (8.10)           6.97        2.84        2.30        1.08
-----------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
-----------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.52        $  17.20    $  11.62    $   9.50    $   7.20
=============================================================================================================================
TOTAL RETURN                                                     (54.92)%         67.33%      31.85%      31.94%      17.65%
-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 17,209        $ 10,507    $  6,101    $  4,053    $  2,243
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.10%           3.10%       3.10%       3.33%       3.78%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.49)%         (1.49)%     (1.04)%     (0.83)%     (1.28)%
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%         106.56%     110.49%     129.33%     106.84%
-----------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.30%           3.20%       3.21%       3.53%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.68)%         (1.59)%     (1.15)%     (1.03)%
-----------------------------------------------------------------------------------------------------------------------------

CLASS D
-----------------------------------------------------------------------------------------------------------------------------
                                                               11/1/07                    YEAR ENDED OCTOBER 31,
                                                                 TO            ----------------------------------------------
                                                               5/16/08+            2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  17.20        $  11.62    $   9.50    $   7.20    $   6.11
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-----------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.01)          (0.19)      (0.11)      (0.07)      (0.09)
-----------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (1.01)           7.16        2.95        2.37        1.18
-----------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (1.02)           6.97        2.84        2.30        1.09
-----------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
-----------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $  13.60        $  17.20    $  11.62    $   9.50    $   7.20
=============================================================================================================================
TOTAL RETURN                                                      (5.98)%         67.31%      31.85%      31.94%      17.84%
-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                             --        $ 35,113    $ 20,471    $ 13,459    $ 10,684
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.10%++         3.10%       3.10%       3.33%       3.78%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.14)%++       (1.49)%     (1.04)%     (0.83)%     (1.28)%
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%+++      106.56%     110.49%     129.33%     106.84%
-----------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.35%++         3.20%       3.21%       3.53%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.39)%++       (1.59)%     (1.15)%     (1.03)%
-----------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS I
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  YEAR ENDED OCTOBER 31,
                                                               --------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  20.20        $  13.25    $  10.60    $   7.92    $   6.61
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-----------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                                       0.12           (0.02)       0.04        0.06        0.05
-----------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (9.75)           8.36        3.33        2.62        1.26
-----------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.63)           8.34        3.37        2.68        1.31
-----------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
-----------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   7.99        $  20.20    $  13.25    $  10.60    $   7.92
=============================================================================================================================
TOTAL RETURN                                                     (54.25)%         69.61%      33.66%      33.84%      19.82%
-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  5,335        $ 12,043    $  8,060    $  6,470    $  4,836
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.77%           1.72%       1.73%       1.89%       1.87%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets        0.84%          (0.11)%      0.34%       0.62%       0.63%
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%         106.56%     110.49%     129.33%     106.84%
-----------------------------------------------------------------------------------------------------------------------------

CLASS R
-----------------------------------------------------------------------------------------------------------------------------
                                                                                  YEAR ENDED OCTOBER 31,
                                                               --------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  18.90        $  12.58    $  10.17    $   7.67    $   6.47
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-----------------------------------------------------------------------------------------------------------------------------
Net investment loss                                                  --           (0.14)      (0.06)      (0.03)      (0.06)
-----------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (8.96)           7.85        3.19        2.53        1.26
-----------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (8.96)           7.71        3.13        2.50        1.20
-----------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
-----------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.58)          (1.39)      (0.72)         --          --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   7.36        $  18.90    $  12.58    $  10.17    $   7.67
=============================================================================================================================
TOTAL RETURN                                                     (54.47)%         68.16%      32.66%      32.59%      18.55%
-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-----------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  6,861        $  9,018    $  2,377    $    708    $    174
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.60%           2.60%       2.60%       2.83%       3.27%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets        0.01%          (0.99)%     (0.54)%     (0.33)%     (0.78)%
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          123.49%         106.56%     110.49%      129.33%    106.84%
-----------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
-----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.79%           2.70%       2.71%       3.03%
-----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets               (0.18)%          (1.09)%     (0.65)%    (0.53)%
-----------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

GLOBAL GROWTH FUND

CLASS A
------------------------------------------------------------------------------------------------------------------------------
                                                                                  YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  11.61        $   8.59    $   7.39    $   7.31    $   6.21
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.07)          (0.12)      (0.08)      (0.03)      (0.08)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (6.08)           3.14        1.28        0.11        1.18
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (6.15)           3.02        1.20        0.08        1.10
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   5.46        $  11.61    $   8.59    $   7.39    $   7.31
==============================================================================================================================
TOTAL RETURN                                                     (52.97)%         35.16%      16.24%       1.09%      17.71%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 11,981        $ 28,330    $ 25,477    $ 25,951    $ 31,668
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.10%           2.10%       2.10%       2.10%       2.30%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.71)%         (1.31)%     (0.97)%     (0.40)%     (1.17)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%          86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.25%           2.31%       2.26%       2.31%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.85)%         (1.52)%     (1.13)%     (0.61)%
------------------------------------------------------------------------------------------------------------------------------

CLASS B
------------------------------------------------------------------------------------------------------------------------------
                                                                               YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                 2008            2007        2006        2005       2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  10.49        $   7.82    $   6.77    $   6.75    $   5.78
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.13)          (0.18)      (0.13)      (0.08)      (0.12)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (5.46)           2.85        1.18        0.10        1.09
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (5.59)           2.67        1.05        0.02        0.97
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   4.90        $  10.49    $   7.82    $   6.77    $   6.75
==============================================================================================================================
TOTAL RETURN                                                     (53.29)%         34.14%      15.51%       0.30%      16.78%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  1,057        $  3,309    $  3,588    $  5,800    $  9,849
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.85%           2.85%       2.85%       2.85%       3.05%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.46)%         (2.06)%     (1.72)%     (1.15)%     (1.92)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%          86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.00%           3.06%       3.01%       3.06%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.60)%         (2.27)%     (1.88)%     (1.36)%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.
                                                                              51

Financial Highlights

CLASS C
------------------------------------------------------------------------------------------------------------------------------
                                                                                     YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  10.49        $   7.83    $   6.78    $   6.76    $   5.79
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.12)          (0.18)      (0.13)      (0.08)      (0.12)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (5.47)           2.84        1.18        0.10        1.09
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (5.59)           2.66        1.05        0.02        0.97
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   4.90        $  10.49    $   7.83    $   6.78    $   6.76
==============================================================================================================================
TOTAL RETURN                                                     (53.29)%         33.97%      15.49%       0.30%      16.75%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  5,264        $  3,924    $  3,169    $  3,335    $  3,208
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.85%           2.85%       2.85%       2.85%       3.05%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.46)%         (2.06)%     (1.72)%     (1.15)%     (1.92)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%          86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.00%           3.06%       3.01%       3.06%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.60)%         (2.27)%     (1.88)%     (1.36)%
------------------------------------------------------------------------------------------------------------------------------

CLASS D
------------------------------------------------------------------------------------------------------------------------------
                                                               11/1/07                         YEAR ENDED OCTOBER 31,
                                                                 TO            -----------------------------------------------
                                                               5/16/08+            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  10.49        $   7.82    $   6.78    $   6.75    $   5.79
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.07)          (0.18)      (0.13)      (0.08)      (0.12)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
    foreign currency transactions*                                (0.93)           2.85        1.17        0.11        1.08
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (1.00)           2.67        1.04        0.03        0.96
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $   9.49        $  10.49    $   7.82    $   6.78    $   6.75
==============================================================================================================================
TOTAL RETURN                                                      (9.53)%         34.14%      15.34%       0.44%      16.58%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                             --        $  9,153    $  8,841    $ 10,263    $ 13,635
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.87%++         2.85%       2.85%       2.85%       3.05%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.37)%++       (2.06)%     (1.72)%     (1.15)%     (1.92)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%+++       86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            3.00%++         3.06%       3.01%       3.06%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.49)%++       (2.27)%     (1.88)%     (1.36)%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS I
------------------------------------------------------------------------------------------------------------------------------
                                                                                     YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  12.03        $   8.86    $   7.57    $   7.45    $   6.29
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                                      (0.01)          (0.07)      (0.03)       0.01       (0.03)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (6.32)           3.24        1.32        0.11        1.19
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (6.33)           3.17        1.29        0.12        1.16
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   5.70        $  12.03    $    8.86   $   7.57    $   7.45
==============================================================================================================================
TOTAL RETURN                                                     (52.62)%         35.78%      17.04%       1.61%      18.44%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $    904        $  1,887    $   2,639   $  2,207    $  2,081
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.50%           1.52%       1.51%       1.59%       1.55%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average
   net assets                                                     (0.11)%         (0.73)%     (0.38)%      0.11%      (0.42)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%          86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------

CLASS R
------------------------------------------------------------------------------------------------------------------------------
                                                                                     YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  11.50        $   8.53    $   7.35    $   7.29    $   6.21
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.09)          (0.14)      (0.10)      (0.05)      (0.10)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (6.01)           3.11        1.28        0.11        1.18
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (6.10)           2.97        1.18        0.06        1.08
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   5.40        $  11.50    $   8.53    $   7.35    $   7.29
==============================================================================================================================
TOTAL RETURN                                                     (53.04)%         34.82%      16.05%       0.82%      17.39%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $    101        $     29    $     23    $      2    $      2
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.35%           2.35%       2.35%       2.35%       2.55%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net
   assets                                                         (0.96)%         (1.56)%     (1.22)%     (0.65)%     (1.42)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           79.25%          86.05%     127.09%     269.07%     270.63%
------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.50%           2.56%       2.51%       2.56%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net
   assets                                                         (1.10)%         (1.77)%     (1.38)%     (0.86)%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

GLOBAL SMALLER COMPANIES FUND

CLASS A
------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.54        $  18.78    $  16.63    $  13.67    $  11.78
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.02)          (0.04)      (0.08)      (0.09)      (0.09)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (9.22)           3.11        2.66        3.05        1.98
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.24)           3.07        2.58        2.96        1.89
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                0.01(1)           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   8.25        $  19.54    $  18.78    $  16.63    $  13.67
==============================================================================================================================
TOTAL RETURN                                                     (52.47)%(1)      18.59%      20.30%      21.65%      16.04%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 50,206        $125,539    $119,268    $111,473    $ 87,189
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.91%           1.79%       1.82%       1.98%       2.13%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.13)%         (0.19)%     (0.43)%     (0.57)%     (0.69)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%          72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

CLASS B
------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  16.85        $  16.61    $  14.93    $  12.38    $  10.75
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.11)          (0.15)      (0.19)      (0.18)      (0.17)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (7.77)           2.70        2.30        2.73        1.80
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (7.88)           2.55        2.11        2.55        1.63
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                0.01(1)           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.92        $  16.85    $  16.61    $  14.93    $  12.38
==============================================================================================================================
TOTAL RETURN                                                     (52.82)%(1)      17.77%      19.40%      20.60%      15.16%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  1,835        $  7,222    $ 10,074    $ 16,721    $ 30,356
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.66%           2.54%       2.57%       2.73%       2.88%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.88)%         (0.94)%     (1.18)%     (1.32)%     (1.44)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%          72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS C
------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  16.91        $  16.67    $  14.98    $  12.40    $  10.77
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.10)          (0.15)      (0.19)      (0.19)      (0.17)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (7.81)           2.70        2.31        2.77        1.80
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (7.91)           2.55        2.12        2.58        1.63
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                0.01(1)           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.95        $  16.91    $  16.67    $  14.98    $  12.40
==============================================================================================================================
TOTAL RETURN                                                     (52.80)%(1)      17.70%      19.41%      20.81%      15.14%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 20,950        $  8,402    $  7,361    $  6,084    $  3,035
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.66%           2.54%       2.57%       2.73%       2.88%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.88)%         (0.94)%     (1.18)%     (1.32)%     (1.44)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%          72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

CLASS D
------------------------------------------------------------------------------------------------------------------------------
                                                                11/1/07                       YEAR ENDED OCTOBER 31,
                                                                  TO           -----------------------------------------------
                                                               5/16/08+            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  16.89        $  16.65    $  14.97    $  12.40    $  10.77
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.06)          (0.15)      (0.19)      (0.19)      (0.17)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (1.53)           2.70        2.30        2.76        1.80
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (1.59)           2.55        2.11        2.57        1.63
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                  --              --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $  13.24        $  16.89    $  16.65    $  14.97    $  12.40
==============================================================================================================================
TOTAL RETURN                                                     (10.82)%         17.72%      19.35%      20.73%      15.14%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                             --        $ 45,973    $ 48,208      47,633    $ 45,140
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.64%++         2.54%       2.57%       2.73%       2.88%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.85)%++       (0.94)%     (1.18)%     (1.32)%     (1.44)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%+++       72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS I
------------------------------------------------------------------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  20.34        $  19.36    $  17.02    $  13.91    $  11.91
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment income                                              0.07            0.08        0.03        0.01          --**
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments
   and foreign currency transactions*                             (9.68)           3.21        2.74        3.10        2.00
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.61)           3.29        2.77        3.11        2.00
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                0.01(1)           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   8.68        $  20.34    $  19.36    $  17.02    $  13.91
==============================================================================================================================
TOTAL RETURN                                                     (52.20)%(1)      19.24%      20.99%      22.36%      16.79%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 27,976        $ 57,048    $ 11,607    $  9,643    $  7,979
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.28%           1.21%       1.26%       1.36%       1.45%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net
   assets                                                          0.50%           0.38%       0.13%       0.05%      (0.02)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%          72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

CLASS R
------------------------------------------------------------------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.34        $  18.65    $  16.56    $  13.64    $  11.78
------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.05)          (0.08)      (0.12)      (0.13)      (0.12)
------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments
   and foreign currency transactions*                             (9.11)           3.08        2.64        3.05        1.98
------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.16)           3.00        2.52        2.92        1.86
------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (2.06)          (2.31)      (0.43)         --          --
------------------------------------------------------------------------------------------------------------------------------
PROCEEDS FROM REGULATORY SETTLEMENT                                0.01(1)           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   8.13        $  19.34    $  18.65    $  16.56    $  13.64
==============================================================================================================================
TOTAL RETURN                                                     (52.62)%(1)      18.30%      20.00%      21.41%      15.79%oo
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $    460        $    620    $    134    $    107    $      2
------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.16%           2.04%       2.07%       2.23%       2.38%
------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.38)%         (0.44)%     (0.68)%     (0.82)%     (0.94)%
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           83.70%          72.24%      67.93%      76.40%      94.65%
------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

GLOBAL TECHNOLOGY FUND

CLASS A
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.82        $  15.42    $  12.81    $  11.51    $  11.81
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.21)          (0.21)      (0.19)      (0.10)      (0.18)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments
   and foreign currency transactions*                             (7.84)           4.61        2.80        1.40       (0.12)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (8.05)           4.40        2.61        1.30       (0.30)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $  11.77        $  19.82    $  15.42    $  12.81    $  11.51
===============================================================================================================================
TOTAL RETURN                                                     (40.62)%         28.53%      20.37%      11.29%      (2.54)%oo
------------------------------------------------------------------------------------------------------------------- -----------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $165,249        $305,156    $247,066    $236,998    $270,154
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.76%           1.75%       1.77%       1.83%       1.83%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.23)%         (1.21)%     (1.30)%     (0.81)%     (1.57)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          171.14%         208.35%     195.49%     150.83%     133.51%
-------------------------------------------------------------------------------------------------------------------------------

CLASS B
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  17.38        $  13.62    $  11.40    $  10.33    $  10.67
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.29)          (0.30)      (0.26)      (0.17)      (0.25)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments
   and foreign currency transactions*                             (6.85)           4.06        2.48        1.24       (0.09)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (7.14)           3.76        2.22        1.07       (0.34)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $  10.24        $  17.38    $  13.62    $  11.40    $  10.33
===============================================================================================================================
TOTAL RETURN                                                     (41.08)%         27.61%      19.47%      10.36%      (3.19)%oo
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  7,086        $ 28,767    $ 32,534    $ 40,428    $ 57,700
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.51%           2.50%       2.52%       2.58%       2.58%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.98)%         (1.96)%     (2.05)%     (1.56)%     (2.32)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          171.14%         208.35%     195.49%     150.83%     133.51%
-------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS C
-------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  17.39        $  13.63    $  11.40    $  10.33    $  10.67
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.28)          (0.30)      (0.26)      (0.17)      (0.25)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (6.86)           4.06        2.49        1.24       (0.09)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (7.14)           3.76        2.23        1.07       (0.34)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $  10.25        $  17.39    $  13.63    $  11.40    $  10.33
===============================================================================================================================
TOTAL RETURN                                                     (41.06)%         27.59%      19.56%      10.36%      (3.19)%oo
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 53,538        $ 27,633    $ 20,161    $ 18,001    $ 22,401
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.51%           2.50%       2.52%       2.58%       2.58%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.98)%         (1.96)%     (2.05)%     (1.56)%     (2.32)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          171.14%         208.35%     195.49%     150.83%     133.51%
-------------------------------------------------------------------------------------------------------------------------------

CLASS D
-------------------------------------------------------------------------------------------------------------------------------
                                                               11/1/07                        YEAR ENDED OCTOBER 31,
                                                                  TO           ------------------------------------------------
                                                               5/16/08+            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  17.35        $  13.60    $  11.38    $  10.31    $  10.65
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.08)          (0.30)      (0.26)      (0.17)      (0.25)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (1.34)           4.05        2.48        1.24       (0.09)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (1.42)           3.75        2.22        1.07       (0.34)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $  15.93        $  17.35    $  13.60    $  11.38    $  10.31
===============================================================================================================================
TOTAL RETURN                                                      (8.18)%         27.57%      19.51%      10.38%      (3.19)%oo
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                             --        $ 77,381    $ 65,436    $ 67,135    $ 83,800
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.52%++         2.50%       2.52%       2.58%       2.58%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.95)%++       (1.96)%     (2.05)%     (1.56)%     (2.32)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          171.14%+++      208.35%     195.49%     150.83%     133.51%
-------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS R
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.62        $  15.30    $  12.74    $  11.49    $  11.80
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.24)          (0.25)      (0.22)      (0.13)      (0.21)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (7.76)           4.57        2.78        1.38       (0.10)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (8.00)           4.32        2.56        1.25       (0.31)
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $  11.62        $  19.62    $  15.30    $  12.74    $  11.49
===============================================================================================================================
TOTAL RETURN                                                     (40.77)%         28.23%      20.09%      10.88%      (2.63)%oo
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  2,067        $  1,282    $    492    $    287    $    197
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.01%           2.00%       2.02%       2.08%       2.08%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (1.48)%         (1.46)%     (1.55)%     (1.06)%     (1.82)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          171.14%         208.35%     195.49%     150.83%     133.51%
-------------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL GROWTH FUND

CLASS A
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 YEAR ENDED OCTOBER 31,
                                                               ----------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  21.82        $  15.58    $  12.56    $  12.01    $   9.90
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
-------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                                  --           (0.11)      (0.09)      (0.02)      (0.15)
-------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                (10.95)           6.35        3.11        0.57        2.26
-------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                 (10.95)           6.24        3.02        0.55        2.11
-------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
-------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
-------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   7.81        $  21.82    $  15.58    $  12.56    $  12.01
===============================================================================================================================
TOTAL RETURN                                                     (58.06)%         40.05%      24.04%       4.58%      21.31%
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 17,997        $ 59,856    $ 47,192    $ 36,963    $ 30,553
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.08%           2.00%       2.08%       2.08%       2.80%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.01)%         (0.62)%     (0.61)%     (0.13)%     (1.39)%
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%         235.33%     165.09%     189.17%     241.12%
-------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
-------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.12%                       2.09%       2.32%
-------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.05)%                     (0.62)%     (0.37)%
-------------------------------------------------------------------------------------------------------------------------------

----------
See footnotes on page 62.

Financial Highlights

CLASS B
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.43        $  13.98    $  11.35    $  10.93    $   9.08
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.10)          (0.22)      (0.18)      (0.10)      (0.22)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (9.52)           5.67        2.81        0.52        2.07
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.62)           5.45        2.63        0.42        1.85
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.75        $  19.43    $  13.98    $  11.35    $  10.93
====================================================================================================================================
TOTAL RETURN                                                     (58.41)%         38.98%      23.17%       3.84%      20.37%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  2,083        $  9,126    $  7,852    $  7,488    $  6,537
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.83%           2.75%       2.83%       2.83%       3.55%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.76)%         (1.37)%     (1.36)%     (0.88)%     (2.14)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%         235.33%     165.09%     189.17%     241.12%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.87%                       2.84%       3.07%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.80)%                     (1.37)%     (1.12)%
------------------------------------------------------------------------------------------------------------------------------------

CLASS C
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  19.46        $  14.00    $  11.37    $  10.95    $   9.09
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.09)          (0.22)      (0.18)      (0.10)      (0.22)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (9.54)           5.68        2.81        0.52        2.08
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (9.63)           5.46        2.63        0.42        1.86
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   6.77        $  19.46    $  14.00    $  11.37    $  10.95
====================================================================================================================================
TOTAL RETURN                                                     (58.37)%         39.00%      23.13%       3.84%      20.46%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $ 10,403        $  9,533    $  6,916    $  5,233    $  2,574
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.83%           2.75%       2.83%       2.83%       3.55%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.76)%         (1.37)%     (1.36)%     (0.88)%     (2.14)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%         235.33%     165.09%     189.17%     241.12%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.87%                       2.84%       3.07%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.79)%                     (1.37)%     (1.12)%
------------------------------------------------------------------------------------------------------------------------------------

---------
See footnotes on page 62.

Financial Highlights

CLASS D
------------------------------------------------------------------------------------------------------------------------------------
                                                               11/1/07                        YEAR ENDED OCTOBER 31,
                                                                  TO           -----------------------------------------------------
                                                               5/16/08+            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                           $  19.46        $  14.01    $  11.38    $  10.96    $   9.10
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.03)          (0.22)      (0.18)      (0.10)      (0.22)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                 (2.58)           5.67        2.81        0.52        2.08
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                  (2.61)           5.45        2.63        0.42        1.86
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                 $  13.79        $  19.46    $  14.01    $  11.38    $  10.96
====================================================================================================================================
TOTAL RETURN                                                     (15.20)%         38.90%      23.11%       3.83%      20.44%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                             --        $ 22,835    $ 19,676    $ 16,951    $ 11,138
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.82%++         2.75%       2.83%       2.83%       3.55%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.45)%++       (1.39)%     (1.36)%     (0.88)%     (2.14)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%+++      235.33%     165.09%     189.17%     241.12%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.83%++                     2.84%       3.07%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.46)%++                   (1.37)%     (1.12)%
------------------------------------------------------------------------------------------------------------------------------------

CLASS I
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                 2008              2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  23.04        $  16.35    $  13.09    $  12.44    $  10.13
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                                       0.10              --        0.01        0.06       (0.02)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                (11.70)           6.69        3.25        0.59        2.33
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                 (11.60)           6.69        3.26        0.65        2.31
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   8.38        $  23.04    $  16.35    $  13.09    $  12.44
====================================================================================================================================
TOTAL RETURN                                                     (57.77)%         40.92%      24.90%       5.23%      22.80%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $  9,083        $ 16,332    $ 11,740    $  9,292    $  7,911
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            1.41%           1.36%       1.38%       1.46%       1.59%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets        0.66%           0.02%       0.09%       0.49%      (0.18)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%         235.33%     165.09%     189.17%     241.12%
------------------------------------------------------------------------------------------------------------------------------------

---------
See footnotes on page 62.

Financial Highlights

CLASS R
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      YEAR ENDED OCTOBER 31,
                                                               ---------------------------------------------------------------------
                                                                   2008            2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA:
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                             $  21.65        $  15.50    $  12.53    $  12.00    $   9.90
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
------------------------------------------------------------------------------------------------------------------------------------
Net investment loss                                               (0.04)          (0.16)      (0.12)      (0.05)      (0.18)
------------------------------------------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments and
   foreign currency transactions*                                (10.83)           6.31        3.09        0.58        2.28
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS                                 (10.87)           6.15        2.97        0.53        2.10
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
------------------------------------------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                      (3.06)             --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                                               (3.06)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR                                   $   7.72        $  21.65    $  15.50    $  12.53    $  12.00
====================================================================================================================================
TOTAL RETURN                                                     (58.16)%         39.68%      23.70%       4.42%      21.21%
------------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                         $    414        $    531    $    149    $    110    $      2
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.33%           2.25%       2.33%       2.33%       3.05%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.26)%         (0.87)%     (0.86)%     (0.38)%     (1.64)%
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          344.77%         235.33%     165.09%     189.17%     241.12%
------------------------------------------------------------------------------------------------------------------------------------
Without expense reimbursemento:
------------------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                            2.37%                       2.34%       2.57%
------------------------------------------------------------------------------------------------------------------------------------
Ratio of net investment loss to average net assets                (0.30)%                     (0.87)%     (0.62)%
------------------------------------------------------------------------------------------------------------------------------------

---------
        * Certain per share amounts for periods prior to November 1, 2006 were reclassified to conform to the current period's presentation.

       **   Less than $0.01.

        +   Date of conversion to Class C shares.

       ++   Annualized.

      +++   Computed at the Fund level for the year ended October 31, 2008.

        o The Manager has contractually undertaken to waive its management fee and/or to reimburse expenses to the extent a Fund's "other expenses" (other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.85% per annum of average daily net assets of Seligman Emerging Markets Fund, Seligman Global Growth Fund, and Seligman International Growth Fund. These undertakings will remain in effect at least until February 28, 2009. Other fee waiver/expense reimbursement arrangements were in effect prior to these current arrangements.

      oo Excluding the effect of certain payments received from the Manager in 2004 (Note 10), total returns would have been as follows: for Global Growth Fund Class A, B, C, D, I, and R 17.56%, 16.63%, 16.60%, 16.43%, 18.28%, and 17.24%, respectively; for Global Smaller Companies Fund Class A, B, C, D, I, and R 15.84%, 14.95%, 14.93%, 14.92%, 16.58%, and 15.58%, respectively; and for Global Technology Fund Class A, B, C, D, and R (2.87)%, (3.52)%, (3.52)%, (3.52)%, and
            (2.96)%, respectively.

      (1) In June 2008, the Global Smaller Companies Fund received its portion of the proceeds from a regulatory settlement between an unaffiliated third party and the SEC, which increased the total return by 0.09% (Note 9).

See Notes to Financial Statements.

Report of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF SELIGMAN GLOBAL FUND SERIES, INC.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Seligman Global Fund Series, Inc. (the "Funds") comprising the Emerging Markets Fund, the Global Growth Fund, the Global Smaller Companies Fund, the Global Technology Fund, and the International Growth Fund as of October 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.

Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the Seligman Global Fund Series, Inc. as of October 31, 2008, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
December 30, 2008

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement and the Subadvisory Agreement

In the discussion below, the term "Series" refers to Seligman Global Fund Series, Inc. and the term "Fund" refers to Seligman Emerging Markets Fund, the Global Growth Fund, Seligman Global Smaller Companies Fund, Seligman Global Technology Fund and Seligman International Growth Fund.

BACKGROUND

On July 7, 2008, RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the shareholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction results in the automatic termination of the Series' management agreements with Seligman relating to each Fund (the "Seligman Management Agreements") and the subadvisory agreement (the "Seligman Subadvisory Agreement") between Seligman and Wellington Management Company, LLP ("Wellington" or "Subadviser") relating to Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund (the "Subadvised Funds"). In anticipation of the termination of the Seligman Management Agreements and the Seligman Subadvisory Agreement, at a meeting held on July 29, 2008, the directors of the Series, of which each Fund is a separate series, unanimously approved an investment management agreement with RiverSource in respect of the Funds (the "Proposed Advisory Agreement"). In addition, in the case of each of the Subadvised Funds, the directors unanimously approved a subadvisory agreement between RiverSource and Wellington (the "Proposed Subadvisory Agreement"). At the special meeting of shareholders of the Series held on November 3, 2008, the shareholders of each Fund approved the Proposed Advisory Agreement for such Fund and the shareholders of each Subadvised Fund also approved the Proposed Subadvisory Agreement for such Fund. The Transaction closed on November 7, 2008, and upon the closing, RiverSource became the investment advisor to each Fund.

BOARD CONSIDERATIONS

Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approvals by, Seligman, RiverSource and Ameriprise. In addition, prior to the approval of the Proposed Subadvisory Agreement, the directors also requested and evaluated extensive materials provided by the Subadviser with respect to each Subadvised Fund.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource and the Proposed Subadvisory Agreement between RiverSource and Wellington. The independent directors also discussed the proposed approvals with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Series (and each Fund) with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Series (and each Fund), and the overall arrangements between the Series (and each Fund) and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Series (and each Fund) and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The directors also determined that the selection of Wellington, to subadvise the Subadvised Funds as provided in the Proposed Subadvisory Agreement, was also fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

(i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

(ii) the capabilities of RiverSource and the Subadviser with respect to compliance and their regulatory histories;

(iii) an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

(iv) that the portfolio management team for each Fund would not change as a result of the Transaction;

(v) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Series (and each Fund) or its shareholders;

(vi) that within the past year the directors had performed a full annual review of the Seligman Management and Subadvisory Agreements, as required by the Investment Company Act of 1940 ("1940 Act"), for the Series (and each Fund) and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for each Fund and the subadvisory fee rate for each Subadvised Fund were satisfactory;

(vii) the potential benefits to the Series (and each Fund) of the combination of RiverSource and Seligman, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Series (and each Fund); and the potential for realization of economies of scale over time since the Series (and each Fund) will be part of a much larger fund complex;

(viii) the fact that each Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement and, for the Subadvised Funds, the Proposed Subadvisory Agreement, but would remain the same;

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement and the Subadvisory Agreement

(ix) that RiverSource, and not the Series or Funds, would bear the costs of obtaining all approvals of the Proposed Advisory and Subadvisory Agreements;

(x) the qualifications of the personnel of RiverSource, Ameriprise and Wellington that would provide advisory, subadvisory and administrative services to the Series (and each Fund);

(xi) the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xii) the terms and conditions of the Proposed Subadvisory Agreement, including that it was the same as the Seligman Subadvisory Agreement in all material respects;

(xiii) that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Series and each Fund; and

(xiv) that certain members of RiverSource's management have a significant amount of experience integrating other fund families; and

(xv) their knowledge of the nature and quality of services provided by the Subadviser gained from its experience as directors of the Series in the Seligman Group of Funds for which the Subadviser provides services and its overall confidence in its integrity and competence gained from that experience.

NATURE, EXTENT AND QUALITY OF SERVICES PROVIDED

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory and Subadvisory Agreements, the directors considered, among other things, the expected impact of the Transaction on the operations of the Series and each Fund, the information provided by RiverSource and Wellington with respect to the nature, extent and quality of services to be provided by them and RiverSource's and Wellington's compliance programs and compliance records, and presentations provided on the quality of RiverSource's and Wellington's investment research capabilities and the other resources they and Ameriprise have indicated that they would dedicate to performing services for the Series and each Fund.

The directors noted the professional experience and qualifications of the current portfolio management team of each Fund and other senior personnel of RiverSource and Wellington. The directors considered a report by the Series' Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Series' Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the funds managed by RiverSource. The directors also considered RiverSource's and Wellington's presentations on the selection of brokers and dealers for portfolio transactions and noted that they receive regular reports concerning such selection by Wellington and that RiverSource would provide similar reports in the future. As administrative services (provided under each Seligman Management Agreement) would be provided to the Series (and each Fund) by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as RiverSource's and Ameriprise's role in coordinating the activities of the Series' (and each Fund's) other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Series (and each Fund) to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource, Wellington and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Series (and each Fund) under the Proposed Advisory Agreement, Proposed Subadvisory Agreement and the new administrative services agreement.

COSTS OF SERVICES PROVIDED AND PROFITABILITY

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Series (and the Funds) and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource and the Subadviser had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's and the Subadviser's financial conditions based on information provided by them.

The directors noted that the proposed fees under the Proposed Advisory Agreement and, for Subadvised Funds, the Proposed Subadvisory Agreement in respect of a Fund were the same as provided under the Seligman Management and Subadvisory Agreements in respect of such Fund. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's and the Subadviser's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability, and the Subadviser's historical profitability, from its relationship with each Fund was not excessive.

FALL-OUT BENEFITS

The directors considered that RiverSource would benefit from soft dollar arrangements using portfolio brokerage of each Seligman fund that invests in equity securities. The directors also noted RiverSource's representation that none of its affiliated broker dealers was expected to provide brokerage services to any Fund. The directors recognized that the Subadviser also had benefited from, and expected to continue to benefit from, soft dollar arrangements using portfolio brokerage of the Subadvised Funds. They reviewed information about RiverSource's and the Subadviser's practices with respect to allocating portfolio brokerage for brokerage and research services.

The directors also considered that broker-dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which will become an affiliate of RiverSource following the Transaction) will receive 12b-1 fees from each Fund in respect of shares held in certain accounts, and that such Fund's distributor

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement and the Subadvisory Agreement

(which will also become a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Fund. The directors recognized that RiverSource's and Wellington's profitability would be somewhat lower without these benefits. The directors noted that RiverSource and Wellington may derive reputational and other benefits from their association with the Funds and each Subadvised Fund, respectively.

INVESTMENT RESULTS

The directors receive and review detailed performance information on each Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory and Subadvisory Agreements. The directors noted that each Fund's current portfolio management team would continue to advise that Fund after the Transaction.

The directors reviewed performance information on each Fund covering a wide range of periods, including the first six months of the calendar year, the preceding seven calendar years and annualized rolling periods ranging from one to ten years ending June 30, 2008. For most of these periods the directors reviewed information comparing each Fund to other funds with similar investment objectives as determined by Lipper, with one or more selected securities indices, to a group of competitor funds selected by Seligman and, where applicable, similar RiverSource funds. The directors also reviewed information about portfolio turnover rates of each Fund compared to other investment companies with similar investment objectives, including, where applicable, RiverSource funds.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of each Fund.

The following factors specific to each individual Fund also were noted and considered by the directors in deciding to approve the Proposed Advisory and Subadvisory Agreements:

SELIGMAN EMERGING MARKETS FUND. The directors reviewed information showing performance of the Fund compared to the Lipper Emerging Markets Fund Average and the Morgan Stanley Capital International Emerging Markets Index (the "MSCI EM Index"), as well as performance relative to the other funds in the Lipper Emerging Markets Fund Average and to a group of competitor funds selected by Seligman. Seligman reminded the directors that Wellington had assumed portfolio management responsibilities in September 2003. The directors noted the Fund's results had been improving and were above all of its benchmarks for 2007 and the first six months of 2008. The directors further noted that the Fund was above the Lipper median for the one- and three-year periods, and that the Fund's results were above its competitor average for the three-year period and Lipper benchmarks for the three-year and five-year period presented, although the Fund's results were otherwise mixed for the other periods. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

SELIGMAN GLOBAL GROWTH FUND. The directors reviewed information showing performance of the Fund compared to the Lipper Global Large-Cap Growth Funds Average, the Lipper Global Funds Average, the Morgan Stanley Capital International World Index (the "MSCI World Index") and the MSCI World Growth Index, as well as performance relative to the other funds in the Lipper Global Large-Cap Growth Funds Average and to a group of competitor funds selected by Seligman. Seligman reminded the directors that Wellington had assumed portfolio management responsibilities in September 2003. Seligman noted that the leadership of the team managing the Fund had changed in 2007. The comparative information showed that the Fund was above the Lipper median for the one-and three-year periods, and that the Fund's results were substantially above all its benchmarks for 2007 and 2004, although it generally lagged its benchmarks in other periods. Seligman stated that for periods prior to 2004 Seligman believed it was appropriate to consider the favorable historical results achieved by Wellington in the Fund's asset class, which had been an important factor in selecting Wellington as the Fund's subadviser. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

SELIGMAN GLOBAL SMALLER COMPANIES FUND. The directors reviewed information showing performance of the Fund compared to the S&P/Citigroup Broad Market Less Than US $2 Billion ("S&P/Citigroup BM") Index and the Lipper Global Small/Mid-Cap Funds Average, as well as performance relative to the other funds in the Lipper Global Small/Mid-Cap Funds Average and to a group of competitor funds selected by Seligman. The directors noted the Fund has substantial and positive returns for the full calendar-year periods after 2002, as well as the five- and three-year periods. The directors also noted that, while the Fund had negative returns in the first six months of 2008, its results were above each of its benchmarks for that period. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results since Wellington had assumed portfolio management responsibilities were satisfactory.

SELIGMAN GLOBAL TECHNOLOGY FUND. The directors reviewed information showing performance of the Fund compared to the Morgan Stanley Capital International ("MSCI") World Information Technology Index (the "MSCI WIT Index"), the MSCI World Index, the Lipper Global Science/Technology Funds Average and the Lipper Global Funds Average, as well as performance relative to the other funds in the Lipper Global Science/Technology Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Fund was above the Lipper median for all periods shown, and that its results were also above the MSCI WIT Index and Lipper Global Science/Technology Funds Average for the five-year period and above each of its benchmarks for the three-year period. For the first six months of 2008 the Fund's results were above all of its benchmarks. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement and the Subadvisory Agreement

SELIGMAN INTERNATIONAL GROWTH FUND. The directors reviewed information showing performance of the Fund compared to the Morgan Stanley Capital International Europe, Australasia and Far East Index (the "MSCI EAFE Index"), the MSCI EAFE Growth Index, the Lipper International Multi-Cap Growth Funds Average and the Lipper International Funds Average, as well as performance relative to the Lipper International Multi-Cap Growth Funds Average and to a group of competitor funds selected by Seligman. Seligman reminded the directors that Wellington had assumed portfolio management responsibilities for the Fund in September 2003. The directors noted the Fund had substantial and positive returns for the periods since 2003, other than in the most recent period, and that the Fund's results exceeded each of its benchmarks in 2007. For the first six months of 2008, the Fund's results trailed each of its benchmarks. Taking into account these comparisons and the other factors considered, the directors concluded that the Fund's investment results were satisfactory.

MANAGEMENT FEES AND OTHER EXPENSES

The directors considered the proposed advisory fee rate to be paid by each Fund to RiverSource, which is the same as the management fee rate currently paid by each Fund. The directors also considered the proposed subadvisory fee rates and the fee arrangements under the Proposed Subadvisory Agreement, which is also the same as those currently in effect with respect to the Subadvised Funds. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. The directors noted that for Seligman Emerging Markets Fund, Seligman Global Growth Fund, Seligman Global Technology Fund and Seligman International Growth Fund, the effective advisory fee rate for a RiverSource fund in the same Lipper peer group was lower than the proposed advisory fee rate for the corresponding Fund, and that the RiverSource equity fund fee rates are generally subject to adjustments based on investment performance whereas the proposed fee rates, consistent with those in the Seligman Management Agreements, do not reflect performance adjustments. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared each Fund's proposed advisory fee rate to the funds in the applicable Lipper category or a subset thereof having net assets in a range that more closely corresponded to the net assets of the Fund (a Fund's "peer group"). In considering the proposed advisory fee rates, the directors noted that each Fund's current management fee rate covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to each Fund pursuant to separate administrative services agreements initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory agreement, could be increased without shareholder approval, although RiverSource noted that, at the time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f) of the 1940 Act.

The directors also reviewed data provided by Wellington comparing the subadvisory fee rates in the Proposed Subadvisory Agreement with the rates it earns from advising other accounts. The directors noted that the subadvisory fee rates paid under the Proposed Subadvisory Agreement are generally within the range of those paid by the Subadviser's other clients of comparable size.

The directors also considered the fees that the Subadviser charges other clients with investment objectives similar to those of certain of the Funds. The directors noted that the management fee rate (and subadvisory fee rate) paid by "clone" portfolios of Seligman International Growth Fund and Seligman Global Technology Fund, are the same or higher as the fee rates charged to such Funds.

The directors also reviewed each Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of each Fund, the directors noted that each Fund has elected to have shareholder services provided at cost by SDC. SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided each Fund and their shareholders with a consistently high level of service. Seligman reviewed with the directors the view that maintaining high quality shareholder services is very important to the Funds and their shareholders. The directors concluded that the incremental cost of SDC to the Funds was reasonable in light of the high quality of service it provided. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource. Seligman also stated that custody expenses were a significant component of the total expense ratio. It explained that custodians charge a fixed fee per securities transaction processed, irrespective of the size of the transaction. For small Funds, and for Funds with high portfolio turnover rates, the per-transaction fee represents a larger percentage of net assets than for larger or less actively traded funds. Seligman added, in the cases of the Funds, that custodial fees (including the fees of foreign subcustodians) were significantly higher than those for funds that invest primarily in U.S. securities.

For each Fund, except as otherwise described in the fund-by-fund discussion that follows, the directors noted that they had concluded in their most recent continuance considerations that the management fee and total expense ratio were at an acceptable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for each Fund; that the total expense ratio had not changed materially since the time of the most recent consideration approval for each Fund; and that RiverSource had represented that the overall expenses for each Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and proposed advisory fee for each Fund anticipated to result from the proposed arrangements with RiverSource was acceptable. The directors also noted, in respect of the Funds that currently had the benefit of waiver and reimbursement policies of Seligman, that RiverSource had agreed to continue such waiver and reimbursement policies for the periods announced by Seligman.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement and the Subadvisory Agreement

The following factors specific to each individual Fund also were noted and considered by the directors in deciding to approve the Proposed Advisory and Subadvisory Agreements:

SELIGMAN EMERGING MARKETS FUND. The directors compared the Fund's management fee rate to a subset of funds in the Lipper Emerging Markets Funds Average category having net assets in a range that more closely corresponded to the net assets of the Fund (the "peer group"). The information showed that the Fund's current effective management fee rate was slightly higher than the median and lower than the average for its Lipper peer group. The directors noted that the Fund's fee rate schedule includes a breakpoint although, at the Fund's current asset levels, it was unlikely to benefit from it in the next year.

The directors also noted that the Fund's expense ratio was materially higher than the median and the average for the peer group. The directors also noted that the Fund's total expense ratio was higher than an emerging markets fund advised by RiverSource. Seligman noted that the costs associated with managing emerging markets funds generally were significantly higher than for other types of funds for a variety of reasons, including increased custody costs. Seligman explained that the Fund's high expense ratio relative to its peer group was attributable to the Fund's small size relative to the funds in its peer group, its large number of small shareholder accounts, and a relatively high volume of shareholder purchase and redemption activity. The directors also noted that, effective March 2005, Seligman had undertaken to reimburse certain of the Fund's expenses to the extent such expenses exceed a specified level and that RiverSource had agreed to continue such arrangement for the period announced by Seligman. The directors concluded that the Fund's expense ratio was understandable in the Fund's particular circumstances.

SELIGMAN GLOBAL GROWTH FUND. The directors compared the Fund's management fee rate to the funds in the Lipper Global Funds Large-Cap Growth Funds Average category (the "peer group"). The information showed that the Fund's current effective management fee rate was higher than the average and the median for the peer group. The directors noted that the Fund's fee rate schedule includes breakpoints although, at the Fund's current asset levels, it was likely only a small portion of the net assets of the Fund, if any, would be likely to benefit from them in the next year.

The directors noted that the Fund's expense ratio was materially higher than the median and the average for the peer group and that the Fund's expense ratio is higher than a RiverSource fund included in the peer group. Seligman explained that the Fund's high expense ratio was in part attributable to the Fund's small size relative to the funds in its peer group and that the Fund's large number of small shareholder accounts, relatively high custody costs and a relatively high management fee also contributed to the higher expense ratio. The directors noted that, effective November 2004 Seligman had undertaken to reimburse certain of the Fund's expenses to the extent they exceed a specified percentage of average daily net assets, and that the effect of this undertaking was reflected in the expense ratio information they reviewed. The directors noted that RiverSource had agreed to continue the current reimbursements for the period announced by Seligman. The directors concluded that the Fund's expense ratio was understandable in the Fund's particular circumstances.

SELIGMAN INTERNATIONAL GROWTH FUND. The Fund's peer group consisted of the funds in the Lipper International Multi-Cap Growth Fund category (the "peer group"). The information showed that the Fund's current effective management fee rate was somewhat higher than the average and the median for the peer group. The directors noted that the Fund's fee rate reflected the effect of a breakpoint in the fee schedule.

The directors also noted that the Fund's expense ratio was materially higher than the median and the average for the peer group. Seligman noted that the costs associated with managing international funds generally were higher than for other types of funds for a variety of reasons, including increased custody costs. It explained that the Fund's high expense ratio relative to its peer group was attributable to the Fund's small size relative to the funds in its peer group, its large number of small shareholder accounts and high custody fees. The directors noted that Seligman had undertaken to reimburse certain of the Fund's expenses to the extent they exceed a specified level, and that the effect of this undertaking was reflected in the expense ratio information they reviewed. The directors noted that RiverSource had agreed to continue the current reimbursements for the period announced by Seligman. The directors were satisfied that the Fund's expense ratio was understandable in the Fund's particular circumstances.

ECONOMIES OF SCALE

The directors noted that the management fee schedules for the Funds contain breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers or subadivsers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Funds, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Funds' breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that each Fund's breakpoint arrangements were acceptable under that Fund's circumstances. The directors also recognized that the Funds may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Proxy Results

Shareholders of Seligman Global Fund Series, Inc. voted on three proposals at a Special Meeting of Stockholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

PROPOSAL 1

To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                         FOR           AGAINST       ABSTAIN
--------------------------------------------------------------------------------
Emerging Markets Fund                4,662,689.177   230,665.970    158,927.330
--------------------------------------------------------------------------------
Global Growth Fund                   1,678,079.621    60,656.027     67,259.312
--------------------------------------------------------------------------------
Global Smaller Companies Fund        8,091,098.070   263,794.690    202,024.903
--------------------------------------------------------------------------------
Global Technology Fund               8,556,248.295   356,899.944    277,493.384
--------------------------------------------------------------------------------
International Growth Fund            3,155,833.797    89,608.507     63,801.395
--------------------------------------------------------------------------------

PROPOSAL 2

To consider and vote upon the proposed Sub-advisory Agreement between Wellington Management Company, LLP and RiverSource Investments, LLC:

                                         FOR           AGAINST       ABSTAIN
--------------------------------------------------------------------------------
Emerging Markets Fund                4,707,565.225   207,723.547   136,993.705
--------------------------------------------------------------------------------
Global Growth Fund                   1,679,295.637    55,781.799    70,917.524
--------------------------------------------------------------------------------
Global Smaller Companies Fund        8,134,414.780   230,216.721   192,286.162
--------------------------------------------------------------------------------
International Growth Fund            3,164,289.013    86,994.820    57,959.866
--------------------------------------------------------------------------------

PROPOSAL 3

To elect ten directors to the Board:

                                        FOR          WITHHELD
-----------------------------------------------------------------
Kathleen Blatz                    33,463,967.603   1,517,412.819
-----------------------------------------------------------------
Arne H. Carlson                   33,453,750.078   1,527,630.344
-----------------------------------------------------------------
Pamela G. Carlton                 33,437,208.195   1,544,172.227
-----------------------------------------------------------------
Patricia M. Flynn                 33,441,481.924   1,539,898.498
-----------------------------------------------------------------
Anne P. Jones                     33,445,913.791   1,535,466.631
-----------------------------------------------------------------
Jeffrey Laikind                   33,440,315.339   1,541,065.083
-----------------------------------------------------------------
Stephen R. Lewis, Jr.             33,443,555.191   1,537,825.231
-----------------------------------------------------------------
Catherine James Paglia            33,452,279.537   1,529,100.885
-----------------------------------------------------------------
Alison Taunton-Rigby              33,443,457.902   1,537,922.520
-----------------------------------------------------------------
William F. Truscott               33,440,950.660   1,540,429.762
-----------------------------------------------------------------

Directors and Officers

Shareholders elect a Board of Directors that oversees the Funds' operations. In connection with the acquisition of the Funds' prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Funds voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Funds' Board. Messrs. Maher and Richie served on the Funds' Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors

NAME, (AGE), POSITION(S)
HELD WITH THE FUNDS                    PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS, DIRECTORSHIPS AND OTHER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
KATHLEEN BLATZ (54)1,2,6,7             Attorney. Formerly, Chief Justice, Minnesota Supreme Court, 1998-2006.
o  Director: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
ARNE H. CARLSON (73)1,2,3,5,6          Formerly, Chairman, RiverSource Funds, 1999-2006; Governor of Minnesota.
o  Director: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
PAMELA G. CARLTON (53)4,6,7            President, Springboard -- Partners in Cross Cultural Leadership (consulting company).
o  Director: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
PATRICIA M. FLYNN (57)1,3,6            Trustee Professor of Economics and Management, Bentley College. Formerly, Dean, McCallum
o  Director: From                      Graduate School of Business, Bentley College.
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
ANNE P. JONES (73)1,2,6,7              Attorney and Consultant.
o  Director: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
JEFFREY LAIKIND, CFA (72)4,6,7         Director, American Progressive Insurance. Formerly, Managing Director, Shikiar Asset
o  Director: From                      Management.
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
STEPHEN R.                             President Emeritus and Professor of Economics, Carleton College; Director, Valmont
LEWIS, JR. (69)1,2,3,4,6               Industries, Inc. (manufactures irrigation systems).
o  Director and Chairman
   of the Board: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
JOHN F. MAHER (64)4,6,7                Retired President and Chief Executive Officer, and former Director, Great Western Financial
o  Director: December 2006             Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a
   to Date                             federal savings bank).
------------------------------------------------------------------------------------------------------------------------------------
CATHERINE JAMES                        Director, Enterprise Asset Management, Inc. (private real estate and asset management
PAGLIA (55)2,3,4,5,6                   company).
o  Director: From
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------
LEROY C. RICHIE (66)3,4,6              Counsel, Lewis & Munday, P.C. (law firm); Director, Vibration Control Technologies, LLC
o  Director: 2000 to Date              (auto vibration technology); Lead Outside Director, Digital Ally Inc. (digital imaging) and
                                       Infinity, Inc. (oil and gas exploration and production); Director and Chairman, Highland
                                       Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation;
                                       Director, OGE Energy Corp. (energy and energy services provider). Formerly, Chairman and
                                       Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards);
                                       Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New
                                       York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and
                                       Detroit Economic Growth Corp.
------------------------------------------------------------------------------------------------------------------------------------
ALLISON TAUNTON-                       Chief Executive Officer and Director, RiboNovix, Inc. since 2003 (biotechnology); Director,
RIGBY (64)3,4,5,6                      Idera Pharmaceutical, Inc. (biotechnology); Healthways, Inc. (health management programs).
o  Director: From                      Formerly, President, Forester Biotech.
   November 7, 2008
------------------------------------------------------------------------------------------------------------------------------------

Directors and Officers

Interested Director*

NAME, (AGE), POSITION(S)
HELD WITH THE FUNDS, ADDRESS           PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS, DIRECTORSHIPS AND OTHER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM F. TRUSCOTT (47)*6             President -- US Asset Management and Chief Investment Advisor, Ameriprise Financial, Inc.
o  Director and Vice                   and President, Chairman of the Board, and Chief Investment Officer, RiverSource
   President: From                     Investments, LLC; Director, President and Chief Executive Officer, Ameriprise Certificate
   November 7, 2008                    Company; and Chairman of the Board, Chief Executive Officer, and President, RiverSource
                                       Distributors, Inc. Formerly, Senior Vice President -- Chief Investment Officer, Ameriprise
                                       Financial, Inc.; and Chairman of the Board and Chief Investment Officer, RiverSource
                                       Investments, LLC, 2001-2005.
------------------------------------------------------------------------------------------------------------------------------------

----------
* Mr. Truscott is considered an "interested person" of the Funds, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

Member:     1 Board Governance Committee

            2 Compliance Committee

            3 Contracts Committee

            4 Distribution Committee

            5 Executive Committee

            6 Investment Review Committee

            7 Joint Audit Committee

Officers of the Funds

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Funds, the Funds' other officers are:

NAME, (AGE), POSITION(S)
HELD WITH THE FUNDS, ADDRESS           PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
PATRICK T. BANNIGAN (42)               Director and Senior Vice President -- Asset Management, Products and Marketing,
o  President: From                     RiverSource Investments, LLC; Director and Vice President -- Asset Management, Products
   November 7, 2008                    and Marketing, RiverSource Distributors, Inc. Formerly, Managing Director and Global Head
o  172 Ameriprise Financial            of Product, Morgan Stanley Investment Management, 2004-2006; President, Touchstone
   Center                              Investments, 2002-2004.
   Minneapolis, MN 55474

------------------------------------------------------------------------------------------------------------------------------------
MICHELLE M. KEELEY (44)                Executive Vice President -- Equity and Fixed Income, Ameriprise Financial, Inc. and
o  Vice President: From                RiverSource Investments, LLC; Vice President -- Investments, Ameriprise Certificate
   November 7, 2008                    Company. Formerly, Senior Vice President -- Fixed Income, Ameriprise Financial, Inc.,
o  172 Ameriprise Financial            2002-2006 and RiverSource Investments, LLC, 2004-2006.
   Center
   Minneapolis, MN 55474

------------------------------------------------------------------------------------------------------------------------------------
AMY K. JOHNSON (42)                    Vice President -- Asset Management and Trust Company Services, RiverSource Investments,
o  Vice President: From                LLC. Formerly, Vice President -- Operations and Compliance, RiverSource Investments, LLC,
   November 7, 2008                    2004-2006; Director of Product Development -- Mutual Funds, Ameriprise Financial, Inc.,
o  5228 Ameriprise Financial           2001- 2004.
   Center
   Minneapolis, MN 55474

------------------------------------------------------------------------------------------------------------------------------------
SCOTT R. PLUMMER (49)                  Vice President and Chief Counsel -- Asset Management, Ameriprise Financial, Inc.; Chief
o  Vice President, General             Counsel, RiverSource Distributors, Inc. and Chief Legal Officer and Assistant Secretary,
   Counsel and Secretary:              RiverSource Investments, LLC; Vice President, General Counsel, and Secretary, Ameriprise
   From November 7, 2008               Certificate Company. Formerly, Vice President -- Asset Management Compliance, Ameriprise
o  5228 Ameriprise Financial           Financial, Inc., 2004-2005; Senior Vice President and Chief Compliance Officer, USBancorp
   Center                              Asset Management, 2002-2004.
   Minneapolis, MN 55474

------------------------------------------------------------------------------------------------------------------------------------
LAWRENCE P. VOGEL (52)                 Treasurer of each of the investment companies of the Seligman Group of Funds since 2000;
o  Treasurer: 2000 to Date             and Treasurer, Seligman Data Corp. since 2000. Formerly, Senior Vice President, J. & W.
o  100 Park Avenue                     Seligman & Co. Incorporated and Vice President of each of the investment companies of the
   New York, NY 10017                  Seligman Group of Funds, 1992-2008.

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

Directors and Officers

Officers of the Funds

NAME, (AGE), POSITION(S)
HELD WITH THE FUNDS, ADDRESS           PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS
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
ELEANOR T.M. HOAGLAND (56)             Chief Compliance Officer, RiverSource Investments, LLC (J. & W. Seligman & Co.
o  Chief Compliance Officer:           Incorporated prior to November 7, 2008), of each of the investment companies of the
   2004 to Date                        Seligman Group of Funds since 2004; Money Laundering Prevention Officer and Identity
o  Money Laundering                    Theft Prevention Officer, RiverSource Investments, LLC for each of the investment
   Prevention Officer and              companies of the Seligman Group of Funds since November 7, 2008. Formerly, Managing
   Identity Theft Prevention           Director, J. & W. Seligman & Co. Incorporated and Vice President of each of the
   Officer: From November              investment companies of the Seligman Group of Funds, 2004-2008.
   7, 2008
o  100 Park Avenue
   New York, NY 10017
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

The Funds' Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect (212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Funds, or to make shareholder inquiries.

Additional Fund Information

US TAX INFORMATION

The following information is provided as required by US tax regulations. Shareholders receiving a distribution from a Fund in 2008 will be sent Form 1099-DIV by January 31, 2009 to report the distributions on their income tax returns.

For the fiscal year ended October 31, 2008, Seligman Emerging Markets Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund each designates the maximum amount allowable of their distributions taxable as ordinary income as qualified dividend income. The maximum amount allowable for Seligman Emerging Markets Fund was 12.03% for Class A, 12.14% for Class B, 10.41% for Class C, 10.78% for Class D, 13.09% for Class I, and 6.78% for Class
R. The maximum amount allowable for Seligman Global Smaller Companies Fund was 36.82% for Class A, 37.06% for Class B, 32.44% for Class C, 32.84% for Class D, 24.89% for Class I, and 22.70% for Class R. The maximum amount allowable for Seligman International Growth Fund was 16.87% for Class A, 16.08% for Class B, 14.55% for Class C, 15.33% for Class D, 17.24% for Class I, and 11.80% for Class
R. With regard to the November 2007 distributions, Seligman Emerging Markets Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund each elected to give the benefit of foreign tax credits to their shareholders. For the fiscal year ended October 31, 2008, Seligman Emerging Markets Fund, Seligman Global Smaller Companies Fund and Seligman International Growth Fund paid foreign taxes of $295,063, $152,412, and $145,371, respectively, and recognized foreign source income of $2,079,958, $3,470,705, and $1,493,486 respectively.

QUARTERLY SCHEDULE OF INVESTMENTS

A complete schedule of portfolio holdings owned by each Fund will be filed with the SEC for the first and third quarter of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at WWW.SEC.GOV.(1) In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained in the Series' Form N-Q is also made available to shareholders on Seligman's website at WWW.SELIGMAN.COM.(1)

PROXY VOTING

A description of the policies and procedures used by the Series to determine how to vote proxies relating to portfolio securities as well as information regarding how the Series voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at WWW.SEC.GOV.(1) Information for each new 12-month period ended June 30 will be available by no later than August 31 of that year.

This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of each Fund of Seligman Global Fund Series, Inc., which contains information about the sales charges, expenses and additional risk factors. Please read the prospectus carefully before investing or sending money.

----------
(1) THESE WEBSITE REFERENCES ARE INACTIVE TEXTUAL REFERENCES AND INFORMATION CONTAINED IN OR OTHERWISE ACCESSIBLE THROUGH THESE WEBSITES DOES NOT FORM A PART OF THIS REPORT OR THE SERIES' PROSPECTUSES OR STATEMENT OF ADDITIONAL INFORMATION.

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This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of each Fund of Seligman Global Fund Series, Inc. which contains information about the investment objectives, risks, charges, and expenses of the Funds, each of which should be considered carefully before investing or sending money.

                                                                   EQSGFS2 10/08

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